   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          COOPER TIRE & RUBBER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                     3011                                    34-4297750
     (State or Other Jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
      Incorporation or Organization)              Classification Code Number)                   Identification Number)

                                701 LIMA AVENUE
                              FINDLAY, OHIO 45840
                                 (419) 423-1321
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            RICHARD D. TEEPLE, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                701 LIMA AVENUE
                              FINDLAY, OHIO 45840
                                 (419) 423-1321
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                   DAVID P. PORTER, ESQ.                                       R. STEVEN KESTNER, ESQ.
                 JONES, DAY, REAVIS & POGUE                                     BAKER & HOSTETLER LLP
                        NORTH POINT                                           3200 NATIONAL CITY CENTER
                    901 LAKESIDE AVENUE                                         1900 EAST NINTH STREET
                   CLEVELAND, OHIO 44114                                        CLEVELAND, OHIO 44114
                       (216) 586-3939                                               (216) 621-0200

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement and all other conditions precedent to the merger of The Standard Products Company with and into the registrant have been satisfied or waived as described in the enclosed proxy statement-prospectus.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)     REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share                               15,169,000 shares           $20.40              $309,489,399              $86,038
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights       15,169,000 rights             (4)                    (4)                    (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of common stock and related preferred stock purchase rights of Cooper Tire & Rubber Company, the registrant, estimated to be issuable upon (a) the consummation of the merger of Cooper and The Standard Products Company, and (b) the exercise of options to purchase Cooper common stock to be issued upon the conversion of all options to purchase Standard common shares that may be outstanding when the merger becomes effective.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933 based on the product of (a) $34.66, the average of the high and low sales prices of Standard common shares on the New York Stock Exchange Composite Tape on September 1, 1999 and (b) 8,929,296, the maximum number of Standard common shares exchangeable for Cooper common stock in the merger, plus all options to purchase Standard Products common shares that may be outstanding when the merger is effective. The proposed maximum offering price per share is based upon the proposed maximum aggregate offering price divided by the amount of shares to be registered.

(3) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as the product of .000278 and the proposed maximum aggregate offering price. A fee of $116,875 was paid by Standard on August 19, 1999 pursuant to Rule 14a-6(i)(1) and Rule 0-11(c) promulgated under the Securities Exchange Act of 1934 upon filing by Standard of a preliminary proxy statement-prospectus relating thereto. Pursuant to Rule 457(b) promulgated under the Securities Act of 1933 and Section 14(g)(1)(B) of the Securities Exchange Act of 1934 and Rule 0-11 promulgated thereunder, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing, and no additional payment is required.

(4) No additional consideration will be paid for, and no registration fee is required in connection with the registration of, the preferred stock purchase rights.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this document is not complete and may be changed. Cooper Tire & Rubber Company may not issue the securities described in this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities in any state where the offer or sale is not permitted.

[LOGO]                           Subject to Completion, Dated September 3, 1999.

                         THE STANDARD PRODUCTS COMPANY

                   PROPOSED MERGER -- YOUR VOTE IS IMPORTANT

    The board of directors of The Standard Products Company has approved a merger agreement pursuant to which Cooper Tire & Rubber Company will acquire Standard. We expect the combined company to generate over $3 billion in annual revenues in the first full year of combined operation and to be the largest manufacturer of automotive sealing systems in North America. If the merger agreement and the related transactions are approved by the shareholders of Standard and all other closing conditions are satisfied or waived then:

    - if the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is $18 or greater, Standard will merge with and into Cooper, the separate corporate existence of Standard will cease and each shareholder's outstanding Standard common shares will be converted, based on the election of the shareholder and subject to certain conditions, into the right to receive $36.50 in cash, Cooper common stock or a combination of cash and Cooper common stock (with the amount of stock determined according to the exchange ratio described below); and

    - if the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is less than $18, CTB Acquisition Company, a wholly owned subsidiary of Cooper, will merge with and into Standard, Standard will become a subsidiary of Cooper, and each outstanding Standard common share will be converted into the right to receive $36.50 in cash.

    The exchange ratio used to determine the number of shares of Cooper common stock that will be issued as part of the merger consideration will be subject to a collar arrangement. The exchange ratio for Cooper common stock will be determined by dividing $36.50 by the average closing price of Cooper common stock for the 20 trading days ending five trading days prior to the merger's closing date; however, if the average closing price is above $24.80, the exchange ratio will be fixed at 1.472 shares of Cooper common stock for each Standard common share and if the average closing price is below $20, the exchange ratio will be fixed at 1.825 shares of Cooper common stock for each Standard common share. Cooper common stock is listed on the NYSE under the symbol "CTB."

    The merger cannot be completed unless Standard's shareholders adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper. We have scheduled a special meeting of Standard's shareholders to vote on the merger agreement and the acquisition. The date, time and place of the special meeting are:

                                  October 26, 1999
                                  9:00 a.m., Cleveland, Ohio Time
                                  Standard's Reid Division
                                  2130 West 110th Street
                                  Cleveland, Ohio 44102

    Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the merger agreement and the related transactions. Not returning your proxy card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against the merger agreement and the related transactions. Also enclosed is an Election Form and Letter of Transmittal. If you want to make an election to receive cash, Cooper common stock or a combination of cash and Cooper common stock in the merger, you must complete the form and send in your certificates in accordance with the instructions to the form. The failure to complete the form and send in your certificates, or to instruct your broker to do so on your behalf, will result in your receiving merger consideration under the default provisions of the merger agreement if the merger is approved. Please note that submission of the Election Form and Letter of Transmittal by itself without execution of the proxy card will not constitute a vote.

    THE BOARD OF DIRECTORS OF STANDARD STRONGLY SUPPORTS THIS MERGER WITH COOPER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND AUTHORIZE THE ACQUISITION OF STANDARD'S COMMON SHARES BY COOPER UNDER THE OHIO CONTROL SHARE ACQUISITION ACT.

                                            /s/ RONALD L. ROUDEBUSH
                                            Ronald L. Roudebush
                                            Vice Chairman and
                                            Chief Executive Officer
                                            The Standard Products Company

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER BEFORE DECIDING HOW TO VOTE YOUR SHARES.

-------------------------------------------------------------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SHARES OF COOPER TIRE & RUBBER COMPANY COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS OR HAS DETERMINED WHETHER THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

Proxy statement-prospectus dated September   , 1999 and first mailed to
shareholders on September   , 1999.

[LOGO]
                         THE STANDARD PRODUCTS COMPANY
                             2401 SOUTH GULLEY ROAD
                            DEARBORN, MICHIGAN 48124

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 26, 1999

                             ---------------------

To the Shareholders of
The Standard Products Company:

     We will hold a special meeting of shareholders of The Standard Products Company on Tuesday, October 26, 1999, at 9:00 a.m., local time, at our Reid Division offices located at 2130 West 110th Street, Cleveland, Ohio 44102, for the following purposes:

        1. To consider and vote upon a proposal to (a) adopt the Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, a Delaware corporation, CTB Acquisition Company, an Ohio corporation and a wholly owned subsidiary of Cooper, and The Standard Products Company, an Ohio corporation, a copy of which is attached to the accompanying proxy statement-prospectus as Appendix A (as more fully described in the proxy statement-prospectus, the Agreement and Plan of Merger provides, among other things, that depending on Cooper's stock price at the closing either (i) Standard will merge with and into Cooper and each shareholder's outstanding Standard common shares will be converted, taking into account the election of the shareholder and subject to certain conditions, into the right to receive cash, shares of Cooper common stock or a combination of cash and stock, determined pursuant to the formulas set forth in the Agreement and Plan of Merger or (ii) CTB Acquisition Company will merge with and into Standard and each outstanding Standard common share will be converted into the right to receive $36.50 in cash); and (b) authorize the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act.

        2. To transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

     We have fixed the close of business on September 13, 1999, as the record date for determining those shareholders entitled to vote at the special meeting and any adjournment or postponement of the special meeting. Only shareholders of record on that date are entitled to notice of, and to vote at, the special meeting.

     If you object to the merger, you can demand to be paid the fair value of your Standard common shares. In order to do this, you must follow certain procedures mandated by Ohio law, including filing certain notices and not voting your shares in favor of the merger. The provisions of the Ohio General Corporation Law relating to your appraisal rights are attached to the accompanying proxy statement-prospectus as Appendix D.

                                            By order of the Board of Directors,

                                            /s/ RICHARD N. JACOBSON
                                            RICHARD N. JACOBSON
                                            General Counsel and Secretary

Dearborn, Michigan
September   , 1999

     THE BOARD OF DIRECTORS OF STANDARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND AUTHORIZE THE ACQUISITION OF STANDARD'S COMMON SHARES BY COOPER UNDER THE OHIO CONTROL SHARE ACQUISITION ACT.

     Standard's management welcomes your attendance at the special meeting. Whether or not you expect to attend the special meeting in person, we ask that you complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expense involved in further communication. Your proxy will not affect your right to vote in person if you attend the special meeting. You can revoke your proxy at the special meeting as described under the caption "The Special
Meeting -- Voting and Revocation of Proxies" on page 26 of the accompanying proxy statement-prospectus. Simply attending the special meeting, however, will not revoke your proxy. Failure to return a properly executed proxy card or to vote in person at the special meeting will have the effect of a vote against the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................     1
QUESTIONS AND ANSWERS.......................................     4
SUMMARY.....................................................     7
  The Companies.............................................     7
  The Standard Products Company Special Meeting.............     7
  Reasons for the Merger....................................     8
  Recommendation............................................     8
  The Merger................................................     8
  Opinion of Financial Advisor..............................    10
  Management and Operations After the Merger................    10
  What We Need to Do to Complete the Merger.................    10
  Termination of the Agreement; Expenses....................    10
  Waiver and Amendment......................................    11
  Regulatory Approvals......................................    11
  Interests of Directors and Officers in the Merger that are
     Different from Your Interests..........................    11
  Compliance with the Ohio Control Share Acquisition Act....    11
  Appraisal Rights..........................................    12
  Certain Federal Income Tax Consequences...................    12
  Certain Differences in the Rights of Shareholders.........    12
  Accounting Treatment......................................    12
  Listing of Common Stock Received..........................    12
RISK FACTORS................................................    13
SELECTED CONSOLIDATED FINANCIAL DATA........................    17
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.........    19
COMPARATIVE UNAUDITED PER COMMON SHARE DATA.................    22
COMPARATIVE PER SHARE MARKET PRICE..........................    23
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................    24
THE SPECIAL MEETING.........................................    25
  General...................................................    25
  Record Date and Voting....................................    25
  Vote Required.............................................    25
  Voting and Revocation of Proxies..........................    26
  Solicitation of Proxies...................................    26
  Compliance with the Ohio Control Share Acquisition Act....    27
THE MERGER..................................................    28
  Background of the Merger..................................    28
  Recommendations of Standard Board of Directors and Reasons
     for the Merger.........................................    32
  Opinion of Standard's Financial Advisor...................    33
  Interests of Certain Persons in the Merger................    39
THE MERGER AGREEMENT........................................    41
  The Stock Election Merger and the Alternative Merger......    41
  Conversion of Standard Common Shares......................    41
  Elections.................................................    42
  Cash Election Shares Cap and Share Issuance Cap...........    42
  Allocation................................................    43
  Tax Treatment.............................................    46
  Adjustments Related to Tax Opinions.......................    46
  Cash Out or Conversion of Stock Options and Restricted
     Shares.................................................    46
  Election Procedures.......................................    47
  Exchange of Share Certificates............................    49

  Representations and Warranties............................    51
  Covenants.................................................    52
  Conditions to the Merger..................................    56
  Termination and Termination Fee...........................    58
  Amendment and Waiver......................................    59
REGULATORY APPROVALS........................................    59
RESTRICTIONS ON RESALES BY AFFILIATES.......................    59
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......    60
  Tax Consequences of the Stock Election Merger Generally...    60
  Exchange of Standard Common Shares Solely for Cash........    61
  Exchange of Standard Common Shares Solely for Cooper
     Common Stock...........................................    61
  Exchange of Standard Common Shares for Cooper Common Stock
     and Cash...............................................    61
  Cash Received in Lieu of a Fractional Interest of Cooper
     Common Stock...........................................    62
  Tax Consequences of the Alternative Merger Generally......    63
  Backup Withholding and Information Reporting..............    63
THE COMPANIES...............................................    63
  Cooper's Business.........................................    63
  Cooper's Management and Additional Information............    64
  Standard's Business.......................................    64
COMPARISON OF SHAREHOLDER RIGHTS............................    65
  Amendment of Certificate of Incorporation and Articles of
     Incorporation..........................................    65
  Amendment and Repeal of Bylaws and Code of Regulations....    66
  Classification of the Board of Directors..................    66
  Removal of Directors......................................    66
  Vacancies on the Board....................................    67
  Right to Call Special Meetings of Shareholders............    67
  Shareholder Action Without a Meeting......................    67
  Class Voting..............................................    68
  Cumulative Voting.........................................    68
  Provisions Affecting Business Combinations; Fair Price
     Provisions.............................................    68
  Control Share Acquisitions................................    69
  Mergers, Acquisitions and Certain Other Transactions......    70
  Rights of Dissenting Shareholders.........................    70
  Dividends.................................................    71
  Preemptive Rights of Shareholders.........................    71
  Director Liability........................................    71
  Indemnification of Directors..............................    71
  Shareholder Rights Plans..................................    73
ADDITIONAL INFORMATION......................................    74
  Dissenters' Appraisal Rights..............................    74
  Legal Matters.............................................    75
  Experts...................................................    75
  Independent Public Accountants............................    76
  Other Matters.............................................    76
UNAUDITED PRO FORMA FINANCIAL STATEMENTS....................   F-1
Agreement and Plan of Merger............................Appendix A
Opinion of J.P. Morgan Securities Inc. ................ Appendix B
Acquiring Person Statement............................. Appendix C
Dissenters' Appraisal Rights............................Appendix D

                      WHERE YOU CAN FIND MORE INFORMATION

     Cooper and Standard file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information filed by Cooper and Standard at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Copies of the SEC filings made by Cooper and Standard also are available to the public from commercial document retrieval services and, on a delayed basis, at the World Wide Web site maintained by the SEC at http://www.sec.gov. You can also inspect reports, proxy statements and other information about Cooper and Standard at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Cooper has filed a registration statement under the Securities Act with the SEC that registers the distribution to Standard shareholders of the shares of Cooper common stock to be issued in connection with the merger. This document is a part of that registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Cooper. The rules and regulations of the SEC allow us to omit from this document some of the information included in the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies may be obtained from the SEC at prescribed rates. The registration statement is also available from the SEC's web site, http://www.sec.gov.

     In addition to serving as a proxy statement of Standard for the special meeting of Standard's shareholders, this document also serves as a prospectus for the shares of Cooper common stock to be issued in the merger.

     The SEC allows Cooper and Standard to "incorporate by reference" information into this document. This means that companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement-prospectus, except to the extent it has been superseded by information that is included in this document or by a document subsequently filed with the SEC that is incorporated by reference.

     This proxy statement-prospectus incorporates by reference the documents listed below that Cooper and Standard have previously filed with the SEC. These documents contain important information about Cooper and Standard and their financial condition.

DOCUMENTS INCORPORATED BY REFERENCE:

Cooper SEC Filings (SEC File Number 1-4329)

1. Cooper's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998;

2. Cooper's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999;

3. Cooper's Current Report on Form 8-K, dated July 27, 1999, and filed with the SEC on July 30, 1999;

4. Cooper's Definitive Proxy Statement on Schedule 14A, dated March 23, 1999, and filed with the SEC on March 19, 1999 for Cooper's annual meeting of stockholders held on May 4, 1999;

5. Cooper's registration statement on Form 8-A/A, dated May 15, 1998, relating to the Amended and Restated Stockholder Rights Agreement, dated May 11, 1998; and

6. The description of Cooper's common stock set forth in the registration statement filed with the SEC under Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating the description.

Standard SEC Filings (SEC File Number 1-2917)

1. Standard's Annual Report on Form 10-K for the fiscal year ended June 30,
   1999;

2. Standard's Current Report on Form 8-K, dated July 27, 1999, and filed with the SEC on August 3, 1999;

3. The description of Standard's preferred share purchase rights contained in the registration statement on Form 8-A filed with the SEC on February 3, 1999; and

4. The description of Standard's common shares set forth in the registration statement filed with the SEC under Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating the description.

     We are also incorporating by reference any additional documents that either Cooper or Standard may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Cooper has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to Cooper, and Standard has supplied all such information relating to Standard.

     You can obtain any of the documents incorporated by reference in this document through Cooper or Standard, as appropriate, or from the SEC through the SEC web site referred to above. Documents incorporated by reference are available from the applicable company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement-prospectus. You can obtain documents incorporated by reference in this proxy statement-prospectus by requesting them in writing or by telephone from the applicable company at the following address:

                          COOPER TIRE & RUBBER COMPANY
                                701 Lima Avenue
                              Findlay, Ohio 45840
                         Attention: Corporate Secretary
                                 (419) 423-1321

                         THE STANDARD PRODUCTS COMPANY
                             2401 South Gulley Road
                            Dearborn, Michigan 48124
                         Attention: Corporate Secretary
                                 (313) 561-1100

     If you would like to request documents, please do so by October 19, 1999 to receive them before the special meeting. If you request any incorporated document from Cooper or Standard, Cooper or Standard, as applicable, will mail it to you by first-class mail, or another equally prompt means, as promptly as practicable after receipt of your request.

     We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement-prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the shares of Cooper common stock offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this
document does not extend to you. This document is dated September   , 1999. You
should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement-prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Cooper and Standard, as well as certain information relating to the merger, including, without limitation:

- statements relating to the cost savings estimated to result from the merger,

- statements relating to revenues estimated to be generated following the merger,

- statements relating to the restructuring charges estimated to be incurred in connection with the merger or otherwise, and

- statements preceded or followed by or that include the words "believes," "intends," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements because of, among others, the following factors:

- expected cost savings from the merger may not be fully realized or realized within the expected time frame,

- revenues following the merger may be lower than expected, or operating costs or customer loss and business disruption following the merger may be greater than expected,

- competitive pressures in the combined company's industries may increase significantly,

- costs or operational difficulties related to the integration of the businesses of Standard and Cooper may be greater than expected,

- general economic or business conditions may be less favorable than expected,

- legislative or regulatory changes may adversely affect the businesses in which the combined company is engaged,

- dealing with technological changes (including "Year 2000" data systems compliance issues) may be more difficult or expensive than anticipated,

- difficulties in retaining or attracting key personnel,

- changes may occur in the securities markets, and

- the factors discussed in "Risk Factors" beginning on page 13.

                             QUESTIONS AND ANSWERS

Q. WHAT AM I VOTING ON?

A. You are being asked to adopt the merger agreement by and among Standard, Cooper and CTB Acquisition Company, a wholly owned subsidiary of Cooper, and to authorize the acquisition of Standard's common shares by Cooper under the Ohio General Corporation Law, including the Ohio Control Share Acquisition Act.

Q. WHY IS STANDARD PROPOSING TO MERGE WITH COOPER? HOW WILL I BENEFIT?

A. The merger with Cooper will give our shareholders a significant premium over the trading price of Standard's common shares before we announced the merger. We also believe that bringing Standard's and Cooper's businesses together strengthens the position of the combined company as a competitor in the rapidly consolidating sealing systems and vibration-control systems market for the worldwide automotive original equipment industry.

Q. HOW DO I KNOW WHETHER I WILL RECEIVE COOPER STOCK OR CASH IN THE MERGER?

A. If the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is equal to or greater than $18 per share, you will receive either cash, Cooper common stock or a combination thereof in connection with the merger based on your election and subject to certain conditions. The merger agreement is structured so that approximately 45% of the total merger consideration will be paid in shares of Cooper common stock and approximately 55% will be paid in cash. As a result, if Standard shareholders elect to receive more cash or more shares than are available, then the merger consideration will be allocated among the shareholders in accordance with formulas contained in the merger agreement. Thus, even though you elect to receive Cooper common stock you may receive some or all of your merger consideration in cash, and if you elect to receive cash you could receive a portion of your merger consideration in stock. See "The Merger Agreement -- Allocation." If, as a result of the allocation formulas, the cash consideration is more than 55% of the total merger consideration, the amount of the cash consideration will be adjusted in accordance with the merger agreement so that it equals, as close as practicable, 55% of the total merger consideration. In addition, if the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is below $18, you will not be entitled to receive any Cooper common stock but instead will receive $36.50 in cash for every Standard common share that you own.

Q. IF I ELECT TO RECEIVE THE MERGER CONSIDERATION IN THE FORM OF COOPER COMMON STOCK, HOW MANY SHARES OF COOPER COMMON STOCK WILL I RECEIVE?

A. Subject to the allocation provisions in the merger agreement and completion of the stock election merger, the amount of Cooper common stock that you will receive will be determined by the average closing price of Cooper common stock on the NYSE for the 20 trading days ending five trading days prior to the merger's closing date. If the average closing price is equal to or greater than $20 and equal to or less than $24.80, for each of your Standard common shares you will receive a number of shares of Cooper common stock equal to the number determined by dividing $36.50 by the average closing price. If the average closing price is above $24.80, you will receive 1.472 shares of Cooper common stock for each Standard common share and if the average closing price is below $20, you will receive 1.825 shares of Cooper common stock for each Standard common share.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We are working toward completing the merger as quickly as possible. We hope to complete the merger before the end of calendar year 1999.

Q. HOW DO I VOTE?

A. Complete and sign the enclosed proxy card and return it in the enclosed return envelope. We urge you to read this entire document carefully and to call Georgeson & Company, Inc. with any questions. See "Who Can Help Answer My Questions?" below.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes, you may change your vote by:

 - sending a written notice to Standard's Corporate Secretary prior to the special meeting;

 - signing another proxy card and returning it by mail prior to the date of the special meeting; or

 - attending the special meeting and voting in person.

 Simply attending the special meeting will not revoke your proxy.

Q. HOW DO I MAKE AN ELECTION TO RECEIVE COOPER COMMON STOCK OR CASH IN THE
   MERGER?

A. This proxy statement-prospectus is accompanied by an Election Form and Letter of Transmittal. You must submit a properly completed Election Form with your share certificates, or direct your broker to do so, before the election deadline for your election to be valid. See "The Merger Agreement -- Election Procedures" for a more complete explanation of these procedures.

Q. WHEN IS THE ELECTION DEADLINE AND WILL I KNOW THE EXCHANGE RATIO OF COOPER COMMON STOCK TO STANDARD COMMON SHARES BEFORE THE ELECTION DEADLINE?

A. We currently anticipate that the election deadline will be October     ,
   1999. The deadline may be extended in accordance with the terms of the merger agreement. The election deadline must be at least 20 business days after the initial mailing of this proxy statement (but prior to the closing date) and cannot be earlier than the third day after the exchange ratio is determined. Therefore, you will know the exchange ratio at least two days before the election deadline.

Q. CAN I CHANGE OR REVOKE MY ELECTION ONCE I HAVE MAILED MY SIGNED ELECTION
   FORM?

A. You can change or revoke your election prior to the election deadline. If you revoke your election prior to the close of business on the last day before the election deadline, Harris Trust and Savings Bank, the exchange agent for the merger, will cause your share certificates to be promptly returned to you without charge upon your written request.

Q. WHAT DO I NEED TO DO NOW?

A. 1. Mail your completed and signed proxy card in the enclosed return envelope as soon as possible, so that your vote concerning adoption of the merger agreement and authorization of the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act will be counted at the special meeting.

   2. Return your completed Election Form, accompanied by your share certificates, as soon as possible and in no event later than the election deadline to express your preference of consideration to be received in exchange for your Standard common shares if the Stock Election Merger is completed.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you would like additional copies of this document, or have questions about the merger, you should contact:

                           GEORGESON & COMPANY, INC.
                               WALL STREET PLAZA
                               NEW YORK, NY 10005
                 BANKS AND BROKERS CALL COLLECT (212) 440-9800
                    ALL OTHERS CALL TOLL-FREE (800) 223-2064

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES OR MAKE AN ELECTION FOR ME?

A. No, unless you provide instructions to your broker on how to vote and to make an election. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares and make an election. Any failure to instruct your broker to vote in favor of the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper will have the effect of a vote against the proposal.

Q. WHAT WILL HAPPEN IF I DO NOT, OR MY BROKER DOES NOT, SUBMIT AN ELECTION
   FORM?

A. Any failure to make an election or to return a properly completed Election Form accompanied by your share certificates will result in your receiving merger consideration under the default allocation provisions of the merger agreement. This could result in your receiving cash, Cooper common stock or a combination thereof, even if you would have preferred a different form of consideration.

Q. CAN I VOTE MY SHARES IN PERSON?

A. Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q. HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote in favor of the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

Q. WHAT WILL HAPPEN IF I DO NOT VOTE?

A. If you do not return your proxy card or otherwise vote at the special meeting, it will have the same effect as if you voted against the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

Q. CAN I SELL COOPER COMMON STOCK RECEIVED IN THE MERGER IMMEDIATELY?

A. Yes, unless you are an affiliate, meaning that you control, are controlled by, or are under common control with, Standard. If you think you may fall within this restriction, you should consult with your legal advisor.

Q. WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER?

A. For Standard shareholders receiving all cash, the merger will be a taxable transaction in which, in general, each shareholder electing to receive cash will recognize gain or loss equal to the difference between the amount of cash received in the transaction and the shareholder's adjusted basis in the common shares exchanged. For Standard shareholders receiving all Cooper common stock, the merger will be a tax-free transaction and the shareholder will not recognize gain or loss. For Standard shareholders receiving a combination of cash and Cooper common stock in the merger, the shareholder will recognize gain (or, in certain limited circumstances, dividend income) but not loss, to the extent of cash received, and will not recognize gain or loss to the extent of stock received. See "Material United States Federal Income Tax Consequences."

Q. WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. Standard does not expect to ask you to vote on any other matter at the special meeting.

                                    SUMMARY

     This brief summary highlights selected information from this proxy statement-prospectus. It does not contain all of the information that may be important to you. You should read carefully the entire proxy statement-prospectus and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information" on page 1.

THE COMPANIES

COOPER TIRE & RUBBER COMPANY
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Cooper specializes in the manufacture and marketing of rubber products, including automotive and truck tires, inner tubes, vibration control products, hoses and hose assemblies and automotive sealing systems. With about 10,700 employees before the merger, Cooper is the seventh largest tire manufacturer in the world and is a leader in the replacement tire market as a low cost, high-quality producer.

THE STANDARD PRODUCTS COMPANY
2401 South Gulley Road
Dearborn, Michigan 48124
(313) 561-1100

Standard is one of the world's leading suppliers of sealing systems, and provides vibration-control systems, for the worldwide automotive original equipment industry. Through its Holm Industries subsidiary, it is also the largest supplier of seals for home and commercial refrigerators in North America, and through its Oliver Rubber subsidiary, it is a leading manufacturer of tread rubber and equipment for the truck tire retread industry. Standard has production facilities and technical centers in nine countries around the world. Standard employs more than 10,000 people worldwide.

THE STANDARD PRODUCTS COMPANY SPECIAL MEETING

General. The special meeting will be held on Tuesday, October 26, 1999, at 9:00 a.m., local time, at Standard's Reid Division offices located at 2130 West 110th Street, Cleveland, Ohio 44102. At the special meeting, you will be asked:

     (1) to adopt the merger agreement with Cooper and CTB Acquisition Company under the Ohio General Corporation Law and authorize the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act; and

     (2) to act on any other item that may be submitted to a vote at the special meeting.

Record Date; Vote Required. You can vote at the special meeting if you owned Standard common shares on the record date, the close of business on September 13, 1999. You will be able to cast one vote for each Standard common share you owned at that time. In order to approve the merger, the holders of a majority of the common shares of Standard outstanding and a majority of the common shares of Standard present at the special meeting that are not "interested shares," as defined in the Ohio Control Share Acquisition Act, must vote in favor of the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper. See "The Special Meeting -- Compliance with the Ohio Control Share Acquisition Act." You can vote your shares by attending the special meeting and voting in person, or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy as late as the date of the meeting by taking the actions described under the caption "The Special Meeting -- Voting and Revocation of Proxies." Simply attending the special meeting will not revoke your proxy. James
S. Reid, Jr., Chairman of Standard's board of directors, and John D. Drinko, a Standard director, have agreed to vote or obtain the vote of an aggregate of 1,468,994 Standard common shares (representing approximately 9.2% of the shares outstanding at the record date) in favor of the proposal to adopt the merger agreement and to authorize the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act. In addition, as of the record date for the special meeting, the directors and executive officers of Standard other than Messrs. Reid and Drinko and their affiliates held Standard common shares representing an aggregate of approximately 7.6% of the shares outstanding.

REASONS FOR THE MERGER

The merger with Cooper will give our shareholders a significant premium over the trading price of Standard's common shares before we announced the merger. We also believe that bringing Standard's and Cooper's businesses together strengthens the position of the combined company as a competitor in the rapidly consolidating sealing systems and vibration-control systems market for the worldwide automotive original equipment industry. To review our reasons for the merger in greater detail, as well as how we came to agree on the merger, see pages 28 through 33.

RECOMMENDATION

The board of directors of Standard believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

THE MERGER

We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

GENERAL

We propose a combination in which Standard will be acquired by Cooper in one of two alternative forms of merger:

- The "Stock Election Merger" -- If the average of the high and low sale price per share of Cooper's common stock on the closing date is $18 or more, then Standard will merge with and into Cooper, the separate corporate existence of Standard will cease, and each Standard common share issued and outstanding immediately prior to the merger will be converted, taking into account the elections of the shareholders and subject to certain conditions, into the right to receive $36.50 in cash, or a number of shares of Cooper common stock determined using a formula contained in the merger agreement, or a combination of cash and Cooper common stock. The Stock Election Merger calls for approximately 45% of the value of the merger consideration on the closing date to consist of Cooper common stock and approximately 55% to consist of cash. See "The Merger Agreement -- Allocation."

- The "Alternative Merger" -- If the average of the high and low sale price per share of Cooper's common stock on the closing date is less than $18, then CTB Acquisition Company, a wholly owned subsidiary of Cooper, will merge with and into Standard, Standard will survive the merger as a wholly owned subsidiary of Cooper, and each Standard common share issued and outstanding immediately prior to the merger will be converted into the right to receive $36.50 in cash.

We hope to complete the merger by the end of calendar year 1999.

CONSIDERATION

In the Stock Election Merger, each Standard common share, subject to certain conditions and a collar arrangement, will automatically become exchangeable for, taking into account the election of the holder, either $36.50 in cash, shares of Cooper common stock, or a combination of cash and Cooper common stock. Under the merger agreement, the exchange ratio used to determine the number of shares of Cooper common stock that you will receive if you elect to receive shares is determined by dividing $36.50 by the average closing price of Cooper common stock for the 20 trading days ending five trading days prior to the merger's closing date. The exchange ratio fluctuates if the average closing price is equal to or greater than $20 and equal to or less than $24.80. If the average closing price is less than $20, the exchange ratio will be fixed at 1.825 shares of Cooper common stock for each Standard common share (which is the exchange ratio if the average closing price is $20). If the average closing price is greater than $24.80, the exchange ratio will be fixed at 1.472 shares of Cooper common stock for each Standard common share (which is the exchange ratio if the average closing price is $24.80). Fractional shares will not be issued. Instead, you will receive the value of any fractional share in cash. Based on the exchange ratio and the value of Cooper common stock at the effective time of the merger, a Standard shareholder receiving Cooper common stock may receive more or less than $36.50 per share in value. In contrast, Standard shareholder receiving all cash in the merger will receive $36.50 per share in value regardless of the price of Cooper common stock.

The market price of Cooper common stock and Standard common shares will fluctuate prior to the merger. You may obtain current price quotations for Cooper common stock and Standard common shares from your stockbroker, in major newspapers such as The Wall Street Journal and on the Internet.

If the Alternative Merger occurs, you will receive $36.50 in cash for each of your Standard common shares.

ELECTION PROCEDURES

Accompanying this proxy statement-prospectus is an Election Form and Letter of Transmittal. You must submit a properly completed Election Form with your share certificates, or direct your broker to do so, before the election deadline for your election to be valid. Subject to the possibility that you will be required to accept all cash if the Alternative Merger occurs, you may make one of four elections:

     - Unconditional Stock Election. An unconditional election to receive shares of Cooper common stock in exchange for all of your Standard common shares. This is an election to receive as many shares of Cooper common stock as possible, although it is possible that you may receive some cash in addition to those shares because of the allocation provisions in the merger agreement.

     - Conditional Stock Election. A conditional election to receive shares of Cooper common stock in exchange for all of your Standard common shares. The condition is that you must receive all Cooper common stock, or if you cannot receive all stock because of the allocation provisions in the merger agreement then you will receive all cash in exchange for your Standard common shares.

     - Cash Election. An election to receive $36.50 in cash in exchange for all of your Standard common shares.

     - Mixed Election. An election to receive some combination of cash and Cooper common stock for your shares.

If you make no election or you submit an invalid or incomplete Election Form, your Standard common shares will be treated as shares subject to no election. This will result in your receiving cash, Cooper common stock or a combination thereof in accordance with the allocation provisions.

For an Election Form to be valid, you must complete the form in accordance with its instructions and submit the form, accompanied by your share certificates or a guarantee of delivery of those share certificates, to the exchange agent prior to the election deadline. We currently anticipate that the election deadline will be October , 1999. The election deadline may be extended in accordance with the merger agreement. The election deadline must be at least 20 business days after the initial mailing of this proxy statement (but prior to the closing date) and cannot be earlier than the third day after the exchange ratio is determined. See "The Merger Agreement -- Election Procedures."

ALLOCATION

The merger agreement contains allocation formulas designed to assure that approximately 45% of the value of the merger consideration on the closing date consists of Cooper common stock and approximately 55% consists of cash. If Standard shareholders elect to receive more cash than is available, then if you made a cash election, you will be required to accept part of your consideration in Cooper common stock. If, as a result of the allocation formulas, the cash consideration is more than 55% of the total merger consideration, the amount of the cash consideration will be adjusted in accordance with the merger agreement so that it equals, as close as practicable, 55% of the total merger consideration. If Standard shareholders elect to receive more Cooper common stock than is available, then if you made a conditional stock election, you may be required to accept all of your consideration in cash, and if you made an unconditional stock election, you may be required to accept part of your consideration in Cooper common stock and part in cash. Only if you made an unconditional stock election will you possibly receive a portion of the cash consideration and then only if all of the shareholders that made a conditional stock election have been converted into the right to receive cash. If you make no election, or make an invalid election, you will receive cash, shares of Cooper common stock or a combination thereof under the default allocation provisions of the merger agreement. See "The Merger Agreement -- Allocation."

COOPER COMMON STOCK

The issued and outstanding shares of Cooper common stock are not affected by the merger. Each such share will remain issued and outstanding, without alteration, after the merger.

OPINION OF FINANCIAL ADVISOR

J.P. Morgan Securities Inc. has delivered to the Standard board of directors its opinion that, as of the date of the merger agreement, the merger consideration was fair to the shareholders of Standard from a financial point of view. We have attached this opinion to this document as Appendix B. You should read it completely to understand the assumptions made, matters considered and limitations of the review made by J.P. Morgan in providing its opinion.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

The present management of Cooper will have the responsibility of managing the surviving company after the merger. The board of directors of Cooper will continue as the board of directors of Cooper after the merger. Ronald L. Roudebush, the current Vice Chairman and Chief Executive Officer of Standard, is expected to be appointed to Cooper's board of directors after the merger.

WHAT WE NEED TO DO TO COMPLETE THE MERGER

The completion of the merger depends on a number of conditions being met. In addition to Cooper's and Standard's performance of their respective obligations under the merger agreement, these conditions include:

     1. Approval by the Standard shareholders of the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

     2. Approval of the merger by certain federal regulatory authorities.

     3. If the Stock Election Merger is effected, receipt by each of Cooper and Standard of a legal opinion that, for United States federal income tax purposes, the merger will qualify as a reorganization pursuant to the Internal Revenue Code, no gain or loss will be recognized by Standard or Cooper as a result of the merger, and, in the case of the opinion to be delivered to Standard, no gain or loss will be recognized by a shareholder of Standard as a result of the merger except to the extent of cash received in the merger (which, depending on the shareholder's individual situation, will be taxable as a capital gain or dividend income). These opinions will be subject to various limitations, and we recommend that you read the more complete description of tax consequences provided in this document beginning at page 60.

     4. No stop order suspending the effectiveness of the registration statement related to the Cooper common stock to be issued in the Stock Election Merger has been issued by the SEC and no proceedings for that purpose have been initiated by the SEC.

     5. If the Stock Election Merger is effected, approval by The New York Stock Exchange of the listing of the shares of Cooper common stock to be issued in the merger.

     6. The absence of any injunction or legal restraint blocking the merger or government proceedings trying to block the merger.

If the law permits, Cooper or Standard could decide to complete the merger even though one or more of these conditions have not been met. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed. Neither Cooper nor Standard has any present intention to waive any condition to the closing of the merger.

TERMINATION OF THE AGREEMENT; EXPENSES

Standard and Cooper may mutually agree at any time to terminate the merger agreement even if the shareholders of Standard have adopted it. Either Standard or Cooper may, without the consent of the other, elect to terminate the merger agreement if:

     1. Any governmental agency denies an approval needed to complete the merger, and that denial has become final and nonappealable, or if any governmental entity issues a final, non-appealable order blocking the merger.

     2. The merger has not been completed by February 26, 2000, unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that wants to terminate the merger agreement.

     3. The other party breaches the merger agreement and does not correct that breach promptly, generally within 30 days.

     4. Standard's shareholders do not adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

The merger agreement may be terminated (1) by Cooper if Standard's board of directors refuses to call or hold the shareholders meeting to vote on the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper or withdraws or adversely changes its recommendation in favor of the proposal, or (2) by Standard if Standard's board of directors exercises its right to accept a more favorable acquisition proposal from another party. If the merger agreement is terminated under the circumstances described in the preceding sentence, Standard must pay Cooper a $23 million fee, which will be Cooper's sole remedy for damages. The merger agreement may be terminated by Standard if Cooper fails to obtain the financing necessary to consummate the transactions contemplated by the merger agreement. In that event, Cooper must pay Standard a $23 million fee, which will be Standard's sole remedy for damages.

Regardless of whether the merger is completed, we will each pay our own fees and expenses, except that we will evenly divide the costs and expenses that we have incurred in printing and mailing this document and the fees we have paid or will have to pay to the SEC or other regulatory agencies. If the nonbreaching party terminates the merger agreement under the circumstances described in paragraph 3 above, the nonbreaching party may sue to collect contract damages only if the $23 million fee described above has not been paid.

WAIVER AND AMENDMENT

We may agree to amend the merger agreement, and both Cooper and Standard may waive their right to require the other party to adhere to the terms and conditions of the merger agreement, if the law so allows. However, we may not do so after the Standard shareholders have approved the merger agreement if the amendment would require the further approval of Standard's shareholders.

REGULATORY APPROVALS

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we cannot complete the merger unless we have made certain filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods have expired. On August 13, 1999, we submitted the required filings to the Antitrust Division and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act is expected to expire on September 12, 1999.

Antitrust filings are required to be made in Brazil and Poland, and we have made filings in each of those countries. We do not anticipate any governmental action in either country that would delay or prevent consummation of the merger.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS

Some of Standard's directors and officers have interests in the merger that are different from, or in addition to, their interests as shareholders of Standard. These interests exist because of agreements that these persons have with Standard, including change in control and severance agreements, as well as the accelerated vesting of restricted Standard common shares. Standard agreed to attempt to cash out existing Standard options and restricted shares. Some of these agreements will provide certain officers with severance benefits if their employment is terminated after the merger. The members of Standard's board of directors knew about these additional interests, and considered them, when they approved the merger agreement. See "The Merger -- Interests of Certain Persons in the Merger."

COMPLIANCE WITH THE OHIO CONTROL SHARE ACQUISITION ACT

Because Standard is an Ohio corporation, completion of the merger requires compliance with the Ohio Control Share Acquisition Act. In summary, this act requires the approval of both (1) the holders of not less than a majority of the outstanding Standard common shares and (2) the holders of a majority of the common shares present at the special meeting, excluding the holders of "interested shares," as defined under the Ohio Control Share Acquisition Act, prior to the acquisition by Cooper of a controlling interest in Standard in the merger. See "The Special Meeting -- Compliance with the Ohio Control Share Acquisition Act."

APPRAISAL RIGHTS

Ohio law permits you to dissent from the merger and have the fair value of your Standard common shares appraised by a court and paid to you in cash. If you elect to dissent, you must follow certain procedures mandated by Ohio law, including the filing of specific notices, and you must not vote your shares in favor of the merger. You will not receive any Cooper common stock or the cash consideration called for in the merger agreement if you dissent and follow all of the required procedures. Instead, you will receive the value of your Standard common shares in cash in an amount determined under applicable law. If you dissent and submit an Election Form, your form will be rejected. The sections of the Ohio General Corporation Law governing your right to dissent are attached to this document as Appendix D.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

If the Stock Election Merger is effected, we expect that for United States federal income tax purposes, your exchange of Standard common shares for shares of Cooper common stock generally will not cause you to recognize any gain or loss, except for any gain or loss recognized in connection with cash received for a fractional share of Cooper common stock. If you exchange your Standard common shares solely for cash, in general, you will have to recognize a capital gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the common shares surrendered for which cash was received. The gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year. If you exchange your Standard common shares for a combination of cash and Cooper common stock, in most cases, you will recognize a capital gain; in certain circumstances, however, the amount of such gain may be taxable as ordinary dividend income, to the extent of cash received. The obligations of the parties to complete the Stock Election Merger depends on their receipt of legal opinions from their respective counsel about the federal income tax treatment of the Stock Election Merger. In addition, Standard's obligation depends on its receipt of a legal opinion about the federal income tax treatment of Standard's shareholders. These opinions will not bind the Internal Revenue Service, which could take a different view.

If the Alternative Merger is consummated, you will have to recognize a capital gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the common shares surrendered. The gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year.

DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

The rights of Standard's shareholders are currently governed by the Ohio General Corporation Law, Standard's Second Amended and Restated Articles of Incorporation, as amended, and Standard's Amended Code of Regulations. The rights of Cooper stockholders are currently governed by the Delaware General Corporation Law, Cooper's Restated Certificate of Incorporation, as amended, and Cooper's Bylaws, as amended. If we complete the Stock Election Merger, Cooper stockholders will remain Cooper stockholders and Standard shareholders, depending on their merger consideration elections and subject to the allocation mechanisms of the merger agreement, may become stockholders of Cooper with rights governed by the Delaware General Corporation Law, Cooper's Restated Certificate of Incorporation, as amended, and Cooper's Bylaws, as amended.

ACCOUNTING TREATMENT

The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Cooper in connection with the merger will be allocated to Standard's assets and liabilities based on their fair market values, with any excess being treated as goodwill.

LISTING OF COMMON STOCK RECEIVED

Any shares of Cooper common stock issued to Standard shareholders will be listed on the NYSE under the symbol "CTB."

                                  RISK FACTORS

     You should consider the following risks in determining whether to approve the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper, along with the other information contained in this document, the appendices and exhibits and the documents incorporated by reference.

RISKS SPECIFIC TO THE MERGER

IN THE CASE OF THE STOCK ELECTION MERGER, THE EXCHANGE RATIO IS SUBJECT TO A COLLAR. SHAREHOLDERS MAY RECEIVE DIFFERENT VALUE DEPENDING ON WHETHER THEY RECEIVE CASH, STOCK OR A COMBINATION OF CASH AND STOCK.

     The precise value of the merger consideration to be paid to Standard's shareholders will not be known at the time of the special meeting. The exchange ratio will be between 1.472 and 1.825 depending on the average closing price per share of Cooper common stock. The exchange ratio will be 1.472 if the average closing price (determined pursuant to the formula in the merger agreement) of Cooper common stock is $24.80 or higher. It will be adjusted as the price of Cooper common stock falls below $24.80, but will not increase above 1.825 for any decline in the average closing price below $20. If the average closing price per share is less than $20.00, then Standard shareholders receiving stock may receive less than $36.50 in value. If the average closing price per share is more than $24.80, then Standard shareholders receiving cash may receive less value than those shareholders receiving stock.

     In addition, the value of Cooper common stock will fluctuate after the exchange ratio is determined but prior to the effective time of the merger and may be higher or lower than on the date of the merger agreement, the date of the special meeting or the date on which the exchange ratio is determined. The price of Cooper common stock may vary because of several factors, including:

     - general market, industry and economic conditions and market assessments of those conditions;

     - changes in the business, operations or prospects of Cooper and market assessments of those changes;

     - market assessments of the likelihood the merger will be completed; and

     - market assessments of the timing and amount of integration savings to be achieved after the merger.

     If the value of the stock consideration on the closing date is less than the average closing price, the value of the merger consideration (based solely on the market price of Cooper common stock and without taking into account any tax effect) to be received by Standard shareholders who receive all stock consideration in the merger will be less than the value of the merger consideration to be received by those holders who receive $36.50 per share in cash consideration or a mixture of stock and cash consideration, and the value of the merger consideration to be received by holders receiving any stock in the merger will be less than the value of the merger consideration to be received by holders receiving all cash in the merger. Conversely, if the value of the stock consideration on the closing date is greater than the average closing price, the value of the merger consideration (based solely on the market price of Cooper common stock and without taking into account any tax effect) to be received by Standard shareholders receiving all stock consideration in the merger will be greater than the value of the merger consideration received by those holders who receive $36.50 per share in cash consideration in the merger or a combination of cash and stock and the value of the merger consideration to be received by holders receiving a combination of stock and cash consideration will be greater than the value of the merger consideration to be received by those holders receiving all cash in the merger. Accordingly, there can be no assurance that all Standard shareholders will receive the same value of consideration in the merger.

YOU MAY NOT RECEIVE THE MERGER CONSIDERATION YOU ELECT, AND YOU MAY RECEIVE ALL CASH.

     If the Stock Election Merger occurs, the number of Standard common shares that can be converted into the right to receive Cooper common stock is limited. If the number of shares of Cooper common stock elected to be received by holders of Standard common shares is greater than the merger consideration available in the form of Cooper common stock, then some or all shareholders will be required to accept some or all cash. Similarly, shareholders electing to receive cash may be required to accept some Cooper common stock. In addition, notwithstanding the shareholders' elections to receive Cooper common stock, if the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is less than $18 per share, then Standard's shareholders will not receive any Cooper common stock but instead will receive only cash in exchange for their common shares. If this happens, those shareholders who had not expected to suffer any tax consequences from the merger transaction will likely be required to recognize taxable income and pay certain taxes.

STANDARD'S SHAREHOLDERS WILL HAVE NO CONTROL OVER COOPER'S FUTURE OPERATIONS.

     Standard's shareholders own 100% of the Standard common shares and, in the aggregate, have the power to approve or reject any matter requiring the approval of shareholders under Ohio law and Standard's Second Amended and Restated Articles of Incorporation, as amended. After the merger, Standard's shareholders, in the aggregate, will hold less than 16% of the outstanding shares of Cooper common stock. Even if all of the former Standard shareholders voted in concert on all matters presented to Cooper's shareholders from time to time, this number of Cooper shares, without a substantial number of other holders voting the same way, will not affect whether proposals voted upon by the stockholders of Cooper are approved or rejected.

THERE ARE TAX UNCERTAINTIES ASSOCIATED WITH THE MERGER.

     Shareholders voting at the special meeting will not know whether the Stock Election Merger or the Alternative Merger will occur. If the Alternative Merger takes place, then the merger will be a taxable transaction to Standard's shareholders and will result in the immediate recognition of gain or loss for U.S. federal income tax purposes.

     Although the parties intend the merger, if consummated as the Stock Election Merger, to be a tax-free reorganization, neither Standard nor Cooper has sought or obtained a ruling to this effect from the Internal Revenue Service. It is a condition to the closing of the Stock Election Merger that each of Standard and Cooper receive an opinion from their respective counsel that the Stock Election Merger will constitute a "reorganization" under the Internal Revenue Code, but those opinions are not binding on the Internal Revenue Service and no assurance can be given that the Internal Revenue Service will not challenge the conclusion expressed by such counsel in those opinions.

TERMINATION FEES COULD MAKE A COMPETING TAKEOVER PROPOSAL MORE DIFFICULT AND EXPENSIVE.

     Standard must pay Cooper a termination fee of $23 million if the merger agreement terminates under specified circumstances. The termination fee could discourage another company from making a competing takeover proposal that could be more advantageous to Standard's shareholders by making the competing proposal more difficult or expensive and could deter Standard from entering into an alternative transaction. Standard is not aware of any competing proposal.

RISKS SPECIFIC TO THE COMBINED COMPANY

THE CYCLICALITY AND SEASONALITY OF THE AUTOMOTIVE INDUSTRY COULD AFFECT COOPER AND STANDARD.

     The automotive market is cyclical and is dependent on consumer spending. Economic factors adversely affecting consumer spending could adversely affect Cooper and Standard. In addition, Cooper's and Standard's businesses are somewhat seasonal. Cooper's Engineered Products operations and Standard each typically experience decreased revenues and operating income during the third calendar quarter of each year because of scheduled plant shutdowns at automotive original equipment manufacturers in July and August for vacations and new model changeovers.

THERE ARE RISKS ASSOCIATED WITH THE ACQUISITION OF STANDARD AND WITH COOPER'S ACQUISITION STRATEGY.

     Cooper continually evaluates potential acquisitions and intends to pursue acquisition opportunities actively, some of which, as with the Standard acquisition, could be material to the company. We cannot assure you that the combined company will be able to make acquisitions at all or on terms favorable to it. Acquisitions are associated with a number of risks that can adversely affect the combined company's business and the value of Cooper common stock:

     a. COOPER MAY NOT BE SUCCESSFUL IN INTEGRATING THE ACQUISITION OF STANDARD OR IN INTEGRATING FUTURE ACQUISITIONS.

     Cooper cannot assure you that it will be able to maintain or improve the operating results of its acquired businesses within expected time frames or at all. In the merger with Standard and in any future acquisitions, Cooper may encounter various risks, including the possible inability to integrate an acquired business into its operations, increased goodwill amortization, diversion of management's attention, loss of key management personnel, unanticipated problems or liabilities, and increased labor and regulatory compliance costs of acquired businesses, some or all of which could have a material adverse effect on its operations and financial performance and could reduce its flexibility to respond to changes in its industry or in the economy in general.

     b. ACQUISITIONS MAY ADVERSELY AFFECT COOPER'S LIQUIDITY AND CAPITAL RESOURCES.

     Cooper may finance the Standard transaction and any future acquisitions from internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. Future acquisitions may require Cooper to increase its borrowings under its bank credit facilities or other debt instruments, or to seek new sources of liquidity. Increased borrowings would correspondingly increase Cooper's financial leverage and could result in lower credit ratings and increased future borrowing costs.

THE COMBINED COMPANY WILL CONTINUE TO BE DEPENDENT ON A FEW MAJOR CUSTOMERS, AND THE LOSS OF ANY OF THESE MAJOR CUSTOMERS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND THE VALUE OF COOPER COMMON STOCK.

     In 1998, on an estimated combined basis, the largest customers of the combined company would have been Ford, at approximately 12.8% of total net sales, Chrysler (now DaimlerChrysler), at approximately 10.8% of total net sales, General Motors, at approximately 7.5% of total net sales and Sears, Roebuck and Co., at approximately 5.5% of total net sales. The loss of a significant portion of business from Ford, DaimlerChrysler, General Motors or Sears or any of our other major customers could have a material adverse effect on our financial condition, liquidity and results of operations, and consequently on the value of Cooper common stock. In addition, the combined company's profitability could be adversely affected by pricing pressures exerted by the combined company's significant customers. Although the combined company will continue all efforts to maintain, improve and expand its relationships with significant customers, Cooper cannot assure you that it will maintain, improve or expand these relationships or that it will continue to supply these customers at current levels.

THE COMBINED COMPANY'S OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY FACTORS ASSOCIATED WITH FOREIGN OPERATIONS.

     Cooper's long-term strategy includes increasing its presence in and share of international markets, including developing markets, such as Asia, Latin America and Eastern Europe. Doing business abroad as a result of the merger and future acquisitions will expose Cooper to greater currency risks and will place challenging demands on its management and infrastructure. The combined company will operate in international markets where, in certain circumstances, prior to the merger, Cooper had no operations or sales. In addition, many developing economies are now experiencing significant degrees of political and economic instability, which could make international growth difficult or less profitable.

THE INTENSE COMPETITION AND PRICE SENSITIVITY IN THE INDUSTRIES IN WHICH THE COMBINED COMPANY OPERATES COULD ADVERSELY AFFECT ITS OPERATING RESULTS.

     The markets in which Cooper and Standard sell products are highly competitive. Some competitors are large companies that have greater financial resources than the combined company will have, meaning, among other things, they may have the ability to price their products aggressively against our competing products. We believe the principal competitive factors for the products of the combined company are product quality and conformity to customer product and delivery specifications, technology and engineering capabilities, product development, credit terms and price. The markets in which the combined company will compete may attract new entrants that perceive opportunities. Competitors may foresee the course of market development more accurately than the combined company. In addition, competitors may develop products that are superior to products of the combined company or may adapt more quickly to new technologies or evolving customer requirements.

     The merger will increase Cooper's exposure to competitive factors associated with international markets. The intensity of foreign competition in the U.S. market is substantially affected by fluctuations in the value of the United States dollar against other currencies. Competitiveness in other markets will fluctuate based on changes in currencies and cost structures in those markets compared to currencies and cost fluctuations of competitors' operations. The competitive position of the combined company could also be adversely affected should new or emerging entrants, particularly where foreign currencies have been significantly devalued, become more active in the lines of business of the combined company.

     Failure to compete successfully would have a material adverse effect on the financial condition, liquidity and results of operations of the combined company.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS MAY REQUIRE THE COMBINED COMPANY TO INCUR COSTS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON COOPER'S FINANCIAL CONDITION.

     The combined company will continue to be subject to a variety of environmental laws, including those which regulate the use, handling, treatment, storage, discharge and disposal of substances and hazardous wastes used or generated in its manufacturing processes. If Cooper or Standard fail to comply with present and future environmental laws, the combined company could be subject to future liabilities or the suspension of production. Environmental laws could also restrict Cooper's ability to expand its facilities or could require it to acquire costly equipment or to incur other significant expenses in connection with the combined company's manufacturing processes. Cooper and Standard believe compliance with existing laws and the cost of remediation efforts will not have a material adverse impact on the combined company's financial condition, liquidity and results of operations. However, material future expenditures may be necessary if compliance standards change or material unknown conditions are discovered.

AS A MANUFACTURING COMPANY, COOPER AND STANDARD ARE SUBJECT TO A NUMBER OF RISKS THAT CAN ADVERSELY AFFECT THE COMBINED COMPANY'S OPERATING RESULTS AND THE VALUE OF THE COMBINED COMPANY'S COMMON STOCK, INCLUDING THE POSSIBILITY OF:

     - Adverse product liability, punitive damage or other claims resulting in liabilities or verdicts exceeding insurance coverage or reserved amounts;

     - New or more stringent government regulation of manufacturing processes or labor practices;

     - Potential Year 2000 noncompliance by critical customers or suppliers;

     - Shortage of supply or increased costs of critical raw materials; and

     - Disruption of operations as a result of labor strikes or work stoppages and increases in union participation or other labor costs.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     We are providing the following historical financial data to aid you in your analysis of the financial aspects of the proposed merger. We derived this data from Standard's audited financial statements for its fiscal years ended June 30, 1995 through 1999, Cooper's audited financial statements for its fiscal years ended December 31, 1994 through 1998, and Cooper's unaudited financial statements for the six months ended June 30, 1998 and 1999.

     This data is only a summary and you should read it in conjunction with the historical financial statements and related notes that have been filed with the SEC.

STANDARD

                                                             YEAR ENDED JUNE 30,
                                         ------------------------------------------------------------
                                           1995        1996         1997         1998      1999(2)(3)
                                         --------   ----------   ----------   ----------   ----------
                                            (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Net sales..............................  $995,926   $1,083,920   $1,108,268   $1,101,309   $1,083,785
Cost of products sold..................   896,471      975,438      962,812      935,340      939,378
                                         --------   ----------   ----------   ----------   ----------
  Gross income.........................    99,455      108,482      145,456      165,969      144,407
Selling, general & administrative
  expenses.............................    60,121       69,616       68,559       78,025       79,232
Non-recurring charge(1)................     8,832           --       17,661           --           --
                                         --------   ----------   ----------   ----------   ----------
  Operating income.....................    30,502       38,866       59,236       87,944       65,175
Interest expense.......................    14,085       14,944       12,914       12,389       14,271
Other (income) expense, net............      (842)      (4,602)        (137)       7,033        2,937
                                         --------   ----------   ----------   ----------   ----------
  Income before income taxes...........    17,259       28,524       46,459       68,522       47,967
Provision for income taxes.............    (2,807)      13,947       18,929       25,078       19,077
                                         --------   ----------   ----------   ----------   ----------
  Net income...........................  $ 20,066   $   14,577   $   27,530   $   43,444   $   28,890
                                         ========   ==========   ==========   ==========   ==========
PER SHARE AMOUNTS
Net income -- basic....................  $   1.20   $      .87   $     1.64   $     2.58   $     1.78
Net income -- diluted..................      1.20          .87         1.63         2.56         1.78
Cash dividends.........................       .68          .68          .68          .68          .71
BALANCE SHEET DATA
Working capital........................  $127,498   $   53,455   $   46,565   $   24,078   $   10,562
Total assets...........................   701,889      684,695      691,859      684,246      737,822
Long-term debt.........................   190,522      143,041      121,804       92,457      119,226
Shareholders' equity...................   260,495      258,765      268,357      300,172      290,293
OTHER
Ratio of earnings to fixed
  charges(4)...........................       1.9x         2.4x         3.6x         5.1x         3.6x

---------------

(1) In 1995, Standard closed two businesses, Oliver Rubber's European subsidiary and a plastics plant in Canada. In 1997, Standard closed two automotive parts plants, in Schenectady, New York and Lexington, Kentucky. This was done to reduce overcapacity and improve asset utilization.

(2) In August 1998, Standard acquired OEM/Miller Corporation. The results of operations of this acquired business have been included in the consolidated financial statements of Standard from August 14, 1998, the date of acquisition.

(3) Per share amounts reflect a share repurchase program, which started on July 31, 1998. The last share repurchase was on March 15, 1999. The total shares repurchased were 858,050.

(4) Earnings used to calculate the ratio of earnings to fixed charges consist of consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. Fixed charges consist of interest on all indebtedness (including capital lease obligations), amortization of debt expense, capitalized interest and the portion of interest expense on operating leases deemed representative of the interest factor.

COOPER

                                                                                                   SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                          -----------------------
                         --------------------------------------------------------------------    JUNE 30,     JUNE 30,
                            1994         1995       1996(1)     1997(1)(2)(3)(4)    1998(2)        1998         1999
                         ----------   ----------   ----------   ----------------   ----------   ----------   ----------
                                             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
Revenues:
  Net sales............  $1,403,243   $1,493,622   $1,619,345      $1,813,005      $1,876,125   $  899,298   $  963,239
  Other income.........       2,282        3,836          824           1,406           3,635        1,249        1,149
                         ----------   ----------   ----------      ----------      ----------   ----------   ----------
                          1,405,525    1,497,458    1,620,169       1,814,411       1,879,760      900,547      964,388
Costs and expenses:
  Cost of products
     sold..............   1,125,978    1,242,895    1,366,549       1,498,432       1,545,489      741,937      781,780
  Selling, general and
     administrative....      68,748       73,796       79,874         105,532         120,830       56,964       65,888
  Interest expense.....       2,680          697        1,654          15,655          15,224        7,613        7,499
                         ----------   ----------   ----------      ----------      ----------   ----------   ----------
                          1,197,406    1,317,388    1,448,077       1,619,619       1,681,543      806,514      855,167
                         ----------   ----------   ----------      ----------      ----------   ----------   ----------
Income before income
  taxes................     208,119      180,070      172,092         194,792         198,217       94,033      109,221
Provision for income
  taxes................      79,600       67,250       64,208          72,381          71,250       35,172       39,874
                         ----------   ----------   ----------      ----------      ----------   ----------   ----------
Net income.............  $  128,519   $  112,820   $  107,884      $  122,411      $  126,967   $   58,861   $   69,347
                         ==========   ==========   ==========      ==========      ==========   ==========   ==========
PER SHARE AMOUNTS
  Net
     income -- basic...  $     1.54   $     1.35   $     1.30      $     1.55      $     1.64   $     0.75   $     0.91
  Net
   income -- diluted...        1.53         1.35         1.30            1.55            1.64         0.75         0.91
  Cash dividends.......        0.23         0.27         0.31            0.35            0.39         0.19         0.21
BALANCE SHEET DATA
Working capital........  $  303,103   $  272,216   $  256,130      $  354,281      $  376,485   $  393,667   $  408,382
Total assets...........   1,039,731    1,143,701    1,273,009       1,495,956       1,541,275    1,536,545    1,621,708
Long-term debt.........      33,614       28,574       69,489         205,525         205,285      205,282      205,180
Stockholders' equity...     662,077      748,799      786,612         833,575         867,936      876,987      917,973
OTHER
Ratio of earnings to
  fixed charges(5).....        35.9x        32.5x        21.0x           10.2x           10.0x         9.4x        11.1x

---------------

(1) In July 1996, Cooper's board of directors authorized the initial repurchase of 5,000,000 shares of Cooper common stock. During the remaining months of 1996, 2,305,500 shares were repurchased. In March 1997, Cooper repurchased the remaining 2,694,500 shares under the authorization.

(2) In May 1997, Cooper's board of directors authorized the repurchase of up to an additional 5,000,000 shares of Cooper common stock. During 1998, Cooper repurchased 2,989,600 shares under that authorization. No additional shares have been repurchased since that time.

(3) In March 1997, Cooper acquired the tire operations of Avon Rubber p.l.c.
    (Avon) of the United Kingdom. The results of operations of Avon have been included in the consolidated financial results of Cooper since the date of acquisition.

(4) In March 1997, Cooper issued $200 million of 7 5/8% notes under a registration statement filed with the SEC. Proceeds from the issuance were used for the repurchase of 5,000,000 shares of Cooper common stock and the acquisition of Avon.

(5) Earnings used to calculate the ratio of earnings to fixed charges consist of consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. Fixed charges consist of interest on all indebtedness (including capital lease obligations), amortization of debt expense, capitalized interest and the portion of interest expense on operating leases deemed representative of the interest factor.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     We have presented the unaudited pro forma condensed financial information for both a Stock Election Merger and an Alternative Merger. For the Stock Election Merger, the assumed average closing price of Cooper common stock for the 20 trading days ending five trading days prior to the merger's closing date is $19.00 resulting in an exchange ratio of 1.825. The last reported sales price of Cooper common stock on September 1, 1999 was $19.00. Based upon an assumed average between the high and low sale price per share of Cooper common stock on the NYSE on the closing date of $19.00, the exchange ratio of 1.825 results in the issuance of approximately 13,510,000 shares of Cooper common stock. Since the 20 trading day average is determined five trading days prior to the merger's closing date, the actual value of Cooper's shares issued on the closing date could be higher or lower than the 20 trading day average, but we have assumed that the average closing price of Cooper common stock for the 20 trading days ending five trading days prior to the merger's closing date and the average between the high and low sale price per share of Cooper common stock on the NYSE on the closing date are the same.

     The unaudited pro forma condensed statements of income for the 12 months ended December 31, 1998 have been prepared by combining the consolidated statement of income of Cooper for its fiscal year ended December 31, 1998 with the consolidated statement of income of Standard for the 12 months ended December 31, 1998. The unaudited pro forma condensed statements of income for the six months ended June 30, 1999 have been prepared by combining the consolidated statements of income of Cooper and Standard for the six months ended June 30, 1999. These combined results were adjusted to give effect to the merger as if it had occurred on January 1, 1998 and January 1, 1999 and include adjustments for amortization of goodwill and interest expense. Income taxes are provided for at an incremental rate of 40% for interest expense adjustments.

     The unaudited pro forma condensed balance sheet at June 30, 1999 has been prepared by combining the consolidated balance sheets as of June 30, 1999 of Cooper and Standard, which have been adjusted to give effect to the merger as if it had occurred on June 30, 1999 and include adjustments for (1) purchase accounting, (2) borrowings by Cooper to finance the acquisition and (3) in the case of a Stock Election Merger, the issuance of Cooper common shares.

     Cooper intends to finance the cash portion of the acquisition on a long-term basis using fixed rate debt. Cooper may issue long-term debt before or after the closing date of the merger, depending on market conditions and the closing date of the merger. If long-term debt is not issued prior to the closing date, Cooper expects to finance the cash portion of the acquisition with long-term borrowings of $150 million under its existing credit facility and the balance using short term debt, a portion of which is also expected to be borrowed under the existing credit facility. Cooper's current interest rates approximate 8.0% for long-term borrowings and approximate 5.8% for short-term borrowings. For the unaudited pro forma condensed financial statements presented herein, $150 million of the financing has been classified as long term, as this is the maximum amount that can be borrowed under existing long-term arrangements.

     The merger of Cooper and Standard will be accounted for as a purchase transaction. Cooper intends to have a valuation performed on certain of Standard's tangible assets (principally property, plant and equipment) and identifiable intangible assets to establish their fair values. In the meantime, Cooper has valued Standard's property, plant and equipment at Standard's historical cost. The excess of cost over the values preliminarily assigned to the net assets acquired, which has been classified as goodwill in the accompanying pro forma balance sheet, will be allocated to tangible and identified intangible assets and to goodwill. The assumed estimated useful lives of these assets is thirty years.

     Cooper expects to achieve cost savings and synergies through the integration of the operations of Standard with those of Cooper. The unaudited pro forma condensed financial statements set forth herein do not reflect any of these anticipated cost savings and synergies or the cost of Standard's proposed restructuring of its European operations.

     The unaudited pro forma condensed financial statements do not necessarily reflect the actual results of operations or financial position of Cooper which would have resulted had the merger occurred on January 1,

1998 and January 1, 1999. The pro forma information is not necessarily indicative of future results of operations for the combined companies. The unaudited pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Cooper and Standard incorporated into this document by reference.

                             STOCK ELECTION MERGER

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

                                                                  TWELVE MONTHS           SIX MONTHS
                                                                      ENDED                  ENDED
                                                                DECEMBER 31, 1998        JUNE 30, 1999
                                                               -------------------      ---------------
                                                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net sales..................................................         $2,956,770             $1,538,972
Other income...............................................              5,610                  4,045
                                                                    ----------             ----------
                                                                     2,962,380              1,543,017
Costs and expenses:
Cost of products sold......................................          2,490,451              1,277,106
Selling, general and administrative........................            199,782                107,038
Interest...................................................             49,847                 26,124
                                                                    ----------             ----------
                                                                     2,740,080              1,410,268
                                                                    ----------             ----------
Income before income taxes.................................            222,300                132,749
Provision for income taxes.................................             82,594                 51,738
                                                                    ----------             ----------
Net income.................................................         $  139,706             $   81,011
                                                                    ==========             ==========
Average common shares-diluted..............................             91,166                 89,405
                                                                    ==========             ==========
Net income per share-diluted...............................         $     1.53             $      .91
                                                                    ==========             ==========
Ratio of earnings to fixed charges.........................                4.6x                   5.2x
                                                                    ==========             ==========

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                                                      AS OF
                                                                  JUNE 30, 1999
                                                                  --------------
                                                                  (IN THOUSANDS)
Current assets..............................................        $  898,110
Property, plant and equipment...............................         1,226,884
Goodwill....................................................           393,856
Intangibles and other assets................................           145,156
                                                                    ----------
Total assets................................................        $2,664,006
                                                                    ==========
Current liabilities.........................................        $  653,821
Long-term debt..............................................           474,406
Other noncurrent liabilities................................           361,106
Stockholders' equity........................................         1,174,673
                                                                    ----------
Total liabilities and stockholders' equity..................        $2,664,006
                                                                    ==========

                               ALTERNATIVE MERGER
               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

                                                               TWELVE MONTHS             SIX MONTHS
                                                                   ENDED                   ENDED
                                                             DECEMBER 31, 1998         JUNE 30, 1999
                                                             ------------------        --------------
                                                             (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net sales..............................................          $2,956,770              $1,538,972
Other income...........................................               5,610                   4,045
                                                                 ----------              ----------
                                                                  2,962,380               1,543,017
Costs and expenses:
Cost of products sold..................................           2,490,917               1,277,339
Selling, general and administrative....................             199,782                 107,038
Interest...............................................              65,548                  33,974
                                                                 ----------              ----------
                                                                  2,756,247               1,418,351
                                                                 ----------              ----------
Income before income taxes.............................             206,133                 124,666
Provision for income taxes.............................              76,313                  48,598
                                                                 ----------              ----------
Net income.............................................          $  129,820              $   76,068
                                                                 ==========              ==========
Average common shares-diluted..........................              77,656                  75,895
                                                                 ==========              ==========
Net income per share-diluted...........................          $     1.67              $     1.00
                                                                 ==========              ==========
Ratio of earnings to fixed charges.....................                 3.7x                    4.2x
                                                                 ==========              ==========

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                                                      AS OF
                                                                  JUNE 30, 1999
                                                                  -------------
                                                                  (IN THOUSANDS)
Current assets..............................................        $  898,110
Property, plant and equipment...............................         1,226,884
Goodwill....................................................           407,856
Intangibles and other assets................................           145,156
                                                                    ----------
Total assets................................................        $2,678,006
                                                                    ==========
Current liabilities.........................................        $  924,521
Long-term debt..............................................           474,406
Other noncurrent liabilities................................           361,106
Stockholders' equity........................................           917,973
                                                                    ----------
Total liabilities and stockholders' equity..................        $2,678,006
                                                                    ==========

                  COMPARATIVE UNAUDITED PER COMMON SHARE DATA

     The following table presents selected comparative unaudited per share data for Cooper on a historical and pro forma combined basis, and for Standard on a historical and pro forma equivalent basis, giving effect to the merger using the purchase method of accounting. This information is presented for the Stock Election Merger and the Alternative Merger. The information presented below is derived from the consolidated historical financial statements of Cooper and Standard, including the related notes thereto, incorporated by reference into this document. This information should be read in conjunction with those historical financial statements and the related notes thereto. The per share data included herein is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the merger been consummated prior to the periods indicated.

     The pro forma combined book value per share of Cooper common stock is based upon the pro forma stockholders' equity of Cooper, divided by the pro forma shares of Cooper common stock outstanding computed giving effect to the Stock Election Merger and the Alternative Merger. The pro forma equivalent book values per common share of Standard represents the pro forma combined book value per share multiplied by the assumed exchange ratio of 1.825. The pro forma combined dividends per common share assume no changes in the historical dividends per share of Cooper common stock. The pro forma equivalent dividends per common share of Standard represents the cash dividends per share of Cooper common stock multiplied by the assumed exchange ratio of 1.825. The pro forma combined net income per share-diluted has been computed based on the pro forma average number of outstanding shares and common equivalent shares of Cooper, computed giving effect to the Stock Election Merger and the Alternative Merger. The pro forma equivalent net income per share-diluted of Standard's common shares represents the pro forma combined net income per share-diluted multiplied by the assumed exchange ratio of 1.825.

                                                                      PER COMMON SHARE
                                                      ------------------------------------------------
                                                              COOPER                  STANDARD
                                                      ----------------------   -----------------------
                                                                   PRO FORMA                PRO FORMA
                                                      HISTORICAL   COMBINED    HISTORICAL   EQUIVALENT
                                                      ----------   ---------   ----------   ----------
STOCK ELECTION MERGER
Book value as of June 30, 1999......................    $12.10      $13.15       $18.07       $24.00
Dividends:
  Six months ended June 30, 1999....................    $  .21      $  .21       $  .36       $  .38
  Year ended December 31, 1998......................    $  .39      $  .39       $  .69       $  .71
Net Income -- Diluted:
  Six months ended June 30, 1999....................    $  .91      $  .91       $ 1.47       $ 1.66
  Year ended December 31, 1998......................    $ 1.64      $ 1.53       $ 2.22       $ 2.79
ALTERNATIVE MERGER
Book value as of June 30, 1999......................    $12.10      $12.10       $18.07       $22.08
Dividends:
  Six months ended June 30, 1999....................    $  .21      $  .21       $  .36       $  .38
  Year ended December 31, 1998......................    $  .39      $  .39       $  .69       $  .71
Net Income -- Diluted:
  Six months ended June 30, 1999....................    $  .91      $ 1.00       $ 1.47       $ 1.83
  Year ended December 31, 1998......................    $ 1.64      $ 1.67       $ 2.22       $ 3.05

                       COMPARATIVE PER SHARE MARKET PRICE

     Cooper common stock and Standard common shares are listed on the NYSE and traded under the symbols "CTB" and "SPD," respectively. On July 26, 1999, the business day immediately preceding the public announcement of the execution of the merger agreement, and on September 1, 1999, the most recent practicable date prior to the printing of this document, the closing market prices of Cooper common stock and Standard common shares and the equivalent price per share of Standard giving effect to the merger were as follows:

                                                                              STANDARD
                                                                             EQUIVALENT
                                                       COOPER   STANDARD   PER SHARE PRICE
                                                       ------   --------   ---------------
July 26, 1999........................................  $22.93    $25.00        $36.50
September 1, 1999....................................  $19.00    $34.56        $34.68

     For the calculation of the July 26, 1999 equivalent per share price of Standard, we multiplied the last reported sales price per share of Cooper on July 26, 1999 by the assumed exchange ratio of 1.592. The assumed exchange ratio was calculated by dividing $36.50 by the last reported sales price per share of Cooper on July 26, 1999. For calculation of the September 1, 1999 equivalent per share price of Standard, we multiplied the last reported sales price per share of Cooper on September 1, 1999 by the assumed exchange ratio of 1.825. The assumed exchange ratio was 1.825 because the last reported sales price per share of Cooper on September 1, 1999 was below the collar price of $20.00 specified in the merger agreement. The exchange ratio in the merger agreement will generally be determined by dividing $36.50 by the average closing price of Cooper common stock for the 20 trading days ending five trading days prior to the merger's closing date but is subject to a collar of 1.825, if such average closing price falls below $20.00, and 1.592 if such average closing price is greater than $24.80. No assurance can be given as to what the market price of Cooper's common stock will be if and when the merger is consummated.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The following table sets forth, for the periods indicated, the high and low prices per share of Standard common shares and Cooper common stock on the NYSE and the cash dividends declared per share of Standard common shares and Cooper common stock. On September 13, 1999, the record date for the special meeting,
there were approximately           record holders and           beneficial
owners of Standard common shares and approximately           record holders and
          beneficial owners of Cooper common stock.

                                                    COOPER                      STANDARD
                                          --------------------------   --------------------------
                                           HIGH     LOW     DIVIDEND    HIGH     LOW     DIVIDEND
                                          ------   ------   --------   ------   ------   --------
Calendar 1997
  First Quarter.........................  $21.63   $18.25    $.085     $26.50   $22.00     $.17
  Second Quarter........................   23.50    18.00     .085      26.88    21.38      .17
  Third Quarter.........................   27.00    21.81     .085      27.50    25.13      .17
  Fourth Quarter........................   28.44    20.81     .095      31.00    24.44      .17
Calendar 1998
  First Quarter.........................   26.25    22.63     .095      33.56    25.56      .17
  Second Quarter........................   24.81    20.63     .095      35.88    27.75      .17
  Third Quarter.........................   22.13    15.75     .095      30.00    17.00      .17
  Fourth Quarter........................   21.44    15.44     .105      20.44    14.25      .18
Calendar 1999
  First Quarter.........................   22.13    18.31     .105      21.44    14.69      .18
  Second Quarter........................   25.00    18.25     .105      29.00    16.38      .18
  Third Quarter*........................   24.44    18.81     .105      35.69    23.31      .18
                                          ------   ------    -----     ------   ------     ----

---------------

* (through September 1, 1999)

     The timing and amount of any future Cooper dividends will depend upon earnings, cash requirements, the financial condition of Cooper and its subsidiaries, applicable government regulations and other factors considered relevant by the board of directors of Cooper. The timing and amount of any future Standard dividends, if the merger is not consummated, will depend upon earnings, cash requirements, the financial condition of Standard and its subsidiaries, applicable government regulations and other factors considered relevant by the board of directors of Standard. Pending the consummation of the merger, the merger agreement restricts the ability of Cooper and Standard to pay dividends on their common stock and shares other than in the ordinary course of business and consistent with past practice.

                              THE SPECIAL MEETING

GENERAL

     This proxy statement-prospectus is furnished to the Standard shareholders as part of the solicitation of proxies by Standard's board of directors for use at the special meeting of shareholders of Standard, to be held at Standard's Reid Division offices located at 2130 West 110th Street, Cleveland, Ohio 44102, on Tuesday, October 26, 1999, at 9:00 a.m., local time, and at any adjournment or postponement thereof.

     The purpose of the special meeting is to consider and vote on a proposal to
(1) adopt the Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, a Delaware corporation, CTB Acquisition Company, an Ohio corporation and a wholly owned subsidiary of Cooper, and The Standard Products Company, an Ohio corporation, and (2) authorize the acquisition of Standard's common shares by Cooper under Section 1701.831 of the Ohio General Corporation Law (the Ohio Control Share Acquisition Act), and to act on such other matters as may properly be brought before the special meeting.

     Each copy of this proxy statement-prospectus mailed to Standard shareholders is accompanied by a proxy card for use at the special meeting. The board of directors of Standard recommends that shareholders vote FOR the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

RECORD DATE AND VOTING

     Standard has fixed the close of business on September 13, 1999 as the record date for the determination of Standard shareholders entitled to notice of and to vote at the special meeting. On that date, Standard's voting securities
outstanding consisted of           common shares, $1.00 par value per share.
Each Standard common share is entitled to one vote, which may be cast either in person or by properly executed proxy, at the special meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Standard common shares entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Also, to establish a quorum for the vote under the Ohio Control Share Acquisition Act, in addition to the presence in person or by proxy of the holders of a majority of the outstanding Standard common shares, a majority of the portion of such voting power excluding the voting power of "interested shares," as defined in the Ohio Control Share Acquisition Act, must be represented at the special meeting in person or by proxy.

VOTE REQUIRED

     Under the applicable provisions of Ohio law, including the Ohio Control Share Acquisition Act, and the Second Amended and Restated Articles of Incorporation, as amended, of Standard, the affirmative vote, either in person or by properly executed proxy, of both (1) the holders of not less than a majority of the outstanding Standard common shares and (2) the holders of a majority of the common shares present at the special meeting, excluding the holders of "interested shares," is required to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper. See
" -- Compliance with the Ohio Control Share Acquisition Act."

     Standard common shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Shares held by Standard shareholders who abstain from voting will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on the merger proposal. Brokers who hold Standard common shares in nominee or "street name" for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for those customers with respect to the matters to be voted upon at the special meeting unless they receive specific instructions from those customers. Shares represented by proxies returned by a broker holding those shares in "street name" will be counted for purposes of determining whether a quorum exists, even if those shares are not voted in matters when discretionary voting by the broker is not allowed. These shares are known as broker non-votes.

     BECAUSE APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND AUTHORIZE THE ACQUISITION OF STANDARD'S COMMON SHARES BY COOPER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING STANDARD COMMON SHARES AND THE HOLDERS OF A MAJORITY OF THE COMMON SHARES PRESENT AT THE SPECIAL MEETING, EXCLUDING THE HOLDERS OF "INTERESTED SHARES," ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND AUTHORIZE THE ACQUISITION OF STANDARD'S COMMON SHARES BY COOPER. ACCORDINGLY, THE STANDARD BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

     James S. Reid, Jr., Chairman of Standard's board of directors, and John D. Drinko, a Standard director, have agreed to vote or obtain the vote of an aggregate of 1,468,994 Standard common shares (representing approximately 9.2% of the shares outstanding on the record date) in favor of the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act. In addition, as of the record date, directors and executive officers of Standard, other than Messrs. Reid and Drinko, beneficially owned 1,220,570 Standard common shares (or 7.6% of the shares outstanding on the record date). It is currently expected that each such director and executive officer will vote the Standard common shares beneficially owned by that director or executive officer for the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

VOTING AND REVOCATION OF PROXIES

     If the enclosed proxy is executed and returned to Standard, the persons named in it will vote the Standard common shares represented by that proxy at the special meeting. When a choice has been specified in the proxy, the Standard common shares represented thereby will be voted in accordance with that specification. If no specification is made (other than in the case of broker non-votes) those shares will be voted at the special meeting for the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper.

     Execution of the enclosed proxy will not affect your right to attend the special meeting or to vote in person. However, your presence at the special meeting alone, without further action, will not operate to revoke your proxy. Your proxy is revocable, at any time, by:

     - filing with the Secretary of Standard, at or before the special meeting, a written notice of revocation bearing a later date than the proxy;

     - duly executing a later-dated proxy relating to the same Standard common shares and delivering it to the Secretary of Standard before the taking of the vote at the special meeting; or

     - attending the meeting and voting in person or by giving notice of revocation of the proxy before the taking of the vote.

     Any written notice of revocation or subsequent proxy should be sent to: The Standard Products Company, 2401 South Gulley Road, Dearborn, Michigan 48124,
Attention: Richard N. Jacobson, Corporate Secretary, or hand delivered to the Corporate Secretary of Standard at or before the taking of the vote at the special meeting.

SOLICITATION OF PROXIES

     The solicitation of proxies is made by and on behalf of Standard's board of directors. All expenses of the solicitation of proxies for the special meeting will be borne by Standard, except that the cost of preparing and mailing this proxy statement-prospectus will be borne equally by Standard and Cooper. In addition to solicitation of proxies by mail, Standard will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the common shares and secure their voting instructions, if necessary. In addition, directors, officers and employees of Standard or its affiliates may solicit proxies from Standard shareholders in person or by telephone, facsimile, telegram, or other means of communication. Those directors, officers and employees of Standard or its affiliates will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation. Standard has also made arrangements with Georgeson & Company, Inc. to assist it in soliciting proxies from banks, brokers, nominees and individuals, and has agreed to pay $35,000 plus expenses for those services.

COMPLIANCE WITH THE OHIO CONTROL SHARE ACQUISITION ACT

     Completion of the proposed merger requires compliance with the Ohio Control Share Acquisition Act. This act requires the advance approval of the shareholders of an "issuing public corporation" prior to an entity's acquisition of specified levels of voting power of the issuing public corporation. Standard is an issuing public corporation within the meaning of the Ohio Control Share Acquisition Act, and the merger will constitute a control share acquisition to which the act applies.

     Before a control share acquisition is effected, the acquiring person must deliver an "acquiring person statement" to the issuing public corporation at its principal executive offices stating, among other things, the identity of the acquiring person, the number of shares of the issuing public corporation owned by the acquiring person, the range of voting power that the acquiring person would be able to exercise if the proposed transaction is consummated, a description of the terms of the proposed control share acquisition, and representations that the proposed control share acquisition would not be contrary to law and that the acquiring person has the financial capability to make the proposed control share acquisition. Cooper delivered an acquiring person statement to Standard on July 27, 1999, a copy of which is attached to this proxy statement-prospectus as Appendix C.

     Within ten days after receiving an acquiring person statement that complies with the above requirements, the directors of the issuing public corporation must call a special meeting of shareholders to take a vote on the proposed control share acquisition. The Standard board of directors called the special meeting, in part, in response to that requirement. This proxy statement-prospectus contains the notice and statements required by the Ohio Control Share Acquisition Act. The special meeting of shareholders must be held within 50 days after Standard's receipt of the acquiring person statement, unless the acquiring person agrees in writing to a later date. Cooper has agreed that the special meeting need not be held within 50 days of Standard's receipt of the acquiring person statement.

     To establish a quorum for the vote pursuant to the Ohio Control Share Acquisition Act, at least a majority of the voting power of Standard in the election of directors as well as a majority of the portion of such voting power excluding the voting power of interested shares (defined below) must be represented at the special meeting in person or by proxy.

     "Interested shares" under the Ohio Control Share Acquisition Act include shares the voting of which may be directed by Cooper, by any officer of Standard or by any employee of Standard who is also a director of Standard. In addition, "interested shares" include those shares acquired by any person after the date of first public disclosure (July 27, 1999) of the merger and prior to the record date for the special meeting, if such person (and any other person acting in concert with such person) paid over $250,000 in the aggregate for the purchased shares or the purchased shares represent over .5% of Standard's outstanding common shares. "Interested shares" also includes any of the above "interested shares" that are transferred for valuable consideration after the record date, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise. In order to ensure compliance with the Ohio Control Share Acquisition Act, the enclosed proxy card requires you to certify as to the number of your common shares that are "interested shares" under the above definition.

     As of the record date for the special meeting, Cooper did not own any Standard common shares, and the officers of Standard and the employees of Standard who are also directors of Standard owned 1,523,421 shares, or approximately 9.5% of Standard's outstanding common shares. Neither Standard nor Cooper is aware of any other Standard common shares that could be considered "interested shares" as defined for purposes of the Ohio Control Share Acquisition Act.

     A vote FOR the proposal to adopt the merger agreement and authorize the acquisition of Standard's common shares by Cooper will constitute an affirmative vote to approve Cooper's acquisition of all of Standard's outstanding common shares as required by the Ohio Control Share Acquisition Act.

                                   THE MERGER

BACKGROUND OF THE MERGER

     The automotive components industry has been undergoing significant change in recent years. The automotive original equipment manufacturing companies continue to pressure their suppliers to become more cost effective, and now demand global supply capability. They are requiring their suppliers to provide increasing levels of design, engineering and research and development commitment. Because of the financial capabilities required to meet these customer demands, the automotive components industry is rapidly consolidating into a smaller number of large global companies.

     On March 4, 1999, Thomas A. Dattilo, President and Chief Operating Officer of Cooper, contacted Ronald L. Roudebush, Vice Chairman and Chief Executive Officer of Standard, to schedule a meeting to discuss their respective views with respect to the automotive components supply industry and the consolidation that was taking place among both original equipment manufacturers and automotive component suppliers. At that meeting, held on March 24, 1999, Mr. Dattilo asked Mr. Roudebush whether Standard would consider the possibility of a combination of Cooper and Standard. Mr. Roudebush explained Standard's business strategy to Mr. Dattilo and stated that Standard was not for sale. He agreed, however, that a strategic fit might exist between Standard and Cooper and agreed to continue discussions.

     During the week of March 29, 1999, Cooper retained Merrill Lynch as its financial advisor to assist with the discussions between Cooper and Standard and the evaluation of a merger or business combination. During the weeks of March 29 and April 5, Mr. Roudebush, John H. Marshall, Vice President Business Development and Marketing of Standard, and Paul C. Caruso, Director of Business Development of Standard, and Mr. Dattilo, Philip G. Weaver, Chief Financial Officer of Cooper, and Allen J. Campbell, Controller of Cooper's Engineered Products operations, had several informal discussions regarding their respective businesses and the possibility of a combination of the two companies. In response to a request from Mr. Roudebush, Cooper delivered a letter to Standard on April 12, 1999 expressing an interest in further discussions related to a negotiated acquisition of all or part of Standard by Cooper.

     On April 19, 1999, Standard retained J.P. Morgan Securities Inc. to assist Standard with respect to an evaluation of its strategic alternatives to increase shareholder value and in connection with the evaluation of any potential sale, merger or other business combination transaction.

     At a regular meeting of the Cooper directors on May 3, 1999, Mr. Dattilo reported on Standard as a candidate for a possible transaction with Cooper; gave an overview of Standard including the products made by Standard and the location of Standard's manufacturing facilities; a description of the strategic fit between the two companies; the reasons for Cooper's interest in possibly acquiring Standard; and a brief outline of the discussions that had taken place between Standard and Cooper up to the date of the meeting.

     At the Standard board of directors meeting on May 11, 1999, Mr. Roudebush reported on his continuing informal discussions with Mr. Dattilo and the contents of the Cooper letter dated April 12, 1999. Representatives of J.P Morgan presented to the board a situational assessment of the automotive components industry and a discussion of Standard's strategic alternatives. The alternatives discussed included the execution of Standard's current business plan, the execution by Standard of a multiple acquisition strategy, the sale of Standard to a strategic buyer and the merger of Standard with a strategic partner. The presentation included a review of the advantages and disadvantages of the alternatives. Representatives of J.P. Morgan also presented certain publicly available information about Cooper to the board. The board of directors discussed in detail each of the alternatives. Following that discussion, while the board expressed a consensus that it was not seeking a sale of Standard, it authorized management to determine whether Cooper would be willing to engage in a strategic transaction at a value to Standard's shareholders sufficient to merit Standard engaging in further discussions.

     At the request of Standard, on May 12, 1999, a representative of J.P. Morgan spoke with a representative of Cooper's financial advisor, Merrill Lynch, to indicate that Standard's board of directors had not made a determination to sell Standard but would be willing to explore the possibility of a transaction with Cooper at a high enough value. On May 18, 1999, Mr. Roudebush and James S. Reid, Jr., Chairman of Standard, met with Mr. Dattilo and Patrick W. Rooney, Chairman of the Board of Cooper. Representatives of J.P. Morgan and Merrill Lynch also attended the meeting. The meeting participants discussed the industry in general and the consolidation and globalization that was taking place. They discussed the businesses of Standard and Cooper and the culture, management and business philosophies of each of the companies. Mr. Roudebush reiterated at that meeting that Standard's board of directors had not made a determination to sell Standard, and that Standard would provide further information to Cooper only if Cooper was willing to commit to pay a price for Standard that represented an attractive value to Standard's shareholders.

     Messrs. Roudebush and Dattilo held several telephone conversations on May 24 and May 25 regarding the steps necessary to advance the discussions between Standard and Cooper. Mr. Roudebush continued to stress that Standard was not seeking an acquiror or merger partner and would not be willing to commit the resources necessary to examining a transaction more closely unless Cooper was willing to indicate a sufficient level of interest from a value standpoint. During those telephone conversations, Mr. Dattilo indicated that Cooper would be willing to value Standard's common shares at a per share price "in the mid-thirties," subject to satisfactory due diligence. Following that indication, Messrs. Roudebush and Dattilo discussed making arrangements for a management presentation by Standard to Cooper, for a management presentation by Cooper to Standard and for Cooper's review of material agreements and other relevant documents of Standard.

     On June 2, 1999, Standard held a telephonic meeting of its board of directors. Mr. Roudebush updated the board on developments regarding the discussions with Cooper subsequent to the board meeting on May 11, 1999. Mr. Roudebush described the discussions that had taken place since the May 11 board meeting and the plans that had been made for management presentations by both companies on June 10 and 11.

     On the afternoon of June 10, Mr. Roudebush, Theodore K. Zampetis, President and Chief Operating Officer of Standard, Donald R. Sheley, Jr., Chief Financial Officer of Standard, and Mr. Marshall made a presentation to the senior management of Cooper in Detroit. On the morning of June 11, senior management of Cooper made a presentation to Standard with respect to Cooper's business. On June 15, Messrs. Roudebush and Zampetis met with senior management of Cooper to discuss Standard's sales, marketing and program management organizations. On June 16, Mr. Roudebush and Larry J. Enders, President of Standard's Oliver Rubber Company subsidiary, met with Cooper management with respect to Oliver's tire retreading business and its possible synergies with Cooper's tire distribution network.

     Legal, accounting and financial advisors of Cooper performed a due diligence review of material information provided by Standard in a data room in Detroit on June 10, 11 and 12, 1999. Between June 12 and the signing of the merger agreement, representatives of Cooper expanded their due diligence investigation and continued to review information provided by Standard regarding Standard and its subsidiaries. During this time, Standard also conducted a due diligence review of Cooper.

     On June 17, the board of directors of Standard held a telephonic meeting. Mr. Roudebush reported to the board on the developments with respect to the discussions with Cooper since the June 2 board meeting. Representatives of Baker & Hostetler LLP, Standard's legal counsel, discussed the fiduciary duties of the directors in the context of a potential transaction. Mr. Roudebush advised the board that Standard had requested Cooper to provide a definitive proposal by early in the week of June 21 if discussions were to continue.

     In communications dated June 3 and June 23, 1999, respectively, Mr. Dattilo provided brief updates to the Cooper directors on the further discussions with Standard that had occurred to those dates.

     On June 23, Cooper delivered a letter to Standard, proposing to pay $35 per Standard common share in a merger in which 50% of the consideration would consist of cash and 50% would consist of Cooper common stock. The letter also set forth certain conditions to the consummation of the transaction, including satisfactory completion of additional environmental due diligence and confirmation of certain matters relating to Standard's joint venture relationships. The proposal provided for a fixed share exchange ratio based on the average closing price of Cooper common stock for the five trading days prior to the date that a definitive agreement was signed by the parties. At Standard's request, representatives of J.P. Morgan held telephonic discussions with Merrill Lynch on June 24 and 25 with respect to the pricing and other terms set forth in Cooper's June 23 letter, and indicated that (1) the proposed price was not adequate, (2) the proposed exchange ratio provisions unfairly placed Standard's shareholders at risk for all fluctuations in the price of Cooper's common stock between the signing and the closing of the merger agreement, and (3) the proposed terms of the merger agreement contained too many conditions. On June 25, 1999, Cooper delivered another letter to Standard proposing a transaction at $36.50 per Standard common share. The letter also provided that Cooper's due diligence would be completed prior to signing a definitive agreement and that the only condition to the execution of a definitive agreement by Cooper would be the satisfactory completion of additional environmental due diligence and the approval of Cooper's board of directors. The letter did not amend the provision that the exchange ratio would be fixed prior to the execution of a definitive agreement.

     Standard's board of directors met on June 29, 1999. Mr. Roudebush reported on the status of Standard's business operations, and Mr. Sheley reported on Standard's financial results for the fourth fiscal quarter and the fiscal year ending June 30, 1999. J.P. Morgan made a presentation describing and analyzing the Cooper proposal, and compared the proposal to the strategic alternatives discussed by the board at its meeting on May 11. J.P. Morgan presented a preliminary valuation of Cooper, which included a comparison of Cooper to other tire companies and automotive suppliers. J.P. Morgan also presented preliminary pro forma financial data and an overview of Cooper's strategic business rationale for the proposed transaction. Representatives of J.P. Morgan advised the board with respect to the likelihood of obtaining a higher bid from another bidder and the potential ramifications for the proposed transaction of seeking additional bids. J.P. Morgan also presented a review of a possible anti-vibration system acquisition by Standard and an analysis of the financial impact on Standard of that acquisition. The board discussed the comparison of the Cooper proposal to Standard's other alternatives, and concluded that pursuing discussions with Cooper presented the best opportunity to maximize shareholder value. Following that discussion, the board authorized management to continue the discussions with Cooper regarding a potential transaction and to seek improvement in certain terms of the proposed transaction.

     Mr. Roudebush called Mr. Dattilo after the June 29 board meeting and advised him that Standard's board of directors would not approve Cooper's proposal as structured. Mr. Roudebush indicated Standard would consider a transaction in which the share conversion ratio was established during a time period immediately prior to the closing date, with a 20% collar on the conversion ratio with respect to the average price of Cooper stock during the five days immediately prior to the signing of a definitive agreement.

     Messrs. Roudebush and Dattilo had several telephonic discussions on June 30 and July 1 with respect to the structure of a proposed transaction and the terms of a pricing collar. On July 1, Mr. Roudebush and Mr. Dattilo agreed that the exchange ratio would be set prior to the closing of the transaction rather than at the time of signing of the agreement. Also on July 1, Standard requested a form of merger agreement reflecting the structure and terms of the proposed transaction. An initial draft of the merger agreement was delivered to legal counsel for Standard on July 10, 1999. During the ensuing two weeks, the parties and their respective legal and financial advisors conducted negotiations regarding the merger agreement, including the details of the share exchange ratio, consideration election procedures, and termination provisions and fees. Mr. Sheley and representatives of Arthur Andersen LLP and J.P. Morgan met with the management of Cooper at Cooper's headquarters in Findlay, Ohio, on July 15, 1999, in order to confirm certain financial information with respect to Cooper and to perform additional financial and business due diligence. Representatives of J.P. Morgan also had further discussions with the Chief Financial Officer of Cooper on July 17. During the weeks of July 12 and 19, the parties continued to negotiate intensively the terms of the pricing collar and the parties' rights if the price of Cooper common stock fell below the collar or rose above the collar.

     At the regular meeting of the Cooper board of directors on July 19, the directors considered the proposed transaction with Standard as it then stood. Mr. Dattilo reviewed the proposed transaction in the context of Cooper's strategic plan; described and explained pertinent business and financial information about Standard; reviewed the economic terms of the transaction (including comparisons to recent transactions in generally related businesses), anticipated synergies, and projected performance parameters for the combined entity; explained other pertinent features such as the termination fee, the operation of the price collar and the withdrawal provision; and described the business and financial due diligence review conducted on Standard. A member of Cooper's legal staff described the nature and results of legal due diligence, and Cooper's outside legal advisors, Jones, Day, Reavis & Pogue, discussed the fiduciary duties of the Cooper directors in the context of a transaction of the kind being contemplated. Both during the presentations and after them, there was substantial discussion concerning the terms of the transaction and the related material presented. The directors unanimously approved the merger agreement as it then stood as being in the best interest of Cooper and its shareholders.

     Standard's board of directors met on July 22, 1999, to review the discussions to date and the results of Standard's legal, business and financial due diligence on Cooper. A representative of J.P. Morgan summarized the terms of the transaction, including a detailed review of the workings of the pricing collar mechanism. Standard's counsel summarized the provisions of the merger agreement as negotiated, including the terms under which Standard would be permitted to entertain discussions with other possible acquirors, the termination provisions and the circumstances under which either party would be required to pay a fee on termination. J.P. Morgan presented an updated valuation of Standard and its share price and an analysis of the merger consideration proposed to be paid by Cooper. J.P. Morgan also presented an updated valuation of Cooper, reviewed Cooper's projections, provided data on comparable companies, and presented a pro forma analysis of Cooper following the proposed transaction.

     Finally, J.P. Morgan outlined the contents of the fairness opinion it would be prepared to deliver to the Standard board of directors, to the effect that the consideration to be paid to Standard's shareholders in connection with the proposed merger was fair to Standard's shareholders from a financial point of view. There followed an extensive discussion among board members concerning the appropriate way to resolve the outstanding issues with respect to the pricing collar. The board directed Mr. Roudebush to propose that the right of either party to terminate the transaction if Cooper stock dropped below $20 per share be eliminated and that the transaction convert to an all cash merger if the price of Cooper stock on the closing dropped below $18 per share. The board concluded its meeting with the understanding that it would meet telephonically if Mr. Roudebush was able to resolve all of the open issues with representatives of Cooper. On July 22, 23, and 24 the parties negotiated the final terms of the merger agreement.

     On Monday, July 26, at 4:00 p.m., the Cooper board of directors met telephonically to consider the transaction again in light of the changes that had been made in the terms since the July 19 directors meeting. In particular, such changes included elimination of the right not to proceed with the transaction if the price of Cooper common stock fell below $20 per share and instead providing for conversion to an all cash merger if the trigger price fell below $18 per share. Mr. Dattilo explained the nature of the changes (about which the directors had received information in advance of the meeting) and their significance, and following the discussion the directors unanimously approved the merger agreement with those changes as being in the best interest of Cooper and its shareholders.

     Standard's board of directors met telephonically at 4:00 p.m. on Monday, July 26. At that meeting representatives of J.P. Morgan outlined the final financial terms of the merger agreement. Representatives of Baker & Hostetler LLP described the other material terms of the merger agreement (a copy of which had been provided to the directors in advance of the meeting along with certain other materials). J.P. Morgan reconfirmed its financial analysis with respect to the proposed merger and advised the board that in its opinion the consideration to be paid to Standard's shareholders in connection with the merger was fair from a financial point of view, and that it would deliver a written opinion to that effect upon the execution of the merger agreement. After a discussion among the board members, the board determined that the transactions contemplated by the merger agreement were in the best interests of Standard and its shareholders. The board approved the merger agreement and resolved to recommend that Standard's shareholders vote to approve and adopt the merger agreement. The merger agreement was finalized late in the evening on July 26 and executed early on July 27, 1999, in Findlay, Ohio. Standard and Cooper publicly announced the signing of the merger agreement shortly thereafter.

RECOMMENDATIONS OF STANDARD BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     In reaching its determination to approve and recommend the merger agreement, the Standard board of directors considered a number of factors, including:

     - That the merger consideration provides Standard shareholders with a substantial premium in comparison to trading prices for Standard common shares during the period prior to the public announcement of its agreement with Cooper and the board of directors' consensus that the merger consideration was preferable to the other strategic alternatives to maximize shareholder value.

     - That some of Standard's shareholders may continue their investment by exchanging Standard common shares for shares of Cooper common stock in a transaction intended not to result in recognition of any gain or loss for federal income tax purposes to the extent that those shareholders receive solely Cooper common stock.

     - The opinion of J.P. Morgan that the merger consideration, as of the date the merger agreement was signed, is fair to Standard's shareholders from a financial point of view.

     - The board's belief that the merger will strengthen the position of the combined companies as a competitor in the rapidly consolidating sealing systems and vibration-control systems businesses supplying the worldwide automotive original equipment industry.

     - The belief of Standard's senior management and of Standard's board of directors that Cooper and Standard share a compatible culture and that their managements possess complementary expertise, skills and business philosophies, further strengthening the competitive position of the combined companies.

     - The likelihood of the merger being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals."

     The material negative factors, which Standard's board of directors viewed as insufficient to outweigh the positive factors, were:

     - That, following the merger, some shareholders will cease to participate in the future earnings growth, if any, of the combined company and to benefit from the increase, if any, in the value of the combined company.

     - That, because of the cap on the amount of merger consideration consisting of Cooper common stock and cash, some shareholders may receive cash in the merger even though they elected to receive stock or may receive stock even though they elected to receive cash.

     - The interests of officers and directors of Standard in connection with the merger in addition to their interests as Standard shareholders generally. See " -- Interests of Certain Persons in the Merger."

     - That shareholders receiving a combination of cash and Cooper common stock in the merger will recognize a taxable gain upon completion of the merger in an amount not in excess of the cash received.

     The foregoing discussion of the information and factors considered by Standard's board of directors is not intended to be exhaustive but includes all material factors considered by Standard's board of directors in making its decision. In view of the wide variety of factors considered by Standard's board of directors in connection with its evaluation of the merger and the complexity of those matters, Standard's board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The board of directors relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. See " -- Opinion of Standard's Financial Advisor." The board of directors conducted a discussion of the factors described above, including asking questions of Standard's management and legal and financial advisors, and reached a general consensus that the merger was advisable and in the best interests of Standard and Standard's shareholders. In considering the factors described above, individual members of the Standard board of directors may have given different weight to different factors.

OPINION OF STANDARD'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated April 19, 1999, Standard retained J.P. Morgan to act as its exclusive financial advisor with regard to Standard's consideration of its strategic alternatives, and to deliver a fairness opinion in connection with any sale or similar transaction that may arise from that process. At the meeting of Standard's board of directors held on July 26, 1999, J.P. Morgan gave its oral opinion to the board, which was subsequently confirmed in writing on July 27, 1999, that, as of that date and based upon, and subject to, the various considerations set forth in the opinion, the consideration to be paid by Cooper in the proposed merger was fair from a financial point of view to Standard's shareholders. Standard's board of directors did not limit J.P. Morgan in any way in the investigations it made or the procedures it followed in giving its opinion.

     We have attached as Appendix B to this document the full text of J.P. Morgan's written opinion. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. We incorporate J.P. Morgan's opinion into this document by reference and urge you to read the opinion in its entirety. J.P. Morgan addressed its opinion to the Standard board of directors. The opinion addresses only the consideration to be paid in the merger and is not a recommendation to any Standard shareholder as to how that shareholder should vote at Standard's special meeting or as to what election that shareholder should make with regard to the merger consideration.

     In arriving at its opinion, J.P. Morgan reviewed:

     - the merger agreement;

     - publicly available information concerning the businesses of Standard and Cooper and of other companies engaged in businesses comparable to those of Standard and Cooper, and the reported market prices for other companies' securities deemed comparable;

     - publicly available terms of various transactions involving companies comparable to Standard and the consideration received for such companies;

     - current and historical market prices of Standard common shares and Cooper common stock;

     - the audited financial statements of Standard for the fiscal year ended June 30, 1998 and the audited financial statements of Cooper for the fiscal year ended December 31, 1998;

     - the unaudited financial statements of Standard for the period ended March 31, 1999 and of Cooper for the period ended June 30, 1999;

     - various internal financial analyses and forecasts prepared by Standard and Cooper and their respective managements; and

     - the terms of other business combinations that J.P. Morgan considered relevant.

     J.P. Morgan also held discussions with several members of the management of Standard and of Cooper regarding numerous aspects of the merger, the past and current business operations of Standard and Cooper, the financial condition and future prospects and operations of Standard and Cooper, the effects of the merger on the financial condition and future prospects of Standard and Cooper, and other matters that J.P. Morgan believed necessary or appropriate to its inquiry. In addition, J.P. Morgan reviewed other financial studies and analyses and considered other information that it considered appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Standard and Cooper or otherwise reviewed by J.P. Morgan. J.P. Morgan is not responsible or liable for that information or its accuracy. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to it,

J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Standard and Cooper to which those analyses or forecasts relate. J.P. Morgan has also assumed that the merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Standard. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     As is customary in the rendering of fairness opinions, J.P. Morgan based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of the date of its opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan expressed no opinion as to the price at which Standard's or Cooper's common shares will trade at any future time.

     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that J.P. Morgan utilized in providing its opinion.

     Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis to determine the fully diluted equity value per share for Standard's common shares by valuing Standard based on the present value of its projected free cash flows, assuming no debt obligations. Standard's management provided two cases of financial projections for the company. The management case projected financial performance assuming continuation of the current business plan. The restructuring case projected financial performance assuming the execution of a strategic restructuring. Both cases of financial projections were based on numerous variables and assumptions that are inherently uncertain and are beyond the control of J.P. Morgan, including, but not limited to, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the projections. In conducting this analysis, J.P. Morgan calculated the debt-free free cash flows that Standard was expected to generate during its fiscal years 2000 through 2005 based upon financial projections consistent with projections provided by management in the management case and the restructuring case.

     J.P. Morgan also calculated a range of values for Standard at the conclusion of the projected period ending in 2005, commonly referred to as terminal values, for both the management case and the restructuring case, respectively. In calculating this range of terminal values, J.P. Morgan applied a perpetual growth rate ranging from 2.5% to 3.5% to 2005 sales, then discounted these free cash flows, assuming no debt obligations, and the range of these terminal values to present values using a range of discount rates from 9.5% to 10.5%. J.P. Morgan selected these discount rates based upon an analysis of the cost of debt and equity capital of Standard appropriately weighted between debt and equity to reflect the assumed optimal debt and equity capitalizations of the company. J.P. Morgan then adjusted the present value of these debt-free free cash flows and the range of terminal values as of July 21, 1999 on a basis that reflected Standard's debt and cash position as of the estimated fiscal year end balance sheet statements of June 30, 1999.

     The discounted cash flow analysis indicated a range of equity values of between $23 and $32 per share for Standard's common shares under the management case on a stand-alone basis (i.e., without synergies), and a range of equity values of between $29 and $36 per share for Standard's common shares under the restructuring case on a stand-alone basis. J.P. Morgan compared these ranges to the $36.50 per share value offered in the merger.

     J.P. Morgan also conducted a discounted cash flow analysis to determine the fully diluted equity value per share for Cooper's common stock by valuing Cooper based on the present value of its projected free cash flows, assuming no debt obligations. J.P. Morgan analyzed two cases of Cooper financial projections. The street case of financial projections was consistent with Institutional Brokerage Estimate System estimates and other public information. The J.P. Morgan case was based upon due diligence with Cooper management and their guidance for financial projections as compared to the street case. In conducting this analysis, J.P. Morgan calculated the debt-free free cash flows that Cooper was expected to generate during its fiscal years 2000 through 2005 based upon financial projections consistent with projections provided by the street case and the J.P. Morgan case.

     J.P. Morgan also calculated a range of values for Cooper at the conclusion of the projected period ending in 2005, commonly referred to as terminal values, for both the street case and the company case, respectively. In calculating this range of terminal values, J.P. Morgan applied a perpetual growth rate ranging from 2.5% to 3.5% to 2005 sales, then discounted these free cash flows, assuming no debt obligations, and the range of these terminal values to present values using a range of discount rates from 9.5% to 10.5%. J.P. Morgan selected these discount rates based upon an analysis of the cost of debt and equity capital of Cooper appropriately weighted between debt and equity to reflect the assumed optimal debt and equity capitalizations of the company. J.P. Morgan then adjusted the present value of these debt-free free cash flows and the range of terminal values as of July 21, 1999 and on a basis that reflected Cooper's debt and cash position as of its most recent financial statements of June 30, 1999.

     The discounted cash flow analysis indicated a range of equity values of between $24 and $30 per share for Cooper's common stock under the street case on a stand-alone basis, and a range of equity values of between $26 and $32 per share for Cooper's common stock under the J.P. Morgan case. J.P. Morgan compared this to the closing price for Cooper's common stock of $22.69 on July 20, 1999.

     Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Standard with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be reasonably comparable to Standard's. The purpose of this analysis was to provide information regarding the fairness of the proposed merger consideration based upon a comparison of specific financial information of Standard with that of several comparable public companies. The companies included:

     - Arvin Industries

     - Borg Warner Automotive Inc.

     - Collins & Aikman Corp.

     - Dana Corp.

     - Delco Remy International Inc.

     - Delphi Automotive Systems Corp.

     - Donnelly Corp.

     - Eaton Corp.

     - Federal-Mogul Corp.

     - Johnson Controls Inc.

     - Lear Corp.

     - Magna International

     - Mark IV Industries Inc.

     - Meritor Automotive Inc.

     - Modine Manufacturing Company

     - Simpson Industries

     - Superior Industries International

     - TRW, Inc.

     J.P. Morgan selected these companies because they engage in businesses reasonably comparable to those of Standard. For each comparable company, J.P. Morgan measured publicly available financial performance data through the 12 months ended March 31, 1999, as well as financial projections by the equity analysts covering each comparable company. An analysis of the comparable companies showed a multiple of equity value to 2000 earnings ranging from 14.4x to 7.6x as compared to a multiple of 14.6x for the merger. The analysis also showed a multiple of firm value (defined as equity plus net debt) to 2000 earnings before interest, taxes, depreciation and amortization ranging from 3.8x to 7.4x as compared to a multiple of 5.5x for the merger.

     J.P. Morgan then selected an appropriate multiple range and applied these multiples to Standard's estimated 2000 earnings per share under the management case, yielding an implied stand-alone trading value for Standard of approximately $22.50 to $25 per Standard common share. J.P. Morgan also applied the same multiple range to estimated 2000 earnings per share under the restructuring case, yielding an implied stand-alone trading value for Standard of approximately $25 to $28 per Standard common share. J.P. Morgan compared these ranges to the $36.50 per share value offered in the merger.

     Using publicly available information, J.P. Morgan also compared selected financial data of Cooper with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be reasonably comparable to those of Cooper. The purpose of this analysis was to provide information regarding the fairness of the proposed merger consideration based upon a comparison of specific financial information of Cooper with that of several comparable public companies. The companies used for comparison with Cooper included:

     - Arvin Industries

     - Borg Warner Automotive Inc.

     - Collins & Aikman Corp.

     - Continental AG

     - Dana Corp.

     - Delco Remy International Inc.

     - Delphi Automotive Systems Corp.

     - Donnelly Corp.

     - Eaton Corp.

     - Federal-Mogul Corp.

     - Goodyear Tire & Rubber Co.

     - Johnson Controls Inc.

     - Lear Corp.

     - Magna International

     - Mark IV Industries Inc.

     - Meritor Automotive Inc.

     - Michelin S.A.

     - Modine Manufacturing Company

     - Pirelli & Co.

     - Simpson Industries

     - Superior Industries International

     - TRW, Inc.

     J.P. Morgan selected these companies because they engage in businesses reasonably comparable to those of Cooper. For each comparable company, J.P. Morgan measured publicly available financial performance data through the 12 months ended March 31, 1999, as well as financial projections by the equity analysts covering each comparable company. An analysis of the comparable companies showed a multiple of equity value to 2000 earnings ranging from 18.2x to 7.6x compared with a multiple of 11.3x for Cooper. The analysis of the companies also showed a multiple of firm value (defined as equity plus net debt) to 2000 earnings before interest, taxes, depreciation and amortization ranging from 3.7x to 7.4x as compared to a multiple of 5.2x for Cooper.

     J.P. Morgan then selected an appropriate multiple range and applied these multiples to Cooper's estimated 2000 earnings per share under the street case, yielding an implied stand-alone trading value for Cooper of approximately $21 to $25 per share for the company's common stock. J.P. Morgan also applied an appropriate multiple range to Cooper's estimated 2000 earnings before interest, taxes, depreciation and amortization under the street case, yielding an implied stand-alone trading value for Cooper of approximately $22 to $26 per share for the company's common stock. J.P. Morgan compared this to the closing price for Cooper's common stock of $22.69 on July 20, 1999.

     Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined the following transactions:

                ACQUIRED BUSINESS                            ACQUIROR
                -----------------                            --------
Varity Corporation...............................    Lucas Industries
Masland Corporation..............................    Lear Corporation
Gates Rubber.....................................    Tompkins plc
Prince Automotive................................    Johnson Controls Inc.
MST and Temic Bayern-Chemie (Magna)..............    TRW, Inc.
Stant Corporation................................    Tomkins plc
Prestone Products................................    AlliedSignal Inc.
American Axle....................................    Blackstone Group
Allied Signal Inc.'s safety restraints
  business.......................................    Breed Technologies
T&N Inc. ........................................    Federal-Mogul Corporation
Nelson Industries................................    Cummins Engine Inc.
Fel-Pro..........................................    Federal-Mogul Corporation
Granaria Holdings................................    Eagle Pitcher Industries
Echlin Inc. .....................................    Dana Corporation
ITT Industries' Electrical Systems division......    Valeo S.A.
ITT Brakes & Chassis.............................    Continental AG
Cooper Industries' Automotive Division...........    Federal-Mogul
Federal-Mogul's Bearings Division................    Dana Corporation
CMI International................................    Hayes Lemmerz
LucasVarity's HVBS...............................    Meritor
Excel Industries.................................    Dura Automotive
LucasVarity......................................    TRW, Inc.
Kuhlman Corporation..............................    Borg-Warner Automotive
Purolator Filters (Mark IV)......................    Arvin Industries
Aeroquip-Vickers.................................    Eaton Corporation
United Technologies' Automotive Division.........    Lear Corporation
Walbro Corp......................................    TI Group

     J.P. Morgan selected these transactions because of their similarity to the merger. An analysis of these transactions showed a ratio of firm value (defined as equity plus net debt) to last 12 months earnings before interest, taxes, depreciation and amortization of 12.3x to 3.4.x as compared to a multiple of 6.3x for the merger.

     Pro Forma Merger Analysis. J.P. Morgan prepared a pro forma analysis of the financial impact of the merger. In conducting the analysis, J.P. Morgan assumed, among other things:

     - purchase accounting treatment

     - 55% cash and 45% equity to be provided as merger consideration

     - equity consideration exchange rate based upon a Cooper price of $22.69 per share as of the closing price on July 20, 1999

     - estimates of cost savings and operating synergies resulting from the merger as provided by Standard's and Cooper's managements

     - projected earnings estimated for Cooper and Standard based on the street case and the J.P. Morgan case for Cooper and the management case and the restructuring case for Standard

     - Cooper raising debt financing at 7%

J.P. Morgan evaluated the potential pro forma impact of the merger on the earnings per share of Cooper's common stock. The analysis showed that the transaction should be accretive in the year 2000 to Cooper's shareholders without synergies. The analysis also showed, assuming $20 million in synergies phased in during 2000 and $40 million in synergies phased in during 2001, that the merger would be significantly accretive from 2000 to Cooper's shareholders. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Premium Analysis. J.P. Morgan reviewed the offer price of $36.50 relative to the closing price and average closing price of Standard's common shares over various periods during the one-year period ending July 21, 1999. The following table presents the average implied premium value over the closing price prior to July 21, 1999 for the periods covered.

                                                       6 MONTHS      ONE YEAR      ANNUAL
                              5 DAYS      30 DAYS      AVERAGE       AVERAGE        HIGH
                              ------      -------      --------      --------      ------
Premium %...................      49%         47%           85%           78%          25%
Base price..................  $24.49      $24.88        $19.74        $20.47       $29.19

     Analysis of Historical Prices. J.P. Morgan reviewed Standard's average closing price since January 5, 1990, and noted that only during a period from January 13, 1994 to March 8, 1994 did Standard's share price close in excess of $36.50. J.P. Morgan also reviewed the trading history for Cooper and noted that over the 12-month period prior to July 21, Cooper traded within a range of $15.44 to $25.00.

     This summary is not a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that one must consider its opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based the analyses on assumptions that it considered reasonable, including assumptions concerning general business and economic conditions which impact the companies' growth rates, labor costs and price competition and industry-specific factors similar to those set forth under the heading "Risk Factors." This summary sets forth under the description of each analysis the other principal assumptions upon which J.P. Morgan based that analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that either company or the combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of Standard, Cooper, J.P. Morgan, Merrill Lynch or any other person assumes responsibility if future results are materially different from those forecasted. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities for mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     J.P. Morgan has acted as exclusive financial advisor to Standard with respect to the proposed merger and has received customary fees for its services. J.P. Morgan will also receive a customary transaction fee if the proposed merger is consummated. In addition, Standard has also agreed to reimburse J.P. Morgan for its reasonable expenses (including the fees and disbursements of counsel) incurred in connection with its engagement, and will indemnify J.P. Morgan against various liabilities, including liabilities arising under the federal securities laws.

     In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Standard or Cooper for their own accounts or for the accounts of customers. Accordingly, they may hold long and/or short positions in those securities at any time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Standard's board of directors and management may be deemed to have certain interests in the merger that are in addition to their interests as Standard shareholders generally. Standard's board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated thereby.

     Appointment of Mr. Roudebush to the Cooper Board of Directors. Pursuant to the merger agreement, Cooper has agreed to appoint Ronald L. Roudebush, Vice Chairman and Chief Executive Officer of Standard, to the Cooper board of directors to fill a vacancy in the class the term of which expires in the year 2000. Except in certain limited circumstances, Cooper will also cause Mr. Roudebush to be included in the slate of nominees recommended by the Cooper board of directors for election as a director for a term expiring in the year 2003. Cooper has agreed to use its commercially reasonable best efforts to cause Mr. Roudebush's election.

     Stock Options and Restricted Shares. Pursuant to the merger agreement, Standard has agreed to use commercially reasonable best efforts to cause each agreement relating to an outstanding option to purchase Standard common shares to be amended so that, immediately prior to the effective time of the merger, each holder of an option to purchase Standard common shares would receive a cash payment and the underlying option will be canceled, whether or not the option is vested. The cash to be received for each option will equal the difference between $36.50 and the exercise price of the option. In addition, Standard has agreed to use commercially reasonable best efforts to cause each agreement relating to an outstanding award of restricted Standard common shares to be amended so that, immediately prior to the effective time of the merger, each holder of restricted Standard common shares which have been awarded but have not yet been earned, or which have been earned, but have not yet vested, would receive $36.50 in cash for each of those restricted common shares and the underlying award will be canceled. See "The Merger Agreement -- Conversion of Stock Options and Restricted Shares." As of July 26, 1999, 16 executive officers of Standard held stock options exercisable for 454,354 Standard common shares and five executive officers of Standard held 179,490 restricted Standard common shares that had either been earned, but that have not yet vested, or that have been awarded, but have not yet been earned. The total payments that could be required to be made by Standard under the foregoing arrangements relating to stock options and restricted common shares are approximately $11 million, which amount includes approximately $5 million payable to Messrs. Roudebush and Zampetis pursuant to their employment agreements described below.

     Employment Agreements. Standard has entered into employment agreements containing change in control provisions with Mr. Roudebush and with Theodore K. Zampetis, President and Chief Operating Officer.

Under Mr. Roudebush's agreement, he may terminate his employment for any reason or no reason during the six month period following a "change in control," such as will result from the merger. If Mr. Roudebush terminates his employment, in addition to amounts of salary and bonus which are accrued but not yet paid, he will receive in a lump sum payment an amount equal to twice the sum of his annual base salary and the bonus paid to him in the most recent fiscal year. This amount will total approximately $1,360,280. In addition, his options and his restricted common shares that have been earned but have not yet vested, or have been awarded, but have not yet been earned, will become immediately payable upon the change in control, resulting in a cash payment to Mr. Roudebush of $4,043,464 in consideration for the cancellation of these awards pursuant to the merger agreement. Mr. Roudebush is also entitled to the continuation of welfare benefits and pension benefits under Standard's Supplemental Salaried Pension Plan for two years after his termination.

     Mr. Zampetis has exercised his right to terminate his employment and to receive the benefits set forth in his employment agreement. He has agreed to remain employed in his present capacity until the completion of the merger. Upon completion of the merger he will be entitled to receive, in addition to amounts of salary and bonus which are accrued but not yet paid, continuation of his base salary for 27 months following his termination. This amount will total $1,035,000. In addition, his options and his restricted common shares that have been earned but have not yet vested, or have been awarded but have not yet been earned, will become immediately payable upon the merger, resulting in a cash payment to Mr. Zampetis of $2,639,714 in consideration for the cancellation of these awards pursuant to the merger agreement. Mr. Zampetis is also entitled to the continuation of welfare benefits for one year following the date of termination and pension accrual for 27 additional months.

     Change in Control Agreements. Standard has entered into change in control agreements with 15 officers other than Messrs. Roudebush and Zampetis. In general, the executive will be entitled to receive certain payments if a change in control of Standard occurs, such as will result from the merger, and the executive is terminated for any reason other than death or disability or for "cause" or resigns for "good reason" within two years after the change in control. An executive would have "good reason" to resign if he is assigned duties materially and adversely inconsistent with his duties prior to the change in control or if there is an adverse change in his title or responsibilities, a reduction in his base compensation, a failure by Standard or a successor to maintain its officers' incentive compensation plan or a comparable plan, a failure by Standard after the change in control to provide employee benefits that were provided at the time of the change in control, a failure by Standard to obtain the assumption of the agreement by any successor to Standard, or a transfer of the executive to a location more than 150 miles from the executive's present location or Dearborn, Michigan. Upon a termination without cause or a resignation for "good reason," Standard or its successor must pay the executive a lump sum equal to two and one-half times the sum of the executive's base salary plus the executive's target bonus for the year of termination or resignation. The executive is also entitled to the continuation of certain benefits and pension accrual for two and one-half years following the date of the termination or resignation. In no event will the total amount paid under the agreement exceed an amount which would trigger excise tax liability under
Section 280G of the Internal Revenue Code.

     Indemnification of Officers and Directors. Pursuant to the merger agreement, Cooper has agreed to provide certain indemnification to the present and former officers and directors of Standard and to maintain directors' and officers' liability insurance for the directors and officers covered by Standard's directors' and officers' liability insurance as of July 27, 1999. See "The Merger Agreement -- Covenants -- Indemnification of Directors and Officers."

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement-prospectus. This summary is qualified by reference to the merger agreement. We urge you to read the entire merger agreement for a more complete understanding of the merger's terms and conditions. References to the "merger" in this section apply equally to the Stock Election Merger and the Alternative Merger.

THE STOCK ELECTION MERGER AND THE ALTERNATIVE MERGER

     If Standard's shareholders adopt the merger agreement and authorize the acquisition of Standard common shares by Cooper under the Ohio Control Share Acquisition Act, and each of the other conditions to the merger is satisfied or waived, the closing will take place on the business day after the satisfaction or waiver of all of those conditions. At the closing, Standard will be acquired by Cooper in either the Stock Election Merger or the Alternative Merger. If the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is equal to or greater than $18, Standard will be merged with and into Cooper in the Stock Election Merger. If the average of the high and low sale price per share of Cooper common stock on the NYSE on the closing date is less than $18, CTB Acquisition Company, an Ohio corporation and a wholly owned subsidiary of Cooper, will merge with and into Standard in the Alternative Merger, with Standard surviving as a wholly owned subsidiary of Cooper. The determination of whether the Stock Election Merger or the Alternative Merger will occur cannot be made until after the close of trading on the NYSE on the closing date. The Stock Election Merger, if it occurs, will become effective at the later of the filing of certificates of merger with each of the Secretary of State of the State of Ohio and the Secretary of State of the State of Delaware, or at such later time as is specified in those certificates of merger. The Alternative Merger, if it occurs, will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Ohio, or at such later time as is specified in that certificate.

CONVERSION OF STANDARD COMMON SHARES

     If the Stock Election Merger occurs, as of the effective time of that merger, each Standard common share will be converted, based on the election of that shareholder (subject to the allocation formulas described under the heading "Allocation"), into the right to receive as merger consideration:

     - $36.50 in cash consideration; or

     - stock consideration consisting of a number of shares of Cooper common stock equal to:

      (1) $36.50 divided by

      (2) the average closing sale price per share of Cooper common stock on the NYSE, as reported in The Wall Street Journal, for the 20 consecutive trading days ending on the fifth trading day prior to the closing date, subject to the following collar arrangement:

         (a) if that average closing sale price per share is greater than $20 and less than $24.80, the number of shares of Cooper common stock per Standard common share will be determined by dividing $36.50 by that average closing sale price per share,

         (b) if that average closing sale price per share is equal to or less than $20, the number of shares of Cooper common stock received per Standard common share will be 1.825, and

         (c) if that average closing sale price per share is equal to or greater than $24.80, the number of shares of Cooper common stock received per Standard common share will be 1.472; or

     - a combination of stock consideration and cash consideration.

If the Alternative Merger occurs, as of the effective time of that merger, each Standard common share will be converted into the right to receive $36.50 in cash consideration and no shares of Cooper common stock will be issued.

     All Standard common shares held in treasury by Standard or any of its subsidiaries will be canceled for no consideration. Each share of Cooper common stock outstanding immediately prior to the merger will continue to be a share of Cooper common stock, unchanged by the merger.

ELECTIONS

     Accompanying this proxy statement-prospectus is an Election Form and Letter of Transmittal, which was sent to each holder of record of Standard common shares on the record date for voting at the Standard special meeting. The Election Form will permit you to make one of the following elections:

     - Unconditional Stock Election. You may elect unconditionally to receive the stock consideration for all of your Standard common shares.

     - Conditional Stock Election. You may elect conditionally to receive the stock consideration for all of your Standard common shares. The condition is that all of your Standard common shares must be converted into the stock consideration but if all of those shares cannot be converted into the stock consideration because of the allocation provisions of the merger agreement, then all of your shares will be converted into the right to receive the cash consideration.

     - Cash Election. You may elect to receive the cash consideration for all of your Standard common shares.

     - Mixed Election. You may elect to receive the cash consideration for a portion of your Standard common shares and unconditionally to receive the stock consideration for a portion of your Standard common shares.

Any Standard common shares held by a holder who fails to make an election, and any Standard common shares held by a holder who fails to submit a valid Election Form prior to the election deadline described under the heading "Election Procedures," will be treated as shares subject to no election. Shares subject to no election will receive merger consideration in accordance with the allocation formulas described under the heading "Allocation."

     There are significant differences between an unconditional stock election and a conditional stock election under the allocation formulas. If the holders of too many Standard common shares elect to receive the stock consideration, then shares subject to a conditional stock election are converted (selected by lottery if less than all such shares are converted) into the right to receive the cash consideration. If all shares subject to a conditional stock election are converted into the right to receive the cash consideration, then all shares subject to an unconditional stock election will be converted into the right to receive a pro rata amount of the available stock consideration, with the balance of the merger consideration consisting of a portion of the cash consideration. If you make a conditional stock election, you are electing to receive all stock consideration for all of your Standard common shares if available and, if not available, then to receive all cash consideration for all of your Standard common shares. Shares subject to an unconditional stock election are converted into the right to receive either the stock consideration or a pro rata amount of the stock consideration and the cash consideration, but only if all shares subject to a conditional stock election are converted into the right to receive the cash consideration. If you make an unconditional stock election you are electing to receive as much stock consideration as possible, even if that means that the allocation formula in the merger agreement causes you to receive a mix of cash and stock. See "Allocation -- Cash Oversubscription."

     YOU SHOULD CAREFULLY CONSIDER THE TAX CONSEQUENCES OF MAKING AN ELECTION. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER. SEE "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

CASH ELECTION SHARES CAP AND SHARE ISSUANCE CAP

     Cash Election Shares Cap. In the Stock Election Merger, Cooper will determine the maximum aggregate amount of cash to be paid and the maximum number of Standard common shares to be converted into the right to receive cash. The maximum aggregate amount of cash to be paid in the Stock Election Merger equals:

                     (1)  the total number of Standard common shares outstanding at the effective time of the merger
-multiplied by-      (2)  the exchange ratio of shares of Cooper common stock issuable as stock consideration per Standard common share
-multiplied by-      (3)  the average between the high and low sale price per share of
                          Cooper common stock on the NYSE on the closing date
-multiplied by-      (4)  55%
-minus-              (5)  the result of the following calculation
                          (a) the total number of Standard common shares purchased or redeemed by Standard on or after March 24, 1999 (this number equals zero)

  -plus-                  (b) the total number of Standard common shares, if any, as to which holders of those shares have filed, perfected and not withdrawn a written demand for payment of the fair
                              value of their Standard common shares as described under
                              the heading "Dissenters' Appraisal Rights"
  -multiplied by-         (c) $36.50

The maximum number of Standard common shares that can be converted into the right to receive cash will equal that number of Standard common shares (rounded downward to the nearest whole number) determined by dividing the maximum aggregate amount of cash that can be paid in the Stock Election Merger by $36.50. The cap on the maximum amount of cash to be paid and the allocation formulas described under the next heading assure that approximately 45% of the value of the merger consideration on the closing date will consist of Cooper common stock and approximately 55% will consist of cash. If, as a result of the allocation formulas, the cash consideration is more than 55% of the total merger consideration, the amount of the cash consideration will be adjusted in accordance with the merger agreement so that it equals, as close as practicable, 55% of the total merger consideration.

     Share Issuance Cap. Under no circumstances will Cooper be required to issue more than a number of shares of Cooper common stock equal to:

     - 15,169,000, minus

     - the sum of

      (1) the aggregate number of shares of Cooper common stock issuable in connection with the substitution of options to purchase shares of Cooper common stock for options to purchase Standard common shares that have not been converted into the right to receive cash as described under the heading "Cash Out or Conversion of Stock Options and Restricted Shares -- Stock Options," and

      (2) the aggregate number of shares of Cooper common stock required to be substituted for restricted Standard common shares that have not been converted into the right to receive cash as described under the heading "Cash Out or Conversion of Stock Options and Restricted Shares -- Restricted Shares."

This share issuance cap operates as a limitation on the allocation provisions described below.

ALLOCATION

     The number of Standard common shares converted into the right to receive the cash consideration in the Stock Election Merger must equal the maximum number of Standard common shares that can be converted into the right to receive cash. If the number of Standard common shares electing to receive the cash consideration is less than or greater than the maximum number of Standard common shares that can be converted into the right to receive cash, the merger agreement contains allocation formulas that force the number of Standard common shares that will receive the cash consideration (or a portion thereof) to equal, as closely as practicable but not to exceed, the maximum number of Standard common shares to be converted into the right to receive cash. Under the allocation formulas described in this section, shares subject to a mixed election are treated as shares subject to a cash election for that portion of the Standard common shares for which a shareholder elected to receive the cash consideration and as shares subject to an unconditional stock election for that portion of the Standard common shares for which that shareholder elected to receive the stock consideration.

     Cash Oversubscription. If the aggregate number of shares subject to a cash election is greater than the limit on the number of Standard common shares that can be converted into the right to receive cash, then all shares subject to a conditional stock election, all shares subject to an unconditional stock election and all shares subject to no election will be converted into the right to receive the stock consideration subject to the share issuance cap, and each share subject to a cash election will be converted into the right to receive:

     - a portion of the cash consideration equal to

      (1) $36.50 multiplied by

      (2) a fraction

         (a) the numerator of which equals the maximum number of Standard common shares that can be converted into the right to receive cash,

         (b) the denominator of which equals the aggregate number of shares subject to a cash election; and

     - a portion of the stock consideration equal to

      (1) the exchange ratio of shares of Cooper common stock issuable as stock consideration per Standard common share, multiplied by

      (2) one minus the fraction described in clause (2) of the preceding subheading.

     Cash Undersubscription. If the aggregate number of shares subject to a cash election is equal to or less than the maximum number of Standard common shares that may be converted into the right to receive the cash consideration, then:

     - all shares subject to a cash election will be converted into the right to receive the cash consideration; and

     - all shares subject to no election will be converted into the right to receive the cash consideration, but if the conversion of all shares subject to no election into the right to receive the cash consideration would cause the maximum number of Standard common shares that can be converted into the right to receive the cash consideration to be exceeded, then each share subject to no election will be converted into the right to receive:

      (1) a portion of the cash consideration equal to

         (a) $36.50 multiplied by

         (b) a fraction

             (i) the numerator of which equals the difference between the maximum number of Standard common shares that can be converted into the right to receive cash and the aggregate number of shares subject to a cash election, and

             (ii) the denominator of which equals the aggregate number of shares subject to no election; and

      (2) a portion of the stock consideration equal to

         (a) the exchange ratio of shares of Cooper common stock issuable as stock consideration per Standard common share, multiplied by

         (b) one minus the fraction described in clause (1)(b) of the preceding subheading.

     If the sum of the aggregate number of shares subject to a cash election and the aggregate number of shares subject to no election converted into the right to receive the cash consideration (or a portion thereof in accordance with the formula described above) equals the maximum number of Standard common shares that can be converted into the right to receive the cash consideration, then each share subject to a stock election will be converted into the right to receive the stock consideration, subject to the share issuance cap.

     If the sum of the aggregate number of shares subject to a cash election and the aggregate number of shares subject to no election is less than the maximum number of Standard common shares that can be converted into the right to receive the cash consideration by a number of Standard common shares that is less than or equal to the aggregate number of shares subject to a conditional stock election, then all shares subject to an unconditional stock election will be converted into the right to receive the stock consideration, subject to the share issuance cap. A number of shares subject to a conditional stock election (selected by Harris Trust by lottery) equal to, as closely as practicable, but not greater than:

     - the maximum number of Standard common shares that can be converted into the right to receive the cash consideration, minus

     - the sum of

      (1) the aggregate number of shares subject to a cash election and

      (2) the aggregate number of shares subject to no election

will be converted into the right to receive the cash consideration. The balance of the shares subject to a conditional stock election (not so selected by lottery) will be converted into the right to receive the stock consideration, subject to the share issuance cap.

     If (1) the sum of the aggregate number of shares subject to a cash election and the aggregate number of shares subject to no election is less than (2) the maximum number of Standard common shares that can be converted into the right to receive cash, by (3) a number of Standard common shares that is greater than the aggregate number of shares subject to a conditional stock election, then (4) each share subject to a conditional stock election will be converted into the right to receive the cash consideration. In addition, each share subject to an unconditional stock election will be converted into the right to receive:

     - a portion of the cash consideration equal to $36.50 multiplied by a fraction

      (1) the numerator of which equals

         (a) the maximum number of Standard common shares that can be converted into the right to receive cash, minus

         (b) the sum of

             (i) the aggregate number of shares subject to a conditional stock election,

             (ii) the aggregate number of shares subject to a cash election, and

             (iii) the aggregate number of shares subject to no election, and

      (2) the denominator of which equals the aggregate number of shares subject to an unconditional stock election; and

     - a portion of the stock consideration equal to

      (1) the exchange ratio of shares of Cooper common stock issuable as stock consideration per Standard common share, multiplied by

      (2) one minus the fraction described in clause (1) and (2) of the preceding subheading.

     Cooper will make all computations related to the allocation formulas described in this section (except for the lottery described above), and all of those computations will be binding and conclusive on all holders of Standard common shares. Harris Trust, the exchange agent selected by Cooper under the merger agreement, will conduct the lottery described above and will make all computations required in connection with that lottery, and all of those computations will be binding and conclusive on all holders of Standard common shares. Harris Trust has the right to establish reasonable procedures in connection with that lottery with the objective that shares subject to a conditional stock election involved in that lottery will be selected by lot or another process (including, but not limited to, the creation of poolings of holdings of a particular size from which to draw by lot) to accomplish the objective of that lottery.

     Harris Trust will allocate the merger consideration as soon as practicable following the effective time of the Stock Election Merger, but in no event later than 15 days after the effective time of that merger. Harris Trust will distribute the merger consideration as soon as practicable after completion of this allocation. Cooper will deliver to Harris Trust the number of shares of Cooper common stock and the aggregate amount of cash consideration payable as merger consideration in sufficient time for Harris Trust to make that distribution. Harris Trust will not be entitled to vote or exercise any rights of ownership with respect to the shares of Cooper common stock held by it from time to time hereunder, except that Harris Trust will receive and hold all dividends or other distributions paid or distributed with respect to those shares for the account of each former Standard shareholder entitled thereto.

TAX TREATMENT

     Each of Cooper and Standard has agreed to use commercially reasonable best efforts to cause the Stock Election Merger to qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code.

ADJUSTMENTS RELATED TO TAX OPINIONS

     If either the tax opinion of Baker & Hostetler LLP referred to under the heading "Conditions to the Merger -- Conditions to Standard's Obligation" cannot be rendered (as reasonably determined by Baker & Hostetler LLP and concurred in by Jones, Day, Reavis & Pogue) or the tax opinion of Jones, Day, Reavis & Pogue referred to under the heading "Conditions to the Merger -- Conditions to Cooper's and CTB Acquisition Company's Obligations" cannot be rendered (as reasonably determined by Jones, Day, Reavis & Pogue and concurred in by Baker & Hostetler LLP), in either case as a result of the Stock Election Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles related to reorganizations under
Section 368(a) of the Internal Revenue Code, then Cooper must reduce the maximum number of Standard common shares that can be converted into the right to receive cash (which effectively increases the number of Standard common shares that will be converted into the right to receive the stock consideration in the transaction). Such reduction will be by the minimum number of Standard common shares necessary to enable Jones, Day, Reavis & Pogue and Baker & Hostetler LLP to render the relevant tax opinion or opinions. Notwithstanding the foregoing Cooper may not issue more shares of its common stock than allowed by the share issuance cap described under the heading "Cash Election Shares Cap and Share Issuance Cap -- Share Issuance Cap."

CASH OUT OR CONVERSION OF STOCK OPTIONS AND RESTRICTED SHARES

     Stock Options. Standard has agreed to use commercially reasonable best efforts to cause each agreement related to an outstanding option to purchase Standard common shares, whether or not the option is vested, to be amended so that, immediately prior to the effective time of the merger, each holder of an option to purchase Standard common shares would receive in consideration for cancellation of that option an amount in cash equal to:

     - the excess of $36.50 over the exercise price of that option, multiplied by

     - the number of Standard common shares subject to that option.

If Standard uses commercially reasonable best efforts to cause each agreement related to an outstanding option to purchase Standard common shares to be canceled in consideration of the payment of cash as described above, and one or more holders of those options do not agree to the cancellation, each of those options will be automatically converted into an option to purchase shares of Cooper common stock. The converted option will contain the same terms and conditions as the option to acquire Standard common shares, including the same restrictions on exercisability and vesting, except that the exercise price and the number and type of shares covered by the option will be adjusted. As described below, the method of adjustment will depend upon whether the Stock Election Merger or the Alternative Merger occurs.

If the Stock Election Merger occurs, each option to purchase Standard common shares subject to an agreement that has not been amended as described in the preceding sentence will be automatically converted into an option to purchase a number of shares of Cooper common stock equal to:

     - the number of Standard common shares that could have been purchased under that option, multiplied by

     - the number of shares of Cooper common stock issuable as stock consideration per Standard common share.

The exercise price per share of Cooper common stock under a converted option will equal:

     - the per Standard common share exercise price of that option, divided by

     - the number of shares of Cooper common stock issuable as stock consideration per Standard common share.

If the Alternative Merger occurs, each option to purchase Standard common shares will be converted as described in the preceding two sentences but the number of shares of Cooper common stock issuable as stock consideration per Standard common share will equal 1.825. The exercise price of each share of Cooper common stock under the option will equal the exercise price of each Standard common share under that option divided by 1.825.

     Restricted Shares. Standard has agreed to use commercially reasonable best efforts to cause each agreement related to an outstanding award of Standard common shares that were, as of the date of the merger agreement, subject to a substantial risk of forfeiture for federal income tax purposes, to be amended so that, immediately prior to the effective time of the merger, each holder of restricted Standard common shares, whether or not earned, would receive in consideration for cancellation of those shares an amount in cash equal to $36,50 multiplied by the number of restricted Standard common shares held by that holder. If Standard uses commercially reasonable best efforts to cause each agreement related to an award of Standard common shares that was outstanding as of the date of the merger agreement and that was subject to a substantial risk of forfeiture for federal income tax purposes to be canceled in consideration for the payment of cash, and one or more holders of the restricted Standard common shares do not agree to the cancellation, the treatment of those restricted Standard common shares will depend on whether the Stock Election Merger or the Alternative Merger occurs. If the Stock Election Merger occurs, each restricted Standard common share subject to an award agreement that has not been amended as described in the preceding sentence will be converted into the right to receive the merger consideration and will be treated as a share subject to no election. If the Alternative Merger occurs, each restricted Standard common share subject to an award agreement that has not been amended as described in the first sentence of this paragraph will (as a result of the accelerated vesting of those restricted Standard common shares in accordance with the terms of the agreements relating to those shares) be converted into the right to receive $36.50 multiplied by the number of restricted Standard common shares held by that holder. If the Alternative Merger occurs, a holder of restricted Standard common shares will receive the same amount of cash whether or not the agreement related to those restricted Standard common shares is amended.

ELECTION PROCEDURES

     Accompanying this proxy statement-prospectus is an Election Form and Letter of Transmittal, which includes instructions. All elections must be made on the Election Form. Any Election Form submitted by a dissenting shareholder will be invalid and will be rejected. If any dissenting shareholder ceases to be a dissenting shareholder but does not submit a valid Election Form prior to the election deadline, each Standard common share held by that dissenting shareholder will be treated as a share subject to no election.

     Holders of Standard common shares who "constructively own" shares held by each other by virtue of Section 318(a) of the Internal Revenue Code, and who so certify to Cooper's satisfaction and any single holder of Standard common shares who holds the shares in two or more different names and who so certifies to Cooper's satisfaction, may submit a joint Election Form covering the aggregate number of Standard common shares owned by the holders or single holder and will be considered a single holder for purposes of the allocation formulas described above. Record holders who are nominees, and who certify at the request of Cooper that they hold Standard common shares as a nominee, may submit a separate Election Form for each beneficial owner of Standard common shares held by that nominee, and each of those beneficial owners will be treated as a separate holder for purposes of the allocation formulas described above.

     You may change or revoke your election by submitting a properly completed and signed Election Form that is received by Harris Trust prior to the election deadline. You may revoke your election and withdraw the share certificates representing your Standard common shares by providing written notice to Harris Trust by the close of business on the day prior to the election deadline. Harris Trust will use reasonable efforts to make an Election Form available to all Standard shareholders who become holders of Standard common shares after the mailing of the Election Form and before the election deadline.

     For an election to be validly made, Harris Trust must have received a valid, properly completed and executed Election Form by the election deadline. An election will be validly made only if the Election Form is properly completed and executed by the shareholder in accordance with the instructions contained in that form (with the signature or signatures guaranteed as required by the Election Form) accompanied by the share certificate or certificates representing all of the Standard common shares owned by that shareholder, duly endorsed in blank or in another form acceptable to Cooper. If share certificates are not available when the Election Form is sent to Harris Trust, the shareholder may provide a Guarantee of Delivery from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company located in the United States. A Guarantee of Delivery in effect guarantees to Cooper that those share certificates will be delivered to Harris Trust.

     The election deadline will be 5:00 p.m., Cleveland, Ohio time, on a business day selected by Cooper that is not less than 20 days after the initial mailing of the proxy statement-prospectus and the Election Form and that is not before the third day after the average closing sale price per share of Cooper common stock is determined as described under the heading "Conversion of Standard Common Shares -- Stock Consideration." Cooper expects 5:00 p.m.,
Cleveland, Ohio time, on October   , 1999 to be the election deadline, but may
set another date subject to the constraint described in the preceding sentence.

     Cooper has the right to make reasonable determinations and to establish reasonable procedures in guiding Harris Trust in its determination as to the validity of Election Forms. None of Standard, Cooper or Harris Trust are under any obligation to notify any Standard shareholder of any defect in an Election Form. If you submit an invalid Election Form prior to the election deadline that is not made valid prior to the election deadline, you will be deemed to have made no election and all of your Standard common shares will be treated as shares subject to no election.

     Additional copies of the Election Form and Letter of Transmittal may be obtained from Harris Trust at (800) 245-7630.

     THE ELECTION FORM AND LETTER OF TRANSMITTAL IS INCLUDED WITH THIS PROXY STATEMENT-PROSPECTUS. YOU SHOULD COMPLETE IT IN ACCORDANCE WITH ITS INSTRUCTIONS AND RETURN IT TO HARRIS TRUST PRIOR TO THE ELECTION DEADLINE. YOU SHOULD INCLUDE YOUR SHARE CERTIFICATES OR AN APPROPRIATE GUARANTEE OF DELIVERY OF YOUR SHARE CERTIFICATES AS SET FORTH IN THE ELECTION FORM. IF YOU DO NOT PROPERLY COMPLETE AND RETURN TO HARRIS TRUST AN ELECTION FORM PRIOR TO THE ELECTION DEADLINE, YOUR STANDARD COMMON SHARES WILL BE TREATED AS SHARES SUBJECT TO NO ELECTION AND THE FORM OF MERGER CONSIDERATION YOU WILL BE ENTITLED TO RECEIVE WILL BE DETERMINED BY THE DEFAULT ALLOCATION PROVISIONS OF THE MERGER AGREEMENT.

EXCHANGE OF SHARE CERTIFICATES

     Exchange Procedures. Immediately after the effective time of the merger, Cooper will deposit with Harris Trust the aggregate amount of the cash consideration and, if the Stock Election Merger has occurred, certificates representing the shares of Cooper common stock issuable pursuant to the merger agreement and the aggregate amount of cash required to make payments in lieu of issuing fractional shares.

     As soon as practicable after the effective time of the merger, Cooper must use its commercially reasonable best efforts to cause Harris Trust to mail an Election Form and Letter of Transmittal to each record holder of a share certificate or certificates that immediately prior to the effective time of the merger represented outstanding Standard common shares converted in the merger, and who did not submit a properly completed Election Form accompanied by the appropriate share certificate or certificates. Any elections made after the election deadline will not be effective, but the Election Form must be completed and your certificates for Standard common shares must be submitted for you to receive the merger consideration.

     After the effective time of the merger, the holders of all share certificates that previously submitted a valid Election Form and those subsequently surrendered for cancellation to Harris Trust, together with a properly completed Election Form, will be entitled to receive, in exchange for those share certificates, the merger consideration (determined in accordance with the relevant provisions of the merger agreement), and, as applicable if the Stock Election Merger has occurred, cash in lieu of any fractional share, and certain dividends and other distributions. Until so surrendered, each share certificate will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration, certain dividends or other distributions, and cash in lieu of any fractional share of Cooper common stock. No interest will be paid or will accrue on any cash payable to holders of share certificates prior to or following the effective time of the merger.

     Any portion of the merger consideration that has not been distributed to the former shareholders of Standard within 180 days after the effective time of the merger will, at Cooper's request, be delivered to Cooper. Thereafter, former Standard shareholders must look only to Cooper for payment. Neither Cooper nor CTB Acquisition Company will be liable to former shareholders for any cash consideration delivered to a public official under any abandoned property, escheat or similar laws.

     Dividends. Until the holder of a Standard share certificate surrenders that certificate with an Election Form, no dividends or other distributions that are declared on or after the effective time of the Stock Election Merger on Cooper common stock, or that are payable to the holders of record thereof on or after the effective time of the Stock Election Merger, will be paid to any shareholder entitled to receive the stock consideration or any portion thereof. No certificates evidencing Cooper common stock, the cash consideration or any portion thereof, or any cash payment in lieu of a fractional share will be issued or paid to any shareholder until that shareholder surrenders the related share certificate or certificates in compliance with the procedures described above. Following surrender of the share certificate, subject to applicable law, each record holder of a new certificate representing whole shares of Cooper common stock will be paid:

     - at the time of surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions previously paid with respect to the shares of Cooper common stock represented by that new certificate having a record date on or after the effective time of the Stock Election Merger and a payment date prior to the surrender of the share certificate;

     - at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to those shares of Cooper common stock and having a record date on or after the effective time of the Stock Election Merger but prior to surrender and a payment date on or after the delivery of new certificates; and

     - at the time of that surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Cooper common stock to which the holder is entitled to and the cash consideration or any portion thereof payable with respect to the surrendered share certificate or certificates.

In no event will any shareholders be entitled to receive interest on those dividends or other distributions.

     Transfer Taxes; Withholding. If you are the registered holder of a share certificate and you want cash or certificates representing shares of Cooper common stock to be paid or issued to someone other than you, before Cooper will make that payment or issuance, Cooper will require that the share certificate so surrendered be properly endorsed and otherwise in proper form for transfer. Cooper will also require that you pay to Harris Trust any transfer or other taxes required because of that issuance of certificates or establish to the satisfaction of Harris Trust that any applicable tax has been paid or is not payable.

     Cooper and Harris Trust will be entitled to deduct and withhold from the merger consideration otherwise payable to a Standard shareholder any amount that Cooper or Harris Trust is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code or under any provision of United States federal, state, local or foreign tax law. To the extent that amounts are so withheld by Cooper or Harris Trust, those withheld amounts will be treated for all purposes as having been paid to the holder of the Standard common shares with respect to which the deduction and withholding were made by Cooper or Harris Trust.

     No Fractional Shares. No certificates or scrip representing fractional shares of Cooper common stock will be issued upon the surrender for exchange of share certificates. No Cooper dividend or other distribution or stock split will relate to any fractional share. No fractional share will entitle the owner thereof to vote or to any other rights of a security holder of Cooper. In lieu of any fractional share, a Standard shareholder will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying:

     - the average closing sale price per share of Cooper common stock on the NYSE for the five trading days prior to the closing date of the transactions contemplated by the merger agreement by

     - the fractional interest to which that holder would otherwise be entitled.

     Adjustments to Conversion Number. In the event of any reclassification, share split or share dividend with respect to Cooper common stock or Standard common shares, any change or conversion of Cooper common stock or Standard common shares into other securities, any dividend or other distribution with respect to Cooper common stock or Standard common shares other than normal cash dividends (or if a record date with respect to any of the foregoing should occur) prior to the effective time of the merger, appropriate and proportionate adjustments, if any, will be made to the number of shares of Cooper common stock issuable as stock consideration and to the cash consideration, and all references to the number of shares of Cooper common stock issuable as stock consideration and to the cash consideration in the merger agreement will be deemed to be to the number of shares of Cooper common stock issuable as stock consideration and the cash consideration as so adjusted.

     Lost Certificates. If your share certificate has been lost, stolen or destroyed, when you make an affidavit of that fact and, if you are required by Cooper to post a bond in a reasonable amount as directed by Cooper (but consistent with the practices Cooper applied to its own shareholders as of the date of the merger agreement and the customary practices of Harris Trust), as indemnity against any claim that may be made against Harris Trust with respect to that share certificate, Harris Trust will issue in exchange for that lost, stolen or destroyed share certificate the cash consideration, shares of Cooper common stock, or any cash in lieu of fractional shares of Cooper common stock to which you are entitled under the merger agreement.

     Affiliate Legend. Certificates representing shares of Cooper common stock issued under the merger agreement in exchange for Standard common shares surrendered by any person or entity that controls, is controlled by, or is under common control with Standard for purposes of Rule 145(c) under the Securities Act will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A RULE 145 TRANSACTION, AS THAT TERM IS USED IN RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED ONLY (1) PURSUANT TO RULE 145, (2) PURSUANT TO AN EFFECTIVE

     REGISTRATION STATEMENT UNDER THE ACT, OR (3) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties, qualified by specified exceptions and materiality standards, of each of Standard, Cooper and, in certain circumstances, CTB Acquisition Company related to, among other things:

     - due organization, valid existence, good standing, corporate power and similar corporate matters;

     - capital structure;

     - authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

     - the absence of conflicts under that party's respective organizational documents and certain other agreements;

     - required consents or approvals and violations of any instruments or laws;

     - documents and reports filed with the SEC and the accuracy and completeness of information contained in those documents and reports;

     - the absence of undisclosed liabilities;

     - the absence of certain material changes or events since January 1, 1999;

     - the accuracy and completeness of the information included in this proxy statement-prospectus supplied by that party;

     - compliance with certain instruments and laws;

     - taxes and tax returns;

     - the absence of pending or threatened actions, investigations, litigation or proceedings;

     - agreements resulting in the acceleration of benefits as a result of the merger;

     - employee benefit plans;

     - employment and labor matters;

     - intellectual property;

     - environmental matters;

     - brokers' or finders' fees;

     - required votes of shareholders;

     - the inapplicability of, or compliance with, certain state anti-takeover statutes;

     - the inapplicability of that party's shareholder rights plan;

     - the existence of certain types of material contracts;

     - ownership of shares of the other party; and

     - insurance.

     Standard also made certain representations and warranties related to the receipt of a fairness opinion from J.P. Morgan and the fees and expenses payable in connection with the transaction. Cooper also made certain representations and warranties related to the availability of financing necessary to consummate the transactions contemplated by the merger agreement and with respect to CTB Acquisition Company.

     None of these representations and warranties survive consummation of the merger.

COVENANTS

     Conduct of Business. The merger agreement requires each of Standard and Cooper and their respective subsidiaries, with certain exceptions, to carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, to use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business will be unimpaired at the effective time of the merger.

     Standard has also agreed that, with certain exceptions, it will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Cooper:

     - declare or pay any dividend other than regular quarterly dividends of up to $0.18 per Standard common share;

     - split, combine or reclassify any of its capital stock, or acquire any shares of its capital stock (except in connection with the cancellation of all options to purchase Standard common shares and all restricted Standard common shares, as described under "Cash Out or Conversion of Stock Options and Restricted Shares");

     - except upon the exercise of existing options to purchase Standard common shares, issue any shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock;

     - amend its corporate organizational documents;

     - sell or otherwise encumber or dispose of any of its assets, other than in transactions that are in the ordinary course of business consistent with past practice and that do not have a market value in excess of $2,000,000 for any one transaction and $5,000,000 in the aggregate;

     - enter into commitments for capital expenditures involving more than $25,000,000 in the aggregate from July 27, 1999 until November 30, 1999, with that amount increasing by $5,000,000 per month beginning December 1, 1999;

     - incur or guarantee any indebtedness or make any loan, advance or capital contribution to, or other investment in, any other person or entity, other than (1) in the ordinary course of business consistent with past practice, and (2) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned subsidiaries or between any of those wholly owned subsidiaries;

     - acquire or agree to acquire any equity interest in, or assets of, another entity outside of the ordinary course of business;

     - satisfy any claim or liability, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $2,000,000 in the aggregate, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Standard, included in documents filed by Standard with the SEC or incurred in the ordinary course of business consistent with past practice;

     - alter the corporate structure or ownership of Standard or any of its subsidiaries;

     - knowingly violate or knowingly fail to perform any material obligation or duty imposed upon Standard or any of its subsidiaries by applicable law;

     - enter into or change any existing severance, employment, stock option or similar agreement, arrangement or plan except for any agreement, arrangement or plan that can be terminated on 30 days' notice without cost and except for severance compensation that Standard may pay in cash in the ordinary course consistent with past practice in excess of amounts payable under Standard's existing severance plans (but not in excess of $500,000 in the aggregate) to obtain the release of certain claims;

     - except as permitted under other sections of the merger agreement and except in accordance with existing plans, arrangements or policies, (1) increase the compensation payable or that becomes payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of Standard or its subsidiaries or any of its subsidiaries who are not executive officers of Standard or its subsidiaries, or (2) grant, agree to pay, increase or accelerate the severance, termination or other benefits payable to any director, officer or employee;

     - except as required by applicable law, establish, amend, take action to enhance or accelerate any rights or benefits under any labor, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     - take any action, other than actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

     - make any tax election or settle or compromise any material federal, state, local or foreign tax liability;

     - take any action or knowingly fail to take any action that would cause any of its representations or warranties contained in the merger agreement to be untrue in any material respect or result in a material breach of any covenant made by it in merger agreement; or

     - authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Cooper has also agreed that, with certain exceptions, it will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Standard:

     - declare or pay any dividend other than in the ordinary course of business consistent with past practice;

     - split, combine or reclassify any of its capital stock, or acquire any shares of its capital stock;

     - issue any shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock, except in the ordinary course of business consistent with past practice or in connection with certain permitted acquisitions;

     - amend Cooper's corporate organizational documents;

     - alter the corporate structure or ownership of Cooper;

     - acquire any equity interest in, or assets of, another entity outside of the ordinary course of business if upon the consummation of any such transaction (1) the surviving corporation resulting from any merger or combination transaction is not Cooper or is not a subsidiary of Cooper or
       (2) members of the board of directors of Cooper fail to constitute more than one-half of the board of directors of the successor entity or the entity that controls the successor entity;

     - knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any of its subsidiaries by any applicable law;

     - take any action, other than actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

     - take any action or knowingly fail to take any action that would cause any of its representations or warranties contained in the merger agreement to be untrue in any material respect or result in a material breach of any covenant made by it in the merger agreement; or

     - authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     No Solicitation. Standard agreed not to solicit or encourage any inquiries or proposals or, except as described below, engage in discussions with any person related to any acquisition proposal. An acquisition proposal is:

     - any direct or indirect acquisition of 15% or more of any class of equity securities of Standard;

     - any tender or exchange offer that, if consummated, would result in a person beneficially owning 15% or more of any class of equity securities of Standard;

     - any merger or other business combination or reorganization involving Standard; or

     - any of the foregoing involving any of Standard's subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Standard and its subsidiaries, taken as a whole.

     Standard also agreed to end any inquiries, discussions or negotiations with persons other than Cooper that were begun prior to the date of the merger agreement. Standard agreed to promptly notify Cooper of any acquisition proposals and to update Cooper with respect to any acquisition proposal.

     Standard may provide information to, or enter into negotiations with, a person presenting an acquisition proposal if the board of directors of Standard determines in good faith, after consultation with its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Standard's shareholders under applicable law. The board of directors of Standard may terminate, on the fifth business day after providing notice to Cooper of that termination, the merger agreement to enter into an agreement with a person making an acquisition proposal if the board of directors of Standard determines in good faith, based on the advice of an investment banking firm of national reputation taking into account all of the terms and conditions of the acquisition proposal, including any conditions to consummation of that acquisition proposal, and after consultation with its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Standard's shareholders under applicable law, that the acquisition proposal is more favorable to Standard's shareholders from a financial point of view (after taking into account all aspects of the merger and the transaction contemplated by that acquisition proposal), and that the financing for the transactions contemplated by that acquisition proposal is then committed or that a "highly confident" letter has been obtained from an investment banking firm of national reputation. The board of directors of Standard may also take a position on a tender offer if it determines in good faith, after consultation with its outside counsel, that the failure to do so would be in violation of its obligations under applicable law.

     Indemnification of Directors and Officers. Cooper, if the Stock Election Merger occurs, and CTB Acquisition Company, if the Alternative Merger occurs, will indemnify each current or prior officer or director of Standard (to the same extent to which the indemnitee would currently be entitled to indemnification from Standard) against any and all losses, claims, damages, liabilities, joint and several, judgments, fines, settlements and other amounts arising from, and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which that officer or director may be involved, or be threatened to be involved, as a party or otherwise by reason of or in connection with his status as a director or officer of Standard prior to the effective time of the merger (including, without limitation, in connection with the merger and the other transactions contemplated by the merger agreement), arising within a period of six years after the effective time of the merger. The indemnitee is only entitled to indemnification if (1) the indemnitee acted in good faith and in a manner he in good faith believed to be in, or not opposed to, the best interests of Standard, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful and (2) the indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. Cooper or CTB Acquisition Company, as applicable, must pay all reasonable expenses (including legal fees and expenses) that are incurred by an indemnitee in enforcing those indemnification obligations to the extent an indemnitee is successful in enforcing his indemnification rights under the merger agreement.

     Cooper, if the Stock Election Merger occurs, or CTB Acquisition Company, if the Alternative Merger occurs, must purchase and cause to be maintained in effect from the effective time of the merger to and including the fourth anniversary of the effective time of the merger, for the benefit of the directors and officers of Standard who are covered by directors' and officers' liability insurance policies maintained by Standard on the date of the merger agreement, directors' and officers' liability insurance policies. These policies will cover matters arising out of or in connection with an individual's status as a director or officer of Standard at or prior to the effective time of the merger and provide at least the same or equivalent coverage as, and which contain terms and conditions that are not materially less advantageous to those directors and officers than, the directors' and officers' liability insurance policies maintained by Standard, but the party providing that insurance is not required annually to pay more than 150% of the premium paid by Standard in the fiscal year ended June 30, 1999.

     Employee Benefits. Cooper agreed to provide or cause to be provided to the current employees of Standard employee benefits no less favorable to those employees than those provided by either (1) Standard currently or (2) Cooper for its employees in similar positions, as those employee benefits may be provided generally from time to time, the choice of the benefits described in clause (1) or (2) to be in the sole discretion of Cooper. Cooper agreed to provide or cause to be provided severance benefits, in accordance with the Separation Allowance Plan for Salaried Employees of The Standard Products Company and its Domestic Subsidiaries, as in effect on June 10, 1999, to any employee of Standard who is eligible for severance benefits, in accordance with the terms of that plan, on or prior to the first anniversary of the effective time of the merger. Standard agreed to adopt amendments to its benefits plans as may be necessary to ensure that those plans cover only employees of Standard and its subsidiaries following the consummation of the transactions contemplated by the merger agreement.

     Certain Other Covenants. The merger agreement also contains certain other agreements of Standard and Cooper, including those requiring:

     - the parties to cooperate in the preparation of this proxy statement-prospectus and to use their commercially reasonable best efforts to have the registration statement of which this proxy statement-prospectus is a part declared effective under the Securities Act as promptly as practicable;

     - Standard to call a shareholders meeting to consider the approval of the merger agreement as promptly as practicable after that registration statement is declared effective by the SEC;

     - each party to afford each other party's accountants, counsel, financial advisors and other representatives reasonable access to its properties, books, records and contracts;

     - the parties to consult with each other prior to issuing any press release or other announcement related to the merger agreement and the transactions contemplated thereby;

     - the parties to use commercially reasonable efforts to grant or secure all approvals required in connection with state anti-takeover laws;

     - the parties to provide prompt notice to each other of (1) the occurrence or non-occurrence of any event that would cause any representation or warranty in the merger agreement to become untrue or inaccurate in any material respect or any covenant, condition or agreement in the merger agreement not to be complied with or satisfied in all material respects,
       (2) any change that would have a material adverse effect on Standard or Cooper, (3) any notice alleging that the consent of a third party or government agency is required for consummation of the merger, or (4) any action or lawsuit threatened or commenced against Standard or Cooper related to the consummation of the transactions contemplated by the merger agreement;

     - Cooper to nominate Ronald L. Roudebush, the Vice Chairman and Chief Executive Officer of Standard, for election to the board of directors of Cooper through the year 2003 and to use commercially reasonable best efforts to cause Mr. Roudebush's election to Cooper's board of directors;

     - each party to use commercially reasonable best efforts to cause its outside accountants to deliver customary "cold comfort" letters to the other party;

     - Standard to ensure that following the effective time of the merger, no person has any right to acquire equity securities of Standard or any of its subsidiaries;

     - Standard to take all actions necessary to ensure full compliance with all participant voting procedures contained in any employee benefit plan maintained by Standard or any of its subsidiaries that hold Standard common shares, and all applicable provisions of the Employee Retirement Income Security Act of 1974;

     - Standard to take all actions necessary to ensure that no employee benefit plan maintained by Standard or any of its subsidiaries acquires Standard common shares after the date of the merger agreement except in the open market;

     - Standard to deliver a list of all persons who could reasonably be considered "affiliates" under the Securities Act and to use commercially reasonable best efforts to obtain an executed affiliate letter from each of those persons;

     - Standard to deliver, one business day prior to the closing date of the merger, a certificate of its Chief Financial Officer confirming the amounts of certain indebtedness then outstanding; and

     - the parties to use reasonable good faith efforts to take all actions necessary to consummate the merger and the transactions contemplated by the merger agreement.

CONDITIONS TO THE MERGER

     There are a number of conditions that must be met (or waived by the party for whose benefit the condition exists) for the merger to be completed.

     Conditions to the Obligations of the Parties. The conditions to all of the parties' obligations to effect the merger are:

     - obtaining all required approvals of Standard's shareholders;

     - the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Act;

     - obtaining all required governmental authorizations and approvals with no conditions attached that would have a material adverse effect on Cooper following the merger;

     - no court or other governmental authority having jurisdiction over Standard or Cooper or any of their respective subsidiaries instituting or threatening to institute any action (1) that would limit the operation of the business of Standard, (2) that would require Cooper to dispose of or hold separate any portion of the business or assets of Standard or Cooper, or (3) that would impose or confirm limitations on the ability of Cooper to exercise full rights of ownership over Standard;

     - the absence of any stop order or proceeding seeking a stop order with respect to the registration statement of which this proxy statement-prospectus is a part;

     - with respect to the Stock Election Merger, the Cooper common stock issuable in the Stock Election Merger having been authorized for listing on the NYSE; and

     - with respect to the Stock Election Merger, that Cooper is not required to issue more shares of its common stock than allowed by the share issuance cap described under the heading "Cash Election Shares Cap and Share Issuance Cap -- Share Issuance Cap."

     Conditions to Standard's Obligations. The further conditions to Standard's obligations to effect the merger are:

     - the performance by Cooper and CTB Acquisition Company of each of its agreements contained in the merger agreement, and each of the representations and warranties in the merger agreement that are not qualified as to materiality being true and correct in all material respects and those that are so qualified being true and correct on and as of the effective time of the merger, and Cooper and CTB Acquisition Company delivering a certificate of certain officers to that effect;

     - the receipt of all consents and waivers from third parties necessary in connection with the consummation of the merger and transactions contemplated by the merger agreement, except for consents and waivers that would not individually or in the aggregate have a material adverse effect on Cooper or Standard;

     - with respect to the Stock Election Merger, Standard having received an opinion from its counsel, Baker & Hostetler LLP, dated as of the closing date of the Stock Election Merger, substantially to the effect that for federal income tax purposes (1) the Stock Election Merger will qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code, (2) no gain or loss will be recognized by Standard as a result of the Stock Election Merger, and (3) no gain or loss will be recognized by a shareholder of Standard who receives shares of Cooper common stock as a result of the Stock Election Merger except that a shareholder will recognize gain (which in certain circumstances may be characterized as dividend income) to the extent cash is received pursuant to the Stock Election Merger; and

     - the delivery of a certificate of the Chief Financial Officer of Cooper certifying that Cooper has sufficient funds available to deposit with Harris Trust to consummate the transactions contemplated by the merger agreement.

     Conditions to Cooper's and CTB Acquisition Company's Obligations. The further conditions to Cooper's and CTB Acquisition Company's obligations to effect the merger are:

     - the performance by Standard of its agreements contained in the merger agreement, and each of the representations and warranties in the merger agreement that are not qualified as to materiality being true and correct in all material respects and those that are so qualified being true and correct on and as of the effective time of the merger, and Standard delivering a certificate of certain officers to that effect;

     - the receipt of all consents and waivers from third parties necessary in connection with the consummation of the merger and transactions contemplated by the merger agreement, except for consents and waivers that would not individually or in the aggregate have a material adverse effect on Cooper or Standard;

     - with respect to the Stock Election Merger, Cooper having received an opinion from its counsel, Jones, Day, Reavis & Pogue, dated as of the closing date of the Stock Election Merger, substantially to the effect that for federal income tax purposes (1) the Stock Election Merger will qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code and (2) no gain or loss will be recognized by Standard as a result of the Stock Election Merger; and

     - the delivery of a certificate of the Secretary of Standard certifying the number of options to purchase Standard common shares and restricted Standard common shares outstanding at the effective time of the merger.

TERMINATION AND TERMINATION FEE

     The merger agreement may be terminated under certain circumstances. Following any termination of the merger agreement, Standard and Cooper will each pay one half of the cost of printing and mailing this proxy statement-prospectus and one half of all SEC, Hart-Scott-Rodino Act and other regulatory filing fees, in addition to any applicable fees or damages described below.

     The circumstances under which the merger agreement may be terminated and the damages payable on termination are summarized in the following table:

---------------------------------------------------------------------------------------------------------
                                                    AGREEMENT                  DAMAGES AVAILABLE/
                   EVENT                          TERMINABLE BY             TERMINATION FEE PAYABLE
---------------------------------------------------------------------------------------------------------
Written consent of Standard and Cooper by      Mutual agreement of                    None
  action of both Boards of Directors           Standard and Cooper
---------------------------------------------------------------------------------------------------------
Any law or regulation makes the                 Standard or Cooper                    None
  consummation of the merger illegal, or a
  final nonappealable injunction or order
  is entered by a court or governmental
  authority prohibiting Standard or Cooper
  from consummating the merger
---------------------------------------------------------------------------------------------------------
The merger has not been consummated by        Standard or Cooper(1)                   None
  February 26, 2000, but if a breach of a
  material representation or warranty is
  being cured as described below, the
  termination date will be extended for
  five business days after the end of the
  cure period(1)
---------------------------------------------------------------------------------------------------------
Standard's shareholders fail to adopt the       Standard or Cooper                    None
  merger agreement and authorize the
  acquisition of Standard common shares by
  Cooper under the Ohio Control Share
  Acquisition Act at the special meeting
  called for that purpose
---------------------------------------------------------------------------------------------------------
A material breach of a representation and     Non-breaching party(2)         Any damages available
  warranty or covenant that continues after                                       under law(3)
  the cure period(2)
---------------------------------------------------------------------------------------------------------
Standard's board of directors refuses to              Cooper            $23 million payable to Cooper(4)
  call or hold the special shareholders
  meeting to adopt the merger agreement and
  authorize the acquisition of Standard
  common shares by Cooper under the Ohio
  Control Share Acquisition Act
---------------------------------------------------------------------------------------------------------
Standard's board of directors withdraws or            Cooper            $23 million payable to Cooper(4)
  adversely changes its recommendation in
  favor of the transactions contemplated by
  the merger agreement
---------------------------------------------------------------------------------------------------------
Standard's board of directors exercises its          Standard           $23 million payable to Cooper(4)
  right to accept a more favorable
  acquisition proposal from a third-party
---------------------------------------------------------------------------------------------------------
Cooper fails to obtain financing                     Standard          $23 million payable to Standard(4)
---------------------------------------------------------------------------------------------------------

(1) A party cannot terminate the agreement if its breach of the merger agreement has been the cause of, or resulted in, the failure of the merger to have occurred on or prior to the termination date.

(2) The non-breaching party may terminate the agreement if a failure to comply has not been cured within five business days after receipt of notice of that failure to comply, but if the breach is curable through the commercially reasonable best efforts of the breaching party, and the breaching party is using its commercially reasonable best efforts to cure the breach, the non-breaching party may not terminate the merger agreement unless the breach remains uncured for 30 calendar days after that written notice.

(3) A party cannot receive contract damages if the agreement is terminated under circumstances requiring the payment of the $23 million termination fee.

(4) The $23 million fee is the only remedy available. No other fees, expenses or remedies are payable or available.

AMENDMENT AND WAIVER

     The merger agreement may be amended by the parties by or pursuant to action taken by their respective boards of directors at any time before or after approval of the proposal to adopt the merger agreement and approve the related transactions by Standard's shareholders, but after that approval no amendment may be made that by law requires further shareholder approval without that further approval. Any amendment to the merger agreement must be in writing and signed by each of the parties.

     At any time prior to the effective time of the merger, a party may:

     - extend the time for the performance of any of the obligations or other acts of the other party,

     - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and

     - waive compliance by the other party with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of that party. No party has any current intent to waive compliance with any condition.

                              REGULATORY APPROVALS

     Other than certain filings made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, there are no federal or state regulatory requirements that must be complied with in connection with the merger.

     Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the U.S. Federal Trade Commission, the merger may not be completed until Cooper and Standard have made certain filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods have expired. On August 13, 1999 we submitted the required filings to the Antitrust Division and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act is expected to expire on September 12. At any time before or after consummation of the merger, the U.S. government, any state governmental authority or others could take action under the antitrust laws to seek to prevent the merger. Based on information available to us, we believe that the merger will not violate federal or state antitrust laws. However, we cannot assure you that the merger will not be challenged on antitrust grounds. Also, if the merger is challenged on antitrust grounds, we cannot assure you that we would prevail or would not be required to accept certain conditions before the merger could be completed, possibly including certain divestitures or agreements to separately hold portions of Standard's or Cooper's business for future sale. These conditions could, under certain circumstances, result in the termination of the merger agreement.

     Antitrust filings are required to be made in Brazil and Poland, and we have made filings in each of those countries. We do not anticipate any governmental action in either country that would delay or prevent consummation of the merger.

                     RESTRICTIONS ON RESALES BY AFFILIATES

     If the Stock Election Merger is consummated, the shares of Cooper common stock to be issued to Standard shareholders in the merger will have been issued in a transaction registered under the Securities Act of 1933, as amended. Shares of Cooper common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be affiliates (as that term is defined under the Securities Act) of Standard. Generally, an affiliate of Standard is a person or entity that controls, is controlled by or is under common control with Standard. Any subsequent transfer of shares, however, by any person who is an affiliate of Standard at the time the merger is submitted for vote of the shareholders of Standard will, under existing law, require:

     - the further registration under the Securities Act of the shares of Cooper common stock to be transferred, or

     - compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or

     - the availability of another exemption from registration.

     An "affiliate" of Standard is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Standard. These restrictions are expected to apply to the directors and executive officers of Standard and the holders of 10% or more of Standard's common shares. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Cooper will give stop transfer instructions to the transfer agent with respect to the shares of Cooper common stock to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended. Standard has agreed in the merger agreement to use its commercially reasonable best efforts to obtain from each person who may be an affiliate of Standard for purposes of Rule 145 under the Securities Act a written agreement intended to ensure compliance with the Securities Act.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     No ruling has been or will be sought from the Internal Revenue Service on the United States federal income tax consequences of the Stock Election Merger or the Alternative Merger. The following is a summary of material United States federal income tax consequences of the Stock Election Merger and the Alternative Merger to holders of Standard common shares. It is assumed for purposes of this discussion that the common shares are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. The tax consequences to each shareholder will depend in part upon such shareholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold common shares as part of a straddle or conversion transaction, persons who are not citizens or residents of the United States and shareholders who acquired their common shares through the exercise of an employee stock option or otherwise as compensation. The following disclosure is for general information only and is based upon the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. ALL SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE STOCK ELECTION MERGER AND THE ALTERNATIVE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS AND OF CHANGES IN SUCH TAX LAWS.

TAX CONSEQUENCES OF THE STOCK ELECTION MERGER GENERALLY

     Based upon representation letters from each of Cooper and Standard delivered to counsel on the closing date, and subject to the qualifications set forth herein, in the opinions of Jones, Day, Reavis & Pogue, counsel to Cooper, and Baker & Hostetler LLP, counsel to Standard, the Stock Election Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. The respective opinions are based on current law and assume that the Stock Election Merger will be consummated in the manner described in this proxy statement-prospectus and in accordance with the merger agreement (without amendment). In addition, the opinions of such counsel are based on the assumption that the fair market value of the stock consideration provided in the Stock Election Merger will be at least 45% of the fair market value of the total consideration received by the shareholders of Standard pursuant to the Stock Election Merger. Consummation of the Stock Election Merger is conditioned upon (i) Cooper's receipt of a favorable opinion from its counsel, Jones, Day, Reavis & Pogue and (ii) Standard's receipt of a favorable opinion from its counsel, Baker & Hostetler LLP.

     Based on the above assumptions and qualifications, for United States federal income tax purposes:

     - no gain or loss will be recognized by Standard pursuant to the Stock Election Merger;

     - a shareholder of Standard who has exchanged all of such shareholder's shares solely for cash in the Stock Election Merger will recognize gain or loss in an amount equal to the difference between the cash received and such shareholder's adjusted tax basis in the shares surrendered; provided, however, any cash received by a shareholder of Standard who, at the time of the merger, actually or constructively, within the meaning of
       Section 318 of the Internal Revenue Code, owns any shares of Cooper common stock may, in certain circumstances, be taxed as a dividend;

     - a shareholder of Standard who receives solely Cooper common stock in exchange for all of such shareholder's shares in the Stock Election Merger will not recognize any gain or loss (except with respect to cash received in lieu of a fraction share interest in Cooper common stock); and

     - a shareholder of Standard who receives a combination of cash and Cooper common stock in the Stock Election Merger will not recognize loss but will recognize gain, if any, on the shares so exchanged to the extent of any cash received, unless the receipt by that shareholder of cash has the effect of a dividend, in which event that gain will be taxable as ordinary income.

EXCHANGE OF STANDARD COMMON SHARES SOLELY FOR CASH

     In general, a shareholder of Standard who has exchanged all of that shareholder's Standard common shares for cash in the Stock Election Merger will recognize capital gain or loss equal to the difference between the amount of cash received and that shareholder's adjusted tax basis in the common shares surrendered. The gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for those shares is greater than one year. If, however, any such shareholder actually or constructively under
Section 318 of the Internal Revenue Code owns shares of Cooper common stock after the Stock Election Merger (as the result of the constructive ownership of Standard common shares that are exchanged for shares of Cooper common stock in the Stock Election Merger, actual or constructive ownership of shares of Cooper common stock or otherwise), the cash received by such shareholders may, in certain circumstances, be taxed as a dividend. The circumstances under which dividend treatment may apply and the consequences thereof are similar to those discussed below under "Exchange of Standard Common Shares for Cooper Common Stock and Cash."

EXCHANGE OF STANDARD COMMON SHARES SOLELY FOR COOPER COMMON STOCK

     A shareholder of Standard who receives solely Cooper common stock in exchange for all of such shareholder's Standard common shares in the Stock Election Merger will not recognize any gain or loss upon such exchange. Such shareholder may recognize gain or loss, however, to the extent cash is received in lieu of a fractional share of Cooper common stock, as discussed below. The aggregate adjusted tax basis of the shares of Cooper common stock received in such exchange will be equal to the aggregate adjusted tax basis of the shares surrendered therefor, and the holding period of the Cooper common stock will include the holding period of the shares of common stock surrendered therefor.

EXCHANGE OF STANDARD COMMON SHARES FOR COOPER COMMON STOCK AND CASH

     A shareholder of Standard who receives a combination of cash and shares of Cooper common stock in exchange for Standard common shares in the Stock Election Merger will not recognize loss but will recognize gain, if any, on the shares so exchanged to the extent of any cash received. Any such recognized gain will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for United States federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of such shareholder's ratable share of Standard's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the exchange, the shareholder's holding period for such shares is greater than one year. The following is a brief discussion of such potential tax treatment;

however, Standard shareholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their common stock will be treated as a dividend.

     The stock redemption provisions of Section 302 of the Internal Revenue Code apply in determining whether cash received by a shareholder of Standard pursuant to the Stock Election Merger has the effect of a distribution of a dividend under Section 356(a)(2) of the Internal Revenue Code (the "Hypothetical Redemption Analysis"). Under the Hypothetical Redemption Analysis, a shareholder of Standard will be treated as if the portion of the common shares exchanged for cash in the Stock Election Merger had been instead exchanged for shares of Cooper common stock (the "Hypothetical Shares"), followed immediately by a redemption of the Hypothetical Shares by Cooper for cash. Under the principles of Section 302 of the Internal Revenue Code, a shareholder of Standard will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such shareholder. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Internal Revenue Code will apply in comparing the shareholder's ownership interest in Cooper both immediately after the Stock Election Merger (but before the hypothetical redemption) and after the hypothetical redemption.

     Whether the hypothetical redemption by Cooper of the Hypothetical Shares for cash is "not essentially equivalent to a dividend" with respect to a shareholder of Standard will depend upon such shareholder's particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in such shareholder's percentage ownership of Cooper stock. In determining whether the hypothetical redemption by Cooper results in a meaningful reduction in the shareholder's percentage ownership of Cooper stock and therefore does not have the effect of a distribution of a dividend, a shareholder of Standard should compare his or her share interest in Cooper (including interests owned actually, hypothetically and constructively) immediately after the Stock Election Merger (but before the hypothetical redemption) to his or her interest after the hypothetical redemption. The Internal Revenue Service has indicated, in Revenue Ruling 76-385, that a shareholder in a publicly held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the hypothetical redemption. In Revenue Ruling 76-385, the Internal Revenue Service found a reduction from .0001118% to .0001081% to be a meaningful reduction.

     The hypothetical redemption transaction would be "substantially disproportionate" and, therefore, would not have the effect of a distribution of a dividend with respect to a shareholder of Standard who owns less than 50% of the voting power of the outstanding Cooper common stock if the percentage of Cooper common stock actually and constructively owned by such shareholder immediately after the hypothetical redemption is less than 80% of the percentage of Cooper common stock actually, hypothetically and constructively owned by such shareholder immediately before the hypothetical redemption.

     The aggregate adjusted tax basis of the shares of Cooper common stock received in such exchange will be equal to the aggregate tax basis of the shares surrendered therefor, decreased by the cash received and increased by the amount of gain (including any amount which is characterized as a dividend) recognized, if any. The holding period of Cooper common stock will include the holding period of the common shares surrendered therefor.

CASH RECEIVED IN LIEU OF A FRACTIONAL INTEREST OF COOPER COMMON STOCK

     Cash received in lieu of a fractional share of Cooper common stock will be treated as received in redemption of such fractional interest and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of common stock allocable to such fractional interest. Such gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such share is greater than one year.

TAX CONSEQUENCES OF THE ALTERNATIVE MERGER GENERALLY

     The receipt of cash by a shareholder of Standard in the Alternative Merger (including any cash amounts received by such shareholder that exercises dissenter's rights) will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in the Standard common shares converted in the Alternative Merger or subject to dissenter's rights, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the Alternative Merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be capital gain or loss (other than, with respect to the exercise of dissenter's rights, amounts, if any, which are or are deemed to be interest for federal income tax purposes, which amounts will be taxed as ordinary income), and will be short-term gain or loss if, at the effective time of the Alternative Merger, the common shares so converted were held for one year or less. If the shares were held for more than one year, the gain or loss would be long-term capital gain or loss.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of cash to a shareholder surrendering shares of common stock will be subject to information reporting and "backup" withholding (whether or not the shareholder also receives Cooper common stock) at a rate of 31% of the cash payable to the shareholder, unless the shareholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     THE PRECEDING DISCUSSION IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE STOCK ELECTION MERGER AND THE ALTERNATIVE MERGER. THUS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE STOCK ELECTION MERGER AND THE ALTERNATIVE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                                 THE COMPANIES

COOPER'S BUSINESS

     Cooper specializes in the manufacture and marketing of rubber products for consumer use. Cooper's business is managed as two operating units -- tire products and engineered products. The tire division manufactures and markets to the replacement market automobile, truck and motorcycle tires and inner tubes. Cooper has produced tires for nearly 85 years and is the world's seventh largest tire manufacturer. Cooper manufactures and markets seven proprietary brands:
Cooper, Avon, Mastercraft, Starfire, Roadmaster, Dean and Dominator. These proprietary brands are sold in the domestic and international replacement tire market to independent tire dealers, wholesale tire distributors and large retail chains. In addition, Cooper manufactures private-label tires for several companies.

     Cooper has manufactured components for the automotive and appliance industries since 1938. Cooper Engineered Products manufactures and markets active and passive vibration control systems, automotive sealing systems and hoses and hose assemblies. The division includes six manufacturing facilities and three design centers in North America.

     On January 4, 1999, Cooper completed the acquisition of Louisville, Kentucky-based Dean Tire & Rubber Company. Dean Tire had been a private brand supplier of a full line of passenger, light truck and medium radial truck tires to independent dealers in North America for 75 years. Cooper had been the sole supplier to Dean Tire since 1966. The expenditure for this acquisition was not material to Cooper's financial position or results of operations.

     On February 11, 1999, Cooper announced the formation of a strategic alliance with the Pirelli Group of Milan, Italy, the world's sixth largest tire producer. Under the strategic alliance, Cooper manages the sale and distribution of all Pirelli passenger and light truck tires in the American, Canadian and Mexican replacement markets. Cooper also assists Pirelli with operations at its Hanford, California, tire plant. The strategic alliance also covers future plans for Pirelli to distribute Cooper products in the South American market.

     Cooper is incorporated in Delaware, and its executive offices are located at 701 Lima Avenue, Findlay, Ohio 45840. Its telephone number is (419) 423-1321. Additional information concerning Cooper is included in the Cooper documents filed with the SEC, which are incorporated herein. See "Where You Can Find More Information."

COOPER'S MANAGEMENT AND ADDITIONAL INFORMATION

     The members of the board of directors and officers of Cooper immediately prior to the consummation of the merger will serve as the directors and officers of Cooper after the merger. Ronald L. Roudebush, Vice Chairman of the board of directors and Chief Executive Officer of Standard, is expected to join Cooper's board of directors following the merger.

     Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Cooper is incorporated by reference or set forth in Cooper's Annual Report on Form 10-K for the year ended December 31, 1998. Shareholders desiring copies of these documents may contact Cooper at its address or telephone number indicated under "Where You Can Find More Information."

STANDARD'S BUSINESS

     Standard is a worldwide producer of highly engineered polymer-based products for the automotive, appliance and retread tire industries. Standard engages primarily in the manufacture of rubber and plastic parts requiring a substantial degree of product engineering and high-volume production processes for automotive original equipment manufacturers in North America, Europe and South America. It is one of the world's leading suppliers of sealing systems, exterior trim and vibration-control components for the worldwide automotive industry, with production facilities in nine countries around the world.

     Sealing products supplied to the automotive manufacturing industry include flocked rubber and steel weatherstrip assemblies to seal vehicle windows; flocked rubber window channel assemblies and rubber window gaskets; and vehicle body and door dynamic sealing systems. These products form the sealing system of automotive vehicles, preventing water leakage and inhibiting wind noise from entering the vehicle. An increasing number of Standard's parts are sold to original equipment manufacturers as complete sealing systems. Standard also supplies molded rubber engine mounts and body cushions, which constitute a vehicle's vibration control system. These products serve to reduce the harshness of the ride experienced by motor vehicle passengers. Plastic products made by Standard for the automotive industry include metallized, multicolored and embossed exterior and interior vinyl trim, painted vinyl trim and flocked vinyl and steel weatherstrip assemblies. The plastic exterior products serve as protective barriers preventing damage to the vehicle's sheet metal and can be an integral part of the vehicle's overall styling and appearance.

     Through its Holm Industries Inc. subsidiary, Standard is the largest supplier of rubber and plastic sealing components for the refrigeration industry in North America. Holm also manufactures corrugated plastic tubing for the appliance industry and door and window weatherstripping products used in the residential and commercial construction industries.

     Standard's wholly owned subsidiary, Oliver Rubber Company, manufactures and markets precure and moldcure tread rubber, bonding gum, cement, repair materials and equipment for the tire retreading industry. Oliver also custom mixes rubber compounds for selected customers throughout the United States. Oliver serves the trucking industry in North America through its licensed dealer network for precure retreading and through dealers who sell retreaded tires using the moldcure processes.

     Standard is incorporated in Ohio, and its executive offices are located at 2401 South Gulley Road, Dearborn, Michigan 48124. Its telephone number is (313) 561-1100. Additional information concerning Standard is included in the Standard documents filed with the SEC, which are incorporated herein. See "Where You Can Find More Information."

                        COMPARISON OF SHAREHOLDER RIGHTS

     The following is a summary of the material differences between the rights of Cooper stockholders and Standard shareholders. These differences arise from the differences between the Delaware General Corporation Law and the Ohio General Corporation Law, Cooper's certificate of incorporation and Standard's articles of incorporation, and Cooper's bylaws and Standard's code of regulations. After the consummation of the merger, the rights of Standard shareholders who become Cooper stockholders will be governed by Cooper's certificate of incorporation, Cooper's bylaws and Delaware law. Standard shareholders are urged to read the full text of Cooper's certificate of incorporation and Cooper's bylaws, which are incorporated by reference into the registration statement filed by Cooper. The following description of the material provisions of Cooper's certificate of incorporation and Cooper's bylaws is qualified in its entirety by reference to those documents. See "Where You Can Find More Information."

    AMENDMENT OF CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

Delaware law provides that an amendment to a                Ohio law permits the adoption of amendments to a
corporation's certificate of incorporation requires         corporation's articles of incorporation if those
that the board of directors adopt a resolution              amendments are approved at a meeting held for that
setting forth the proposed amendment and that a             purpose by the holders of shares entitling them to
majority of the voting power of the then outstanding        exercise two-thirds of the voting power of the
capital stock of the corporation approves the               corporation on the proposal, or a lesser, but not
amendment, although the certificate of incorporation        less than a majority, or greater vote as specified in
may provide for a greater vote. In addition to any          the articles of incorporation. Standard's articles of
requirements of law and any other provision of              incorporation may be amended by the affirmative vote
Cooper's certificate of incorporation, the                  of the holders of shares entitling them to exercise a
affirmative vote of the holders of at least 80% of          majority of the voting power of the corporation on
the voting power of all the shares of capital stock         the proposal.
entitled to vote in the election of directors is
required to amend, repeal, or adopt any provision
inconsistent with provisions in Cooper's certificate
of incorporation concerning the number of directors,
classification of directors, vacancies on the board
of directors and removal of directors. This
supermajority requirement also applies to amendment,
repeal, or adoption of any provision inconsistent
with the provisions of Cooper's certificate of
incorporation pertaining to the right to call a
special meeting of stockholders and Article
Sixteenth, which pertains to certain business
combinations with interested stockholders. See
"-- Right to Call Special Meetings of Shareholders"
and "-- Provisions Affecting Business Combinations;
Fair Price Provisions."

             AMENDMENT AND REPEAL OF BYLAWS AND CODE OF REGULATIONS

Delaware law provides that stockholders entitled to         Under Ohio law, a code of regulations may be adopted,
vote have the power to adopt, amend or repeal a             amended or repealed only by approval of the
corporation's bylaws, and the certificate of                shareholders either at a meeting of shareholders by
incorporation may confer that power upon the                the affirmative vote of the holders of shares
directors. Under Cooper's certificate of                    entitling them to exercise a majority of the voting
incorporation, the Cooper stockholders by the               power on that proposal or by written consent signed
affirmative vote of 80% of the voting power of              by holders of shares entitling them to exercise two-
Cooper, or the board of directors, may adopt, amend         thirds of the voting power on that proposal, or a
or repeal Cooper's bylaws.                                  lesser, but not less than a majority, or greater
                                                            affirmative vote or consent as specified in the
                                                            articles of incorporation or code of regulations.
                                                            Standard's code of regulations provides that
                                                            shareholders may amend or repeal the code of
                                                            regulations by the affirmative vote of the holders of
                                                            shares entitling them to exercise a majority of the
                                                            voting power on the proposal. However, provisions
                                                            relating to the number of directors and removal of
                                                            directors may be amended or repealed only by the
                                                            affirmative vote of the holders of shares entitling
                                                            them to exercise two-thirds of the voting power of
                                                            Standard on that proposal.

                    CLASSIFICATION OF THE BOARD OF DIRECTORS

Cooper's certificate of incorporation divides the           Standard's code of regulations divides the directors
directors into three classes.                               into three classes.

                              REMOVAL OF DIRECTORS

Delaware law provides that directors may be removed         Ohio law provides that, unless otherwise provided in
from office, with or without cause, by the holders of       a corporation's governing documents, directors may be
a majority of the shares then entitled to vote at an        removed from office, with or without cause, by the
election of directors; provided that if a corporation       affirmative vote of the holders of a majority of the
has a classified board, stockholders may effect a           voting power entitling them to elect directors in
director's removal only for cause, unless its               place of those to be removed. Standard's code of
certificate of incorporation provides otherwise.            regulations provides that directors may be removed
Cooper's certificate of incorporation provides that         from office, without cause, by the vote of the
subject to the rights of the holders of outstanding         holders of two-thirds of the voting power entitling
preferred stock, directors may be removed from office       them to elect directors in place of those to be
only for cause. The affirmative vote of the holders         removed. However, Standard's code of regulations
of at least 80% of the voting power of all of the           provides that, unless all the directors or all the
shares of Cooper capital stock entitled to vote in          directors of a particular class are removed, no
the election of directors is required to remove a           individual director may be removed if the votes of a
director from office.                                       sufficient number of shares are cast against the
                                                            director's removal which, if cumulatively voted at
                                                            the election of all the directors, or all the
                                                            directors of a particular class, as the case may be,
                                                            would be sufficient to elect at least one director.

                             VACANCIES ON THE BOARD

Delaware law provides that, unless the governing            Ohio law provides that, unless the governing
documents of a corporation provide otherwise,               documents of a corporation provide otherwise,
vacancies and newly created directorships resulting         vacancies on the board of directors may be filled by
from any increase in the authorized number of               a majority of the remaining directors of a
directors elected by all of the stockholders having a       corporation. Standard's code of regulations provides
right to vote as a single class may be filled by a          that vacancies on the board of directors may be
majority of the directors then in office. Cooper's          filled by a majority vote of the remaining directors.
certificate of incorporation provides for the same          Any person chosen to fill a vacancy holds office
process of filling vacancies and newly created              until the next meeting of shareholders called for the
directorships as Delaware law, and provides that any        election of directors. Shareholders entitled to elect
director so chosen will hold office until the annual        directors have the right to fill any vacancy on the
meeting for the year in which the director's term           board of directors (whether the vacancy has been
expires and until the director's successor has been         temporarily filled by the remaining directors or not)
elected or qualified.                                       at any shareholder meeting called for the election of
                                                            directors. Any directors elected at that shareholder
                                                            meeting serve for the balance of the unexpired term.

                 RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

Under Delaware law, special meetings of stockholders        Ohio law provides that special meetings of
may be called by the board of directors and any             shareholders may be called by the chairman of the
person authorized by the corporation's governing            board, the president, the directors by action at a
documents. Cooper's certificate of incorporation            meeting, a majority of the directors acting without a
provides that special meetings of stockholders may be       meeting, persons who hold 25% of all shares
called only by the chairman of the board or the             outstanding and entitled to vote at that meeting, and
president or by the board of directors pursuant to a        any other officers or persons that the articles of
resolution adopted by a majority of the entire board        incorporation or code of regulations authorize to
of directors. Cooper's certificate of incorporation         call that meeting. Standard's code of regulations
does not permit stockholders to call a special              expressly provides that special meetings of
meeting of stockholders.                                    shareholders will be called upon the written request
                                                            of the president or any vice president, the directors
                                                            by action at a meeting, a majority of the directors
                                                            acting without a meeting, or the holders of shares
                                                            entitling them to exercise 25% of the voting power of
                                                            the corporation entitled to vote at the meeting.

                      SHAREHOLDER ACTION WITHOUT A MEETING

Under Delaware law, unless the certificate of               Under Ohio law, unless prohibited by the articles of
incorporation provides otherwise, any action by             incorporation or the code of regulations, any action
stockholders required or permitted to be taken at a         that may be authorized or taken at a shareholder
meeting of stockholders may be taken without a              meeting may be authorized or taken without a meeting
meeting by the written consent of the holders of            by the written consent of all shareholders who would
outstanding stock having not less than the minimum          be entitled to notice of a meeting held to consider
number of votes necessary to take that action at a          the subject matter of the written consent. Standard's
meeting at which all shares entitled to vote were           code of regulations does not prohibit shareholders
present and voted. Cooper's certificate of                  from acting by written consent.
incorporation provides that any action required or
permitted to be taken by stockholders must be
effected at a duly called annual or special meeting

of stockholders and may not be effected by any written consent of stockholders.

                                  CLASS VOTING

Delaware law requires voting by separate classes only       Under Ohio law, holders of a particular class of
with respect to amendments to a corporation's               shares are entitled to vote as a separate class if
certificate of incorporation that adversely affect          the rights of that class are affected in certain
the holders of those classes or that increase or            respects by mergers, consolidations or amendments to
decrease the aggregate number of authorized shares or       the articles of incorporation.
the par value of the shares of any of those classes.

                               CUMULATIVE VOTING

Under Delaware law, stockholders do not have the            Under Ohio law, cumulative voting is required to be
right to cumulate their votes in the election of            available for the election of directors if notice to
directors unless that right is granted in the               that effect is given by a shareholder prior to a
certificate of incorporation. Cooper's certificate of       shareholder meeting and an announcement to that
incorporation does not provide for cumulative voting        effect is made at the meeting. Cumulative voting may
rights.                                                     be eliminated under Ohio law by an amendment to the
                                                            articles of incorporation. Standard has eliminated
                                                            cumulative voting rights by an amendment to its
                                                            articles of incorporation.

       PROVISIONS AFFECTING BUSINESS COMBINATIONS; FAIR PRICE PROVISIONS

Section 203 of the Delaware General Corporation Law         Chapter 1704 of the Ohio General Corporation Law
provides generally that any person who acquires 15%         prohibits an "issuing public corporation" (such as
or more of a corporation's voting stock (thereby            Standard) from engaging in certain business
becoming an "interested stockholder") may not engage        transactions with an "interested shareholder" for a
in a wide range of "business combinations" with the         period of three years following the date on which the
corporation for a period of three years following the       person becomes an interested shareholder, unless,
date the person became an interested stockholder,           prior to such date, the directors of the issuing
unless:                                                     public corporation approve either the business
                                                            transaction subject to Chapter 1704 or the
1. the board of directors of the corporation has            acquisition of shares pursuant to which that person
   approved, prior to that acquisition date, either         became an interested shareholder. After the initial
   the business combination or the transaction that         three-year moratorium has expired, an issuing public
   resulted in the person becoming an interested            corporation may engage in a business transaction
   stockholder,                                             subject to Chapter 1704 if:
2. upon consummation of the transaction that resulted       1. the acquisition of shares pursuant to which the
   in the person becoming an interested stockholder,           person became an interested shareholder received
   that person owns at least 85% of the corporation's          the prior approval of the board of directors of
   voting stock outstanding at the time the                    the issuing public corporation,
   transaction commenced (excluding shares owned by
   persons who are directors and also officers and          2. the business transaction subject to Chapter 1704
   shares owned by employee stock plans in which               is approved by the affirmative vote of the holders
   participants do not have the right to determine             of shares representing at least two-thirds of the
   confidentially whether shares will be tendered in           voting power of the issuing public corporation in
   a tender or exchange offer), or                             the election of directors and by the holders of at
                                                               least a majority of the voting shares that are not
                                                               beneficially owned by an

3. the business combination is approved by the                 interested shareholder or an affiliate or
   corporation's board of directors and authorized by          associate of an interested shareholder, or
   the affirmative vote of at least 66 2/3% of the
   outstanding voting stock not owned by the                3. the business transaction subject to Chapter 1704
   interested stockholder.                                     meets certain statutory tests designed to ensure
                                                               that it is economically fair to all shareholders.
Article Sixteenth of Cooper's certificate of
incorporation includes specific provisions with             An "interested shareholder" is any person who,
respect to certain business combinations, including         directly or indirectly, alone or with affiliates and
some of the business combinations set forth in              associates, has the power to exercise or direct the
Section 203. In general, a business combination             exercise of 10% of the voting power of the issuing
involving Cooper and a beneficial owner of more than        public corporation.
10% of the voting power of the outstanding voting
stock of Cooper requires the affirmative vote of the        In addition, Article Seventh of Standard's articles
holders of at least 80% of the voting power of all          of incorporation provides that if any person,
shares of capital stock entitled to vote in the             together with its affiliates and associates,
election of directors. However, this stockholder            beneficially owns 20% or more of the Standard common
approval is not applicable to any business                  shares and attempts to effect or effects certain
combination that does not involve cash or other             transactions, the consideration per share to be
consideration being received by stockholders if the         received by holders of Standard common shares as a
business combination is approved by a majority of           result of the transaction may not be less than the
Cooper's disinterested directors. In addition,              highest adjusted per share price paid by that person
stockholder approval is not applicable to other             for Standard common shares unless:
business combinations if the business combination is
approved by a majority of Cooper's disinterested            1. a majority of Standard's directors who were
directors or certain conditions regarding minimum              directors immediately prior to the time that the
price and procedural protections are met with respect          person acquired 20% or more of the outstanding
to each class of Cooper's outstanding stock.                   Standard common shares approves the transaction,
                                                               or
The affirmative vote of the holders of at least 80%
of the voting power of Cooper voting stock is               2. the proposed transaction receives the affirmative
required to amend or repeal or adopt any provisions            vote of the holders of record of 75% of the voting
inconsistent with Article Sixteenth.                           power, including shares held by that person, and
                                                               the affirmative vote of the holders of a majority
                                                               of the voting power, excluding shares held by that
                                                               person.

                           CONTROL SHARE ACQUISITIONS

Other than as described above under "-- Provisions          Under Section 1701.831 of the Ohio General
Affecting Business Combinations; Fair Price                 Corporation Law, any control share acquisition of an
Provisions," neither Delaware law nor Cooper's              issuing public corporation can be made only with the
certificate of incorporation limits acquisitions of         prior authorization of the corporation's
any particular level of voting interests in Cooper.         shareholders. A control share acquisition for
                                                            purposes of Section 1701.831 is defined as any
                                                            acquisition of shares of a corporation that, when
                                                            added to all other shares of that corporation owned
                                                            by the acquiring person, would enable that person to
                                                            exercise levels of voting power in any of the
                                                            following ranges: at least 20% but less than 33 1/3%;
                                                            at least 33 1/3% but less than 50%; or 50% or more.
                                                            See "The Special Meeting -Compliance with the Ohio
                                                            Control Share Acquisition Act."

              MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

Other than as described above under "-- Provisions          Other than as described above under "-- Provisions
Affecting Business Combinations; Fair Price                 Affecting Business Combinations; Fair Price
Provisions," Delaware law and Cooper's certificate of       Provisions," Ohio law requires approval and adoption
incorporation require approval and adoption of              of a merger, consolidation, dissolution or
mergers, consolidations and dispositions of all or          disposition of all or substantially all of a
substantially all of Cooper's assets (other than so-        corporation's assets by the affirmative vote of the
called "parent-subsidiary" mergers) by a majority of        holders of shares entitling them to exercise two-
the outstanding Cooper stock entitled to vote               thirds of the voting power of the corporation on that
thereon. Delaware law does not require stockholder          proposal, or if the articles of incorporation
approval for majority share acquisitions or for             provide, by a greater or lesser proportion.
combinations involving the issuance of less than 20%        Standard's articles of incorporation require approval
of the voting power of a corporation, except for            and adoption of a merger, consolidation, dissolution
business combinations subject to Section 203 of the         or disposition of all or substantially all of
Delaware General Corporation Law. Neither the Stock         Standard's assets by a majority of the outstanding
Election Merger nor the Alternative Merger requires a       Standard common shares. Ohio law provides
vote by the Cooper stockholders.                            shareholders of an acquiring corporation with voting
                                                            rights if the acquisition involves the transfer of
                                                            shares of the acquiring corporation entitling the
                                                            recipients of those shares to exercise one-sixth or
                                                            more of the voting power of that acquiring
                                                            corporation immediately after the consummation of the
                                                            transaction.

                       RIGHTS OF DISSENTING SHAREHOLDERS

Under Delaware law, appraisal rights are available to       Under Ohio law, dissenting shareholders are entitled
dissenting stockholders in connection with certain          to appraisal rights in connection with the lease,
mergers or consolidations. Delaware law does not            sale, exchange, transfer or other disposition of all
provide appraisal rights:                                   or substantially all of the assets of a corporation
                                                            and in connection with certain amendments to a
1. with respect to shares of a corporation that are         corporation's articles of incorporation. Shareholders
   listed on a national securities exchange or              of an Ohio corporation being merged into or
   designated as a national market system security on       consolidated with another corporation are also
   an interdealer quotation system by the National          entitled to appraisal rights. In addition,
   Association of Securities Dealers, Inc. or held of       shareholders of an acquiring corporation are entitled
   record by more than 2,000 stockholders (as long as       to appraisal rights in any merger, combination or
   stockholders receive shares of the surviving             majority share acquisition in which those
   corporation or of any other corporation that meet        shareholders are entitled to voting rights. See
   the immediately preceding standards), or                 "Dissenters' Appraisal Rights."
2. if the corporation is the surviving corporation          Under Ohio law, a shareholder's written demand must
   and no vote of its stockholders is required for          be delivered to the corporation not later than ten
   the merger.                                              days after the taking of the vote on the matter
                                                            giving rise to appraisal rights.
   Delaware law and Cooper's certificate of
   incorporation do not provide appraisal rights to
   stockholders who dissent from the sale of all or
   substantially all of Cooper's assets or an
   amendment to Cooper's certificate of
   incorporation.

   Under Delaware law, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights.

                                     DIVIDENDS

Delaware law provides that dividends may be paid in         Ohio law provides that dividends may be paid in cash,
cash, property or shares of a corporation's capital         property or shares of a corporation's capital stock.
stock. Delaware law also provides that a corporation        Ohio law provides that a corporation may pay
may pay dividends out of any surplus, and, if it has        dividends out of surplus and must notify its
no surplus, out of any net profits for the fiscal           shareholders if a dividend is paid out of capital
year in which the dividend was declared or for the          surplus.
preceding fiscal year (provided that such payment
will not reduce capital below the amount of capital
represented by all classes of shares having a
preference upon the distribution of assets).

                       PREEMPTIVE RIGHTS OF SHAREHOLDERS

Cooper stockholders do not have preemptive rights to        Standard shareholders do not have preemptive rights
purchase additional securities.                             to purchase additional securities.

                               DIRECTOR LIABILITY

Under Delaware law and Cooper's certificate of              Ohio law provides, with limited exceptions, that a
incorporation, directors are not liable for monetary        director may be liable in damages for any action the
damages for a breach of fiduciary duty, except              director takes or fails to take as a director only if
liability (1) for any breach of the director's duty         it is proved by clear and convincing evidence that
of loyalty to the corporation's stockholders, (2) for       the director's action or failure to act involved an
acts or omissions not in good faith or that involve         act or omission undertaken with deliberate intent to
intentional misconduct or knowing violation of law,         cause injury to the corporation or was undertaken
(3) under Section 174 of the Delaware General               with reckless disregard for the best interests of the
Corporation Law (which deals generally with unlawful        corporation.
payments of dividends, stock repurchases and
redemptions), and (4) for any transaction from which
the director derived an improper personal benefit.

                          INDEMNIFICATION OF DIRECTORS

Pursuant to its bylaws, Cooper will indemnify a             As permitted by Ohio law and as set forth in
director or officer of Cooper or any person serving         Standard's code of regulations, Standard will
at the request of Cooper as a director, officer,            indemnify its directors, officers, employees, or
employee or agent of another entity to the fullest          agents designated by the board of directors, or
extent authorized by Delaware law. Delaware law             directors, officers or employees of another entity
permits a corporation to indemnify those persons            serving at the request of Standard, against expenses,
against expenses, judgments, fines and amounts paid         judgments, fines and amounts paid in settlement in
in settlement in connection with a legal proceeding.        connection with a legal proceeding. In order to be
In order to be indemnified, the person must have            indemnified the person must have acted in good faith
acted in good faith and in a manner the                     and in a manner the person reasonably

person reasonably believed to be in, or not opposed         believed to be in, or not opposed to, the best
to, the best interests of the corporation, and, with        interests of the corporation and, with respect to a
respect to any criminal action or proceeding, had no        criminal action or proceeding, had no reasonable
reasonable cause to believe the conduct was unlawful.       cause to believe the conduct was unlawful. In a
The indemnification must be authorized by a                 derivative action, indemnification may not be made:
determination that indemnification is proper because
the person met the applicable standards of conduct.         1. if the person is adjudged liable for negligence or
                                                               misconduct in the performance of the person's duty
Unless a court determines that a person is fairly and          to the corporation, unless the court in which the
reasonably entitled to indemnification, a person may           action was brought determines that the person is
not be indemnified with respect to any claim in a              fairly and reasonably entitled to indemnification;
derivative proceeding if the person is adjudged                or
liable to the corporation.
                                                            2. if the only liability asserted against a director
Delaware law requires a present or former director or          concerns unlawful distributions.
officer of a corporation to be indemnified against
expenses if the person has been successful on the           Indemnification may be made only as authorized in the
merits or otherwise in defense of any proceeding or         specific case, upon a determination that
in defense of any issue therein. In addition,               indemnification is proper under Ohio law. Unless the
Delaware law and Cooper's bylaws permit the                 only liability asserted against a director involves
advancement of expenses relating to the defense of          unlawful distributions, a director is entitled to
any proceeding to present directors and officers            mandatory advancement of expenses, including
contingent upon the person's commitment to repay any        attorneys' fees, incurred in defending any legal
advances unless it is ultimately determined that the        proceeding upon receipt of an undertaking by the
person is entitled to be indemnified.                       director to do the following:
The board of directors of Cooper may provide                1. repay such amount if it is proved by clear and
indemnification to employees and agents with the same          convincing evidence in court that the director's
scope and effect as indemnification of directors and           action or failure to act involved an act or
officers.                                                      omission undertaken with deliberate intent to
                                                               cause injury to the corporation or undertaken with
Cooper's bylaws and Delaware law provide that the              reckless disregard for the best interests of the
indemnification provisions of Cooper's bylaws and              corporation, and
Delaware law are not exclusive of any other right
that a person seeking indemnification may have or           2. reasonably cooperate with the corporation
later acquire under any statute, provision of                  concerning the action.
Cooper's certificate of incorporation and bylaws,
agreement, vote of stockholders or disinterested            As permitted by Ohio law, Standard's code of
directors, or otherwise. In addition, Cooper's bylaws       regulations permits the advancement of expenses to
and Delaware law provide that the corporation may           other persons if authorized by the board of directors
maintain insurance, at its expense, to protect itself       upon receipt of an undertaking by the person to repay
and any director, officer, employee or agent of the         those expenses unless it is ultimately determined
corporation or another entity against any expense,          that the person is entitled to indemnification.
liability or loss. The insurance may provide benefits
whether or not the corporation has the power to             Ohio law requires indemnification against expenses to
indemnify that person under Delaware law.                   the extent a director, trustee, officer, employee,
                                                            member, manager or agent is successful on the merits
                                                            or otherwise in defense of any legal proceeding or
                                                            any issue therein.
                                                            Ohio law and Standard's code of regulations provide
                                                            that the indemnification provisions of

                                                            Standard's code of regulations and Ohio law are not
                                                            exclusive of any other right that a person seeking
                                                            indemnification may have or later acquire under any
                                                            statute, provision of Standard's articles of
                                                            incorporation and code of regulations, agreement,
                                                            insurance, vote of shareholders or disinterested
                                                            directors, or otherwise. Standard may purchase and
                                                            maintain insurance on behalf of any person who is or
                                                            was a director, officer, employee or designated agent
                                                            of the corporation or another corporation at the
                                                            request of Standard against any liability. This
                                                            insurance may provide benefits whether or not
                                                            Standard would have the power to indemnify the person
                                                            under Ohio law.

                            SHAREHOLDER RIGHTS PLANS

The rights issued to stockholders of Cooper under           The rights issued to shareholders of Standard under
Cooper's Rights Agreement become exercisable after          Standard's Shareholder Rights Agreement become
the acquisition of 15% or more of Cooper common stock       exercisable after the acquisition of 15% or more of
by any person or group. Each right is exercisable for       Standard's common shares by any person or group. Each
a fractional share of preferred stock which is              right is exercisable for a fractional preferred share
equivalent to common stock in all respects, including       which is the economic equivalent of a common share.
voting rights.                                              The preferred shares have no voting rights, except to
                                                            vote together as a class on certain matters, and they
                                                            do not vote with the common shares. Standard has
                                                            taken actions to amend its Shareholder Rights
                                                            Agreement so that it will not be triggered by the
                                                            Stock Election Merger or the Alternative Merger.

                             ADDITIONAL INFORMATION

                          DISSENTERS' APPRAISAL RIGHTS

STANDARD SHAREHOLDERS

     Section 1701.84 of the Ohio Revised Code provides that all Standard shareholders entitled to vote on the merger may exercise dissenters' rights with respect to the merger. The following is a summary of the principal steps a Standard shareholder must take to perfect dissenters' rights under Section 1701.85 of the Ohio Revised Code. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Appendix D to this proxy statement-prospectus. Any Standard shareholder contemplating the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under Section 1701.85 of the Ohio Revised Code are not fully and precisely satisfied. To perfect dissenters' rights, a Standard shareholder must satisfy each of the following conditions:

     (1) No Vote in Favor of the Merger Proposal. Common shares of Standard held by the dissenting Standard shareholder must not be voted at the special meeting in favor of the proposal to adopt the merger agreement and approve the related transactions. A vote in favor of the merger at the special meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the merger and will constitute a waiver of dissenters' rights.

     (2) Filing Written Demand. Not later than ten days after the taking of the vote on the merger, a dissenting Standard shareholder must deliver to Standard a written demand (the "Standard Demand") for payment of the fair cash value of such shareholder's dissenting shares. The Standard Demand should be delivered to Standard at 2401 South Gulley Road, Dearborn, Michigan 48124, Attention:
Corporate Secretary. It is recommended, although not required, that the Standard Demand be sent by registered or certified mail, return receipt requested. Voting against the merger will not itself constitute a demand. Standard will not send any further notice to Standard shareholders as to the date on which such ten day period expires.

     A beneficial owner must, in all cases, have the record holder submit the Standard Demand in respect of such owner's dissenting shares. The Standard Demand must be signed by the shareholder of record (or by the duly authorized representative of that shareholder) exactly as the shareholder's name appears on the shareholder records of Standard. A Standard Demand with respect to dissenting Standard common shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a Standard Demand on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

     If a record holder does not satisfy, in a timely manner, all of the conditions outlined in Section 1701.85 of the Ohio Revised Code the dissenters' rights for all of the shares held by that shareholder will be lost.

     (3) Petitions to Be Filed in Court. Within three months after the service of the Standard Demand, if Standard and the dissenting Standard shareholder do not reach an agreement on the fair cash value of such shareholder's dissenting shares, the dissenting Standard shareholder or Standard may file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio, or join or be joined in an action similarly brought by another dissenting Standard shareholder, for a judicial determination of the fair cash value (as defined herein) of such shareholder's dissenting shares. Standard does not intend to file any complaint for a judicial determination of the fair cash value of any dissenting shares.

     Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting Standard shareholder is entitled to be paid the fair cash value of such shareholder's dissenting shares. If the Common Pleas Court finds that the dissenting Standard shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Common Pleas Court is required to make a finding as to the fair cash value of the dissenting shares and to render a judgment against Standard for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the dissenting shares is required to be made within 30 days after the date of final determination of such value or the effective time of the merger, whichever is later, only upon surrender to Standard of the certificates representing the dissenting shares for which payment is made. "Fair cash value" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Standard Demand. The fair cash value is to be determined as of the date prior to the day of the vote on the merger. In computing this value, any appreciation or depreciation in the market value of the dissenting shares resulting from the merger is excluded.

     The dissenters' rights of any dissenting Standard shareholder will terminate if, among other things, (1) such dissenting Standard shareholder has not complied with Section 1701.85 of the Ohio Revised Code (unless the Standard board of directors waives compliance), (2) the merger is abandoned or otherwise not carried out or such dissenting Standard shareholder withdraws its Standard Demand with the consent of the Standard board of directors, or (3) no agreement has been reached between Standard and the dissenting Standard shareholder with respect to the fair cash value of such shareholder's dissenting shares and no complaint has been timely filed in the Common Pleas Court.

COOPER STOCKHOLDERS

     Cooper Stockholders will not be entitled to dissenters' appraisal rights under Delaware law or otherwise in connection with the merger.

                                 LEGAL MATTERS

     The validity of the Cooper common stock to be issued in connection with the merger will be passed upon for Cooper by Richard D. Teeple, Vice President and General Counsel of Cooper. Certain federal income tax matters relating to the merger will be passed upon for Cooper by Jones, Day, Reavis & Pogue, Cleveland, Ohio. Mr. Teeple owns 45,405 shares of Cooper common stock and options to purchase 17,500 shares of Cooper common stock exercisable within 60 days of the date of this proxy statement-prospectus. Jones, Day, Reavis & Pogue has advised Cooper that a member of the firm participating in the representation of Cooper in connection with this proxy statement-prospectus owns 2,400 shares of Cooper common stock. Certain legal matters regarding federal income tax matters relating to the merger will be passed upon for Standard by Baker & Hostetler LLP. Baker & Hostetler LLP provides legal services to Standard and various Standard affiliates. John D. Drinko, a director of Standard, is a partner in Baker & Hostetler LLP.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Cooper included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement-prospectus. Cooper's consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Arthur Andersen LLP, independent auditors, have audited the consolidated financial statements and schedule of Standard included in its Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this proxy statement-prospectus. Standard's consolidated financial statements and schedule are incorporated by reference in reliance on Arthur Andersen LLP's report, given on their authority as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP will be present at the special meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement-prospectus, the Standard board of directors knows of no matter that will be presented for consideration at the special meeting. If any other matter shall properly come before the special meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies as to that matter. The individuals named as proxies intend to vote or not vote in accordance with the recommendation of the management of Standard.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Statements of Income -- Stock Election
  Merger....................................................  F-2
Unaudited Pro Forma Balance Sheet -- Stock Election
  Merger....................................................  F-3
Notes to Unaudited Pro Forma Financial Statements -- Stock
  Election Merger...........................................  F-4
Unaudited Pro Forma Statements of Income -- Alternative
  Merger....................................................  F-5
Unaudited Pro Forma Balance Sheet -- Alternative Merger.....  F-6
Notes to Unaudited Pro Forma Financial
  Statements -- Alternative Merger..........................  F-7

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                             STOCK ELECTION MERGER

                                          SIX MONTHS ENDED JUNE 30,
                                                     1999
                                          --------------------------     PRO FORMA       PRO FORMA
                                            COOPER        STANDARD      ADJUSTMENTS       COMBINED
                                          -----------    -----------    -----------      ----------
                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net sales.............................  $  963,239     $  575,733      $               $1,538,972
  Other income..........................       1,149          2,896                           4,045
                                          ----------     ----------                      ----------
                                             964,388        578,629                       1,543,017
Costs and expenses:
  Cost of products sold.................     781,780        489,939         5,387(A)      1,277,106
  Selling, general and administrative...      65,888         41,150                         107,038
  Interest..............................       7,499          7,709        10,916(B)         26,124
                                          ----------     ----------      --------        ----------
                                             855,167        538,798        16,303         1,410,268
                                          ----------     ----------      --------        ----------
Income before income taxes..............     109,221         39,831       (16,303)          132,749
Provision for income taxes..............      39,874         16,230        (4,366)(C)        51,738
                                          ----------     ----------      --------        ----------
Net income..............................  $   69,347     $   23,601      $(11,937)       $   81,011
                                          ==========     ==========      ========        ==========
Average common shares -- diluted........      75,895                       13,510(D)         89,405
Net income per share -- diluted.........  $      .91                                     $      .91
Ratio of earnings to fixed charges(J)...        11.1x                                           5.2x

                                            TWELVE MONTHS ENDED
                                             DECEMBER 31, 1998
                                          ------------------------     PRO FORMA       PRO FORMA
                                            COOPER       STANDARD     ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net sales.............................  $1,876,125    $1,080,645    $                $2,956,770
  Other income..........................       3,635         1,975                          5,610
                                          ----------    ----------                     ----------
                                           1,879,760     1,082,620                      2,962,380
Costs and expenses:
  Cost of products sold.................   1,545,489       933,640        11,322(A)     2,490,451
  Selling, general and administrative...     120,830        78,952                        199,782
  Interest..............................      15,224        12,792        21,831(B)        49,847
                                          ----------    ----------    ----------       ----------
                                           1,681,543     1,025,384        33,153        2,740,080
                                          ----------    ----------    ----------       ----------
Income before income taxes..............     198,217        57,236       (33,153)         222,300
Provision for income taxes..............      71,250        20,076        (8,732)(C)       82,594
                                          ----------    ----------    ----------       ----------
Net income..............................  $  126,967    $   37,160    $  (24,421)      $  139,706
                                          ==========    ==========    ==========       ==========
Average common shares -- diluted........      77,656                      13,510(D)        91,166
Net income per share -- diluted.........  $     1.64                                   $     1.53
Ratio of earnings to fixed charges(J)...        10.0x                                         4.6x

---------------

See Notes to Unaudited Pro Forma Financial Statements -- Stock Election Merger.

                       UNAUDITED PRO FORMA BALANCE SHEET
                             STOCK ELECTION MERGER

                                            AS OF JUNE 30, 1999
                                          ------------------------     PRO FORMA       PRO FORMA
                                            COOPER       STANDARD     ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
                                                              (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.............  $   27,828    $    3,467    $                $   31,295
  Accounts receivable...................     369,348       173,909                        543,257
  Inventories...........................     206,009        55,151        12,964(E1)      274,124
  Prepaid expenses and deferred income
     taxes..............................      23,580        27,973        (2,119)(E2)      49,434
                                          ----------    ----------    ----------       ----------
          Total current assets..........     626,765       260,500        10,845          898,110
Property, plant and equipment...........     900,295       349,189       (22,600)(E3)   1,226,884
Goodwill................................          --        75,344       (75,344)(E4)
                                                                         393,856(E10)     393,856
Intangibles and other assets............      94,648        52,789        (1,281)(E2)
                                                                          (1,000)(E3)     145,156
                                          ----------    ----------    ----------       ----------
          Total assets..................  $1,621,708    $  737,822    $  304,476       $2,664,006
                                          ==========    ==========    ==========       ==========
Current liabilities:
  Short-term debt and current portion of
     long-term debt.....................  $    9,798    $   53,507    $   11,000(E6)
                                                                           5,000(E7)
                                                                         169,500(H)    $  248,805
  Accounts payable and accrued
     liabilities........................     208,585       196,431                        405,016
                                          ----------    ----------    ----------       ----------
          Total current liabilities.....     218,383       249,938       185,500          653,821
Long-term debt..........................     205,180       119,226       150,000(H)       474,406
Postretirement benefits other than
  pensions..............................     154,589        24,024           119(E5)      178,732
Other long-term liabilities.............      48,810        25,241         8,453(E2)       82,504
Deferred income taxes...................      76,773        29,100        (6,003)(E8)      99,870
Stockholders' equity:
  Cooper stockholders' equity...........     917,973            --       256,700(I)     1,174,673
  Standard stockholders' equity.........          --       290,293      (290,293)(E9)          --
                                          ----------    ----------    ----------       ----------
                                             917,973       290,293       (33,593)       1,174,673
                                          ----------    ----------    ----------       ----------
          Total liabilities and
            stockholders' equity........  $1,621,708    $  737,822    $  304,476       $2,664,006
                                          ==========    ==========    ==========       ==========

---------------

See Notes to Unaudited Pro Forma Financial Statements -- Stock Election Merger.

   NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- STOCK ELECTION MERGER

(A) To amortize over 30 years the excess of the purchase price over the fair value of net assets acquired, net of goodwill amortization previously recorded by Standard.

(B) To adjust interest expense to reflect the borrowings described in the "Unaudited Pro Forma Condensed Financial Information" at current interest rates for short term (5.8%) and long term (8.0%) debt.

(C) To provide for income taxes at an incremental tax rate of 40% for interest expense adjustments.

(D) To increase common shares outstanding for the approximately 13,510,000 shares to be issued in a Stock Election Merger based on an assumed Cooper common stock price of $19.00 per share.

(E) To allocate on a preliminary basis the purchase price for Standard as follows (in thousands):

      E1    Adjust acquired inventories to estimated fair value.........    $ 12,964
      E2    Adjust pension liability to reflect the excess of the            (11,853)
            benefit obligations over the fair value of plan assets......
      E3    Adjust for revaluation of Standard's Brazilian fixed assets      (23,600)
            and certain other assets....................................
      E4    Eliminate the goodwill related to Standard's acquisitions of     (75,344)
            businesses in prior years...................................
      E5    Adjust liability for postretirement benefits to estimated           (119)
            benefit obligation..........................................
      E6    Record additional debt to be incurred by Standard relating       (11,000)
            to its stock options and restricted shares..................
      E7    Record additional debt to be incurred for estimated               (5,000)
            transaction expenses........................................
      E8    Record income taxes for adjustments E1, E2, E5, E6 and E7          6,003
            assuming a 40% incremental tax rate.........................
      E9    Eliminate shareholders' equity of Standard..................     290,293
      E10   Record preliminary estimate of the excess of the purchase        393,856
            price over the fair value of the net assets acquired........
                                                                            --------
                                                                            $576,200
                                                                            ========
      The estimated aggregate purchase price is derived as follows:
                                                                            $570,500
            Acquisition of Standard outstanding common shares at $34.68 per share...................................................
                                                                               5,700
            Estimated transaction costs.................................
                                                                            --------
                                                                            $576,200
                                                                            ========

(H) To record the debt incurred to finance the cash portion of the acquisition.

(I) To record the approximately 13,510,000 shares to be issued in a Stock Election Merger based on an assumed Cooper common stock price of $19.00 per share.

(J) Earnings used to calculate the ratio of earnings to fixed charges consist of pro forma consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. Fixed charges consist of interest on all indebtedness (including capital lease obligations), amortization of debt expense, capitalized interest, and the portion of interest expense on operating leases deemed representative of the interest factor.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                               ALTERNATIVE MERGER

                                           SIX MONTHS ENDED
                                            JUNE 30, 1999
                                       ------------------------      PRO FORMA        PRO FORMA
                                         COOPER       STANDARD      ADJUSTMENTS        COMBINED
                                       ----------    ----------    -------------      ----------
                                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net sales..........................  $  963,239    $  575,733    $                  $1,538,972
  Other income.......................       1,149         2,896                            4,045
                                       ----------    ----------                       ----------
                                          964,388       578,629                        1,543,017
Costs and expenses:
  Cost of products sold..............     781,780       489,939            5,620(A)    1,277,339
  Selling, general and
     administrative..................      65,888        41,150                          107,038
  Interest...........................       7,499         7,709           18,766(B)       33,974
                                       ----------    ----------    -------------      ----------
                                          855,167       538,798           24,386       1,418,351
                                       ----------    ----------    -------------      ----------
Income before income taxes...........     109,221        39,831          (24,386)        124,666
Provision for income taxes...........      39,874        16,230           (7,506)(C)      48,598
                                       ----------    ----------    -------------      ----------
Net income...........................  $   69,347    $   23,601    $     (16,880)     $   76,068
                                       ==========    ==========    =============      ==========
Average common shares -- diluted.....      75,895                                         75,895
Net income per share -- diluted......  $      .91                                     $     1.00
Ratio of earnings to fixed
  charges(F).........................        11.1x                                          4.2x

                                           TWELVE MONTHS ENDED
                                            DECEMBER 31, 1998
                                         ------------------------     PRO FORMA       PRO FORMA
                                           COOPER       STANDARD     ADJUSTMENTS       COMBINED
                                         ----------    ----------    -----------      ----------
                                                 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net sales............................  $1,876,125    $1,080,645    $                $2,956,770
  Other income.........................       3,635         1,975                          5,610
                                         ----------    ----------                     ----------
                                          1,879,760     1,082,620                      2,962,380
Costs and expenses:
  Cost of products sold................   1,545,489       933,640         11,788(A)    2,490,917
  Selling, general and
     administrative....................     120,830        78,952                        199,782
  Interest.............................      15,224        12,792         37,532(B)       65,548
                                         ----------    ----------    -----------      ----------
                                          1,681,543     1,025,384         49,320       2,756,247
                                         ----------    ----------    -----------      ----------
Income before income taxes.............     198,217        57,236        (49,320)        206,133
Provision for income taxes.............      71,250        20,076        (15,013)(C)      76,313
                                         ----------    ----------    -----------      ----------
Net income.............................  $  126,967    $   37,160    $   (34,307)     $  129,820
                                         ==========    ==========    ===========      ==========
Average common shares -- diluted.......      77,656                                       77,656
Net income per share -- diluted........  $     1.64                                   $     1.67
Ratio of earnings to fixed
  charges(F)...........................        10.0x                                        3.7x

---------------

  See Notes to Unaudited Pro Forma Financial Statements -- Alternative Merger.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               ALTERNATIVE MERGER

                                            AS OF JUNE 30, 1999
                                          ------------------------     PRO FORMA       PRO FORMA
                                            COOPER       STANDARD     ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
                                                              (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.............  $   27,828    $    3,467    $                $   31,295
  Accounts receivable...................     369,348       173,909                        543,257
  Inventories...........................     206,009        55,151        12,964(D1)      274,124
  Prepaid expenses and deferred income
     taxes..............................      23,580        27,973        (2,119)(D2)      49,434
                                          ----------    ----------    ----------       ----------
          Total current assets..........     626,765       260,500        10,845          898,110
Property, plant and equipment...........     900,295       349,189       (22,600)(D3)   1,226,884
Goodwill................................          --        75,344       (75,344)(D4)
                                                                         407,856(D10)     407,856
Intangibles and other assets............      94,648        52,789        (1,281)(D2)
                                                                          (1,000)(D3)     145,156
                                          ----------    ----------    ----------       ----------
          Total assets..................  $1,621,708    $  737,822    $  318,476       $2,678,006
                                          ==========    ==========    ==========       ==========
Current liabilities:
  Short-term debt and current portion of
     long-term debt.....................  $    9,798    $   53,507    $   11,000(D6)
                                                                           5,000(D7)
                                                                         440,200(E)    $  519,505
  Accounts payable and accrued
     liabilities........................     208,585       196,431                        405,016
                                          ----------    ----------    ----------       ----------
          Total current liabilities.....     218,383       249,938       456,200          924,521
Long-term debt..........................     205,180       119,226       150,000(E)       474,406
Postretirement benefits other than
  pensions..............................     154,589        24,024           119(D5)      178,732
Other long-term liabilities.............      48,810        25,241         8,453(D2)       82,504
Deferred income taxes...................      76,773        29,100        (6,003)(D8)      99,870
Stockholders' equity:
  Cooper stockholders' equity...........     917,973            --            --          917,973
  Standard stockholders' equity.........          --       290,293      (290,293)(D9)          --
                                          ----------    ----------    ----------       ----------
                                             917,973       290,293      (290,293)         917,973
                                          ----------    ----------    ----------       ----------
          Total liabilities and
            stockholders' equity........  $1,621,708    $  737,822    $  318,476       $2,678,006
                                          ==========    ==========    ==========       ==========

---------------

  See Notes to Unaudited Pro Forma Financial Statements -- Alternative Merger

    NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- ALTERNATIVE MERGER

(A) To amortize over 30 years the excess of the purchase price over the fair value of net assets acquired, net of goodwill amortization previously recorded by Standard.

(B) To adjust interest expense to reflect the borrowings described in the "Unaudited Pro Forma Condensed Financial Information" at current interest rates for short term (5.8%) and long term (8.0%) debt.

(C) To provide for income taxes at an incremental tax rate of 40% for interest expense adjustments.

(D) To allocate on a preliminary basis the purchase price for Standard as follows (in thousands):

      D1    Adjust acquired inventories to estimated fair value.........    $ 12,964
      D2    Adjust pension liability to reflect the excess of the            (11,853)
            benefit obligations over the fair value of plan assets......
      D3    Adjust for revaluation of Standard's Brazilian fixed assets      (23,600)
            and certain other assets....................................
      D4    Eliminate the goodwill related to Standard's acquisitions of     (75,344)
            businesses in prior years...................................
      D5    Adjust liability for postretirement benefits to estimated           (119)
            benefit obligation..........................................
      D6    Record additional debt to be incurred by Standard relating       (11,000)
            to its stock options and restricted shares..................
      D7    Record additional debt to be incurred for estimated               (5,000)
            transaction expenses........................................
      D8    Record income taxes for adjustments D1, D2, D5, D6 and D7          6,003
            assuming a 40% incremental tax rate.........................
      D9    Eliminate shareholders' equity of Standard..................     290,293
      D10   Record preliminary estimate of the excess of the purchase        407,856
            price over the fair value of the net assets acquired........
                                                                            --------
                                                                            $590,200
                                                                            ========
      The estimated aggregate purchase price is derived as follows:
                                                                            $584,400
            Acquisition of Standard outstanding common shares at $36.50 per share...................................................
                                                                               5,800
            Estimated transaction costs.................................
                                                                            --------
                                                                            $590,200
                                                                            ========

(E) To record the debt incurred to finance the acquisition.

(F) Earnings used to calculate the ratio of earnings to fixed charges consist of pro forma consolidated income before income taxes, adjusted for the portion of fixed charges deducted from such earnings. Fixed charges consist of interest on all indebtedness (including capital lease obligations), amortization of debt expense, capitalized interest, and the portion of interest expense on operating leases deemed representative of the interest factor.

                                   APPENDIX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                         COOPER TIRE & RUBBER COMPANY,
                            CTB ACQUISITION COMPANY
                                      and
                         THE STANDARD PRODUCTS COMPANY
                                  dated as of
                                 July 27, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I -- THE MERGER............................................................   A-1
  SECTION 1.1          The Merger..................................................   A-1
  SECTION 1.2          Closing; Effective Time.....................................   A-2
  SECTION 1.3          Effects of the Merger.......................................   A-2
  SECTION 1.4          Consent to Service; Principal Office........................   A-2
  SECTION 1.5          Certificate of Incorporation and By-laws....................   A-2
  SECTION 1.6          Directors and Officers......................................   A-2
  SECTION 1.7          Conversion of Company Common Shares.........................   A-3
  SECTION 1.8          Stock Plans.................................................   A-8
  SECTION 1.9          Survivor to Make Certificates Available.....................   A-9
  SECTION 1.10         Dividends; Transfer Taxes; Withholding......................  A-10
  SECTION 1.11         No Fractional Securities....................................  A-11
  SECTION 1.12         Return of Exchange Fund.....................................  A-11
  SECTION 1.13         Adjustment of Conversion Number.............................  A-11
  SECTION 1.14         No Further Ownership Rights in Company Common Shares........  A-12
  SECTION 1.15         Closing of Company Transfer Books...........................  A-12
  SECTION 1.16         Lost Certificates...........................................  A-12
  SECTION 1.17         Legend......................................................  A-12
  SECTION 1.18         Further Assurances..........................................  A-12
  SECTION 1.19         Tax Treatment...............................................  A-13

ARTICLE IA -- THE ALTERNATIVE MERGER...............................................  A-13
  SECTION 1A.1         The Merger..................................................  A-13
  SECTION 1A.2         Closing; Effective Time.....................................  A-13
  SECTION 1A.3         Effects of the Merger.......................................  A-13
  SECTION 1A.4         Articles and Code of Regulations............................  A-13
  SECTION 1A.5         Directors and Officers......................................  A-13
  SECTION 1A.6         Conversion of Company Common Shares.........................  A-14
  SECTION 1A.7         Stock Plans.................................................  A-14
  SECTION 1A.8         Survivor to Make Cash Consideration Available...............  A-16
  SECTION 1A.9         Transfer Taxes; Withholding.................................  A-16
  SECTION 1A.10        Return of Exchange Fund.....................................  A-17
  SECTION 1A.11        Adjustment of Cash Consideration............................  A-17
  SECTION 1A.12        No Further Ownership Rights in Company Common Shares........  A-17
  SECTION 1A.13        Closing of Company Transfer Books...........................  A-17
  SECTION 1A.14        Lost Certificates...........................................  A-17
  SECTION 1A.15        Further Assurances..........................................  A-18

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................  A-18
  SECTION 2.1          Organization, Standing and Power............................  A-18
  SECTION 2.2          Capital Structure...........................................  A-19

                                                                                     PAGE
                                                                                     ----
  SECTION 2.3          Authority...................................................  A-19
  SECTION 2.4          Consents and Approvals; No Violation........................  A-19
  SECTION 2.5          SEC Documents and Other Reports.............................  A-20
  SECTION 2.6          Absence of Certain Changes or Events........................  A-21
  SECTION 2.7          Registration Statement and Proxy Statement..................  A-21
  SECTION 2.8          Permits and Compliance......................................  A-22
  SECTION 2.9          Tax Matters.................................................  A-22
  SECTION 2.10         Actions and Proceedings; Investigations.....................  A-23
  SECTION 2.11         Certain Agreements..........................................  A-24
  SECTION 2.12         ERISA.......................................................  A-24
  SECTION 2.13         Compliance with Certain Laws................................  A-25
  SECTION 2.14         Labor Matters...............................................  A-25
  SECTION 2.15         Intellectual Property.......................................  A-25
  SECTION 2.16         Environmental Matters.......................................  A-25
  SECTION 2.17         Brokers.....................................................  A-26
  SECTION 2.18         Required Vote of Company Shareholders.......................  A-26
  SECTION 2.19         State Takeover Statutes and Company Rights Plan.............  A-26
  SECTION 2.20         Opinion of Financial Advisor................................  A-27
  SECTION 2.21         Ownership of Shares.........................................  A-27
  SECTION 2.22         Material Contracts..........................................  A-27
  SECTION 2.23         Insurance...................................................  A-27

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF SURVIVOR AND MERGER SUB.............  A-27
  SECTION 3.1          Organization, Standing and Power............................  A-27
  SECTION 3.2          Capital Structure...........................................  A-28
  SECTION 3.3          Authority...................................................  A-28
  SECTION 3.4          Consents and Approvals; No Violation........................  A-29
  SECTION 3.5          SEC Documents and Other Reports.............................  A-29
  SECTION 3.6          Absence of Certain Changes or Events........................  A-30
  SECTION 3.7          Registration Statement and Prospectus.......................  A-30
  SECTION 3.8          Permits and Compliance......................................  A-31
  SECTION 3.9          Tax Matters.................................................  A-31
  SECTION 3.10         Actions and Proceedings; Investigations.....................  A-32
  SECTION 3.11         Certain Agreements..........................................  A-32
  SECTION 3.12         ERISA.......................................................  A-32
  SECTION 3.13         Compliance with Certain Laws................................  A-33
  SECTION 3.14         Labor Matters...............................................  A-33
  SECTION 3.15         Intellectual Property.......................................  A-33
  SECTION 3.16         Environmental Matters.......................................  A-33
  SECTION 3.17         Brokers.....................................................  A-34
  SECTION 3.18         Required Votes of Shareholders..............................  A-34

                                                                                     PAGE
                                                                                     ----
  SECTION 3.19         State Takeover Statutes and Survivor Rights Plan............  A-34
  SECTION 3.20         Ownership of Shares.........................................  A-34
  SECTION 3.21         Financing...................................................  A-34
  SECTION 3.22         Material Contracts..........................................  A-35
  SECTION 3.23         Insurance...................................................  A-35
  SECTION 3.24         Operations of Merger Sub....................................  A-35

ARTICLE IV -- COVENANTS RELATING TO CONDUCT OF BUSINESS............................  A-35
  SECTION 4.1          Conduct of Business Pending the Merger......................  A-35
  SECTION 4.2          No Solicitation by the Company..............................  A-38
ARTICLE V -- ADDITIONAL AGREEMENTS.................................................  A-40
  SECTION 5.1          Shareholder Meeting; Recommendation.........................  A-40
                       Preparation of the Registration Statement and the Proxy
  SECTION 5.2          Statement...................................................  A-40
  SECTION 5.3          Access to Information.......................................  A-41
  SECTION 5.4          Reasonable Good Faith Efforts; Public Announcements.........  A-41
  SECTION 5.5          Indemnification and Insurance...............................  A-41
  SECTION 5.6          Employee Benefits...........................................  A-43
  SECTION 5.7          State Takeover Laws.........................................  A-43
  SECTION 5.8          Notification of Certain Matters.............................  A-43
  SECTION 5.9          Designation of Directors....................................  A-43
  SECTION 5.10         Letters of Survivor's and the Company's Accountants.........  A-44
  SECTION 5.11         Affiliates..................................................  A-44
  SECTION 5.12         Certificate of Company Chief Financial Officer..............  A-44

ARTICLE VI -- CONDITIONS PRECEDENT TO THE MERGER...................................  A-44
                       Conditions to Each Party's Obligation to Effect the
  SECTION 6.1          Merger......................................................  A-44
                       Conditions to Obligation of the Company to Effect the
  SECTION 6.2          Merger......................................................  A-45
                       Conditions to Obligation of Survivor and Merger Sub to
  SECTION 6.3          Effect the Merger...........................................  A-46

ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER...................................  A-47
  SECTION 7.1          Termination.................................................  A-47
  SECTION 7.2          Fees and Expenses; Fees on Termination......................  A-48
  SECTION 7.3          Effect of Termination.......................................  A-48
  SECTION 7.4          Amendment...................................................  A-48
  SECTION 7.5          Waiver......................................................  A-49

ARTICLE VIII -- GENERAL PROVISIONS.................................................  A-49
  SECTION 8.1          Nonsurvival of Representations, Warranties and Agreements...  A-49
  SECTION 8.2          Notices.....................................................  A-49
  SECTION 8.3          Interpretation..............................................  A-50
  SECTION 8.4          Counterparts................................................  A-50
  SECTION 8.5          Entire Agreement; No Third-Party Beneficiaries..............  A-50

                                                                                     PAGE
                                                                                     ----
  SECTION 8.6          Governing Law...............................................  A-50
  SECTION 8.7          Assignment..................................................  A-50
  SECTION 8.8          Severability................................................  A-50
  SECTION 8.9          Enforcement of Agreement....................................  A-50
  SECTION 8.10         Litigation Costs............................................  A-50

                      SECTIONS OF THE DISCLOSURE SCHEDULE

SECTIONS PROVIDED BY THE COMPANY:
Section 2.4        Consents and Approvals; No Violation
Section 2.5        SEC Documents and Other Reports
Section 2.6        Absence of Certain Changes or Events
Section 2.8        Permits and Compliance
Section 2.9        Tax Matters
Section 2.10       Actions and Proceedings; Investigations
Section 2.11       Certain Agreements
Section 2.12       ERISA
Section 2.14       Labor Matters
Section 2.15       Intellectual Property
Section 2.16       Environmental Matters
Section 2.17       Brokers
Section 2.22       Material Contracts
Section 4.1(a)     Conduct of Business

SECTIONS PROVIDED BY SURVIVOR:
Section 3.4        Consents and Approvals; No Violation
Section 3.5        SEC Documents and Other Reports
Section 3.6        Absence of Certain Changes or Events
Section 3.8        Permits and Compliance
Section 3.9        Tax Matters
Section 3.10       Actions and Proceedings; Investigations
Section 3.11       Certain Agreements
Section 3.12       ERISA
Section 3.14       Labor Matters
Section 3.15       Intellectual Property
Section 3.16       Environmental Matters
Section 3.17       Brokers
Section 3.22       Material Contracts
                                    EXHIBITS
Exhibit A-1        Form of Affiliate Letter

                              INDEX OF DEFINITIONS

Affiliate Letter............................................  A-44
Agreement...................................................  A-1
AICPA Statement.............................................  A-44
Allocation Date.............................................  A-5
Alternative Merger..........................................  A-1
Average Closing Price.......................................  A-3
Blue Sky Laws...............................................  A-20
Business Day................................................  A-2
Cash Cap....................................................  A-5
Cash Consideration..........................................  A-3, 14
Cash Election Shares........................................  A-4
Cash Election Shares Cap....................................  A-5
Certificate.................................................  A-3
Certificate of Merger.......................................  A-13
Certificates................................................  A-14
Certificates of Merger......................................  A-2
Closing.....................................................  A-2, 13
Closing Date................................................  A-2, 13
COBRA.......................................................  A-24
Code........................................................  A-1
Company.....................................................  A-1
Company Acquisition Agreement...............................  A-39
Company Business Personnel..................................  A-25
Company Common Share........................................  A-1
Company Contracts...........................................  A-27
Company Disclosure Document.................................  A-22
Company Multiemployer Plan..................................  A-25
Company Non-Voting Preferred Shares.........................  A-19
Company Notice..............................................  A-38
Company Option Plans........................................  A-8, 15
Company Permits.............................................  A-22
Company Plan................................................  A-24
Company Preferred Shares....................................  A-19
Company Restricted Stock Plans..............................  A-9, 15
Company Rights..............................................  A-27
Company Rights Agreement....................................  A-27
Company Rights Plan.........................................  A-27
Company SEC Documents.......................................  A-20
Company Shareholder Meeting.................................  A-40
Company Stock Option........................................  A-8, 15

Company Superior Proposal...................................  A-40
Company Takeover Proposal...................................  A-39
Company Voting Preferred Shares.............................  A-19
Conditional Stock Election Shares...........................  A-3
Confidentiality Agreement...................................  A-41
Constituent Corporations....................................  A-1
Conversion Number...........................................  A-3
Deemed Election Sum.........................................  A-6
Delaware Certificate of Merger..............................  A-2
Delaware Secretary..........................................  A-2
DGCL........................................................  A-1
Disclosure Schedule.........................................  A-19
Effective Time..............................................  A-2, 13
Election Deadline...........................................  A-4
Election Form...............................................  A-3
Employee Release Exception..................................  A-37
Environmental and Safety Requirements.......................  A-26
ERISA.......................................................  A-24
ERISA Affiliate.............................................  A-25
European Union Law..........................................  A-20
Exchange Act................................................  A-20
Exchange Agent..............................................  A-9, 16
Exchange Fund...............................................  A-10, 16
First Fraction..............................................  A-6
GAAP........................................................  A-20
Governmental Entity.........................................  A-20
HSR Act.....................................................  A-20
Indemnitee..................................................  A-41
Indemnitor..................................................  A-42
Intellectual Property Rights................................  A-25
Investigation...............................................  A-23
Jin Young...................................................  A-18
Knowledge of Survivor.......................................  A-31
Knowledge of the Company....................................  A-22
Material Adverse Change.....................................  A-18
Material Adverse Effect.....................................  A-18, 45,46
Mean Closing Date Price.....................................  A-1
Merger......................................................  A-1
Merger Consideration........................................  A-3
Merger Sub..................................................  A-1
Mixed Election Shares.......................................  A-4
No-Election Shares..........................................  A-4

NYSE........................................................  A-1
OGCL........................................................  A-1, 13
Ohio Certificate of Merger..................................  A-2
Ohio Secretary..............................................  A-2
Partial Cash Consideration..................................  A-7
Person......................................................  A-11, 16
Proxy Statement.............................................  A-21
Registration Statement......................................  A-28
Restricted Company Common Shares............................  A-9, 15
Second Fraction.............................................  A-6
Secretaries.................................................  A-2
Secretary...................................................  A-13
Securities Act..............................................  A-12
Share Acquisition Date......................................  A-27
Share Issuance..............................................  A-28
Share Issuance Cap..........................................  A-6
Stock Acquisition Date......................................  A-34
Stock Consideration.........................................  A-3
Stock Election Merger.......................................  A-1
Stock Election Shares.......................................  A-3
Stock Election Shares Cap...................................  A-6
Subsidiary..................................................  A-18
Surviving Corporation.......................................  A-2
Surviving Merger Sub Corporation............................  A-13
Survivor....................................................  A-1
Survivor Business Personnel.................................  A-33
Survivor Common Stock.......................................  A-1
Survivor Contracts..........................................  A-35
Survivor Disclosure Document................................  A-31
Survivor Multiemployer Plan.................................  A-33
Survivor Permits............................................  A-31
Survivor Plan...............................................  A-33
Survivor Preferred Stock....................................  A-28
Survivor Rights.............................................  A-34
Survivor Rights Agreement...................................  A-34
Survivor Rights Plan........................................  A-34
Survivor SEC Documents......................................  A-29
Survivor Stock Option.......................................  A-8, 15
Survivor Stock Plans........................................  A-28
Tax.........................................................  A-23
Taxes.......................................................  A-23
Tax Return..................................................  A-23

Termination Date............................................  A-47
Termination Fee.............................................  A-48
Third Fraction..............................................  A-7
Threshold Price.............................................  A-1
Unconditional Stock Election Shares.........................  A-3
Voting Agreements...........................................  A-1

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of July 27, 1999 (this "Agreement"), is made by and among COOPER TIRE & RUBBER COMPANY, a Delaware corporation ("Survivor"), CTB ACQUISITION COMPANY, an Ohio corporation and a wholly owned subsidiary of Survivor ("Merger Sub") and THE STANDARD PRODUCTS COMPANY, an Ohio corporation (the "Company") (Survivor and the Company, and in the event of an Alternative Merger (as defined below) Merger Sub, collectively, the "Constituent Corporations").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Survivor, Merger Sub and the Company have approved and declared advisable that (1) if the mean between the high and low sale price per share of Survivor Common Stock on the New York Stock Exchange (the "NYSE") on the Closing Date (the "Mean Closing Date Price") is equal to or greater than Eighteen Dollars ($18.00) (the "Threshold Price") the merger of the Company into Survivor (the "Stock Election Merger"), upon the terms and subject to the conditions set forth herein, in which each issued and outstanding Common Share, $1.00 par value per share, of the Company ("Company Common Share") will be converted, at the option of the holder thereof, into either cash, shares of Survivor Common Stock, par value $1.00 per share ("Survivor Common Stock"), or a combination thereof, or under certain circumstances into either cash or a combination of cash and shares of Survivor Common Stock, as provided herein or (2) if the Mean Closing Date Price is less than the Threshold Price, the merger of the Merger Sub into Company (the "Alternative Merger"), upon the terms and subject to the conditions set forth herein, in which each issued and outstanding Company Common Share will be converted into Thirty Six Dollars and Fifty Cents ($36.50) in cash as provided herein (the Stock Election Merger and the Alternative Merger are herein both referred to as the "Merger", as appropriate);

     WHEREAS, the respective Boards of Directors of Survivor, Merger Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies, is in the best interests of each corporation and is in the best interests of their respective shareholders;

     WHEREAS, for federal income tax purposes, it is intended that the Stock Election Merger shall qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, to induce Survivor to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have executed voting agreements (the "Voting Agreements") with respect to the voting of their Company Common Shares at the Company Shareholder Meeting (as defined in Section 5.1) pursuant to the terms and conditions set forth in the Voting Agreements.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger.

     If the Mean Closing Date Price is equal to or greater than the Threshold Price, then (i) the Stock Election Merger shall occur in accordance with this
Article I; (ii) Sections 1.1 through 1.19 shall govern the Stock Election Merger, the capitalized terms used in this Article I shall be used in this Agreement and Article IA shall be of no effect; and (iii) upon the terms and subject to the conditions of this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), the Company shall be merged with and into Survivor at the Effective

Time (as defined in Section 1.2). Following the Stock Election Merger, the separate corporate existence of the Company shall cease and Survivor shall continue as the surviving corporation (the "Surviving Corporation") incorporated under the laws of the State of Delaware under the name "Cooper Tire & Rubber Company" and shall succeed to and assume all of the rights and obligations of the Company in accordance with the OGCL and the DGCL.

     SECTION 1.2 Closing; Effective Time.

     Subject to the provisions of Article VI, the closing of the Stock Election Merger (the "Closing") shall take place in Cleveland, Ohio at the offices of Jones, Day, Reavis & Pogue, as soon as practicable after the close of trading on the NYSE, on the first business day (excluding any day on which banks are not open for business in Cleveland, Ohio, each such day a "Business Day") after the date on which each of the conditions set forth in Article VI has been satisfied or waived by the party or parties entitled to the benefit of such condition, or at such other place, at such other time or on such other date as Survivor and the Company may mutually agree (the date that the Closing actually occurs, the "Closing Date"). At the Closing, the parties hereto shall cause a certificate of merger (the "Ohio Certificate of Merger") to be executed and filed with the Secretary of State of the State of Ohio (the "Ohio Secretary") in accordance with the OGCL and a certificate of merger (the "Delaware Certificate of Merger" and, together with the Ohio Certificate of Merger, the "Certificates of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary" and, together with the Ohio Secretary, the "Secretaries"). The Stock Election Merger shall become effective (the "Effective Time") (a) as of the date and time of the later to occur of the filing of the Ohio Certificate of Merger with the Ohio Secretary and the Delaware Certificate of Merger with the Delaware Secretary, or (b) at such other time as is agreed to by Survivor and the Company and specified in the Certificates of Merger.

     SECTION 1.3 Effects of the Merger.

     The effects of the Stock Election Merger will be as provided by the OGCL and the DGCL.

     SECTION 1.4 Consent to Service; Principal Office. Following consummation of the Stock Election Merger and the transactions contemplated hereby, Survivor (in accordance with Section 1701.79(B)(6) and (B)(7) of the OGCL) (a) consents to be served with process and to be sued in the State of Ohio and consents to the irrevocable appointment of the Ohio Secretary as its agent to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of the Company or to enforce the rights of a dissenting shareholder of the Company, and (b) desires to transact business in the State of Ohio as a foreign corporation and hereby appoints CT Corporation System, 1300 East Ninth Street, Bond Court Building, Suite 1010, Cleveland, Ohio 44114 as its statutory agent with respect to the service of any process, notice or demand in the State of Ohio, as required when a foreign corporation applies for a license to transact business in the State of Ohio. The location of the principal office of the Surviving Corporation in the State of Delaware shall be c/o CT Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     SECTION 1.5 Certificate of Incorporation and By-laws. At the Effective Time, the Certificate of Incorporation and By-laws of Survivor, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors and Officers. Subject to Section 5.9, the individuals who are directors of Survivor immediately prior to the Effective Time, shall, immediately after the Effective Time, comprise the Board of Directors of the Surviving Corporation. At the Effective Time, the officers of the Surviving Corporation shall consist of the officers of Survivor immediately prior to the Effective Time. Each of those directors and officers of the Surviving Corporation shall hold office until their respective successors have been duly elected or appointed and qualified or as otherwise provided in the Certificate of Incorporation of the Surviving Corporation, the By-laws of the Surviving Corporation or by law.

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     SECTION 1.7 Conversion of Company Common Shares. As of the Effective Time,
by virtue of the Stock Election Merger and without any action on the part of Survivor, the Company or the holders of any securities of the Constituent
Corporations:

          (a) Survivor Common Stock. Each issued and outstanding share of Survivor Common Stock will continue to be one issued and outstanding share of Survivor Common Stock following the Stock Election Merger.

          (b) Treasury Shares. All Company Common Shares that are held in the treasury of the Company or by any Subsidiary (as defined in Section 2.1) of the Company shall be cancelled and no capital stock of Survivor or other consideration shall be delivered in exchange therefor.

          (c) Consideration. Subject to the provisions of this Section 1.7,
     Section 1.11 and Section 1.12, each Company Common Share (together with each related preferred share purchase right) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.7(b)) shall be converted, at the option of the holder thereof, into the right to receive:

             (i) $36.50 in cash (the "Cash Consideration"); or

             (ii) that number of duly authorized, validly issued, fully paid and nonassessable shares of Survivor Common Stock (the "Stock Consideration") equal to $36.50 divided by the average closing sale price per share of Survivor Common Stock on the NYSE, as reported in The Wall Street Journal, for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date (that average, the "Average Closing Price" and the quotient of that division rounded to three decimal places, the "Conversion Number"); provided, however, that (A) if the Average Closing Price is less than $20.00, then the Conversion Number shall be 1.825, or (B) if the Average Closing Price is greater than $24.80, then the Conversion Number shall be 1.472; or

             (iii) as provided in Section 1.7(f)(iii) or (iv), a portion of Stock Consideration and a portion of the Cash Consideration,

     as the holder of a Company Common Share shall elect or shall be deemed to have elected, as provided herein. Subparagraphs (i), (ii) and (iii) above are collectively referred to herein as the "Merger Consideration".

          All of those Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate formerly representing any of those shares (the "Certificate") shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.10, certificates representing the shares of Survivor Common Stock into which those shares are converted, and any cash, without interest, in lieu of fractional shares to be paid pursuant to Section 1.11, and, as provided in Section 1.7(f), if applicable, a portion of the Cash Consideration, or the Cash Consideration, in consideration therefor upon the surrender of that certificate in accordance with Section 1.9.

          (d) Election of Stock Consideration and Cash Consideration. Survivor will cause to be sent to each record holder of Company Common Shares as of the record date for voting at the Company Shareholder Meeting an election form (the "Election Form") and other appropriate materials (including, but not limited to, the Proxy Statement (as defined in Section 2.7)) providing for those holders, subject to the provisions of this Section 1.7:

             (i) to elect unconditionally to receive Stock Consideration with respect to all of their Company Common Shares (the "Unconditional Stock Election Shares"),

             (ii) to elect conditionally to receive Stock Consideration with respect to all of their Company Common Shares (the "Conditional Stock Election Shares"; and together with the Unconditional Stock Election Shares, the "Stock Election Shares"), such condition being that all of the Company Common Shares subject to such election be converted exclusively into Stock Consideration and if all such shares cannot be converted exclusively into Stock Consideration as a result of the

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        provisions of this Section 1.7(f)(iv)(C)(2), then all such shares to be converted into Cash Consideration,

             (iii) to elect to receive Cash Consideration with respect to all of their Company Common Shares (the "Cash Election Shares"), or

             (iv) to elect to receive Cash Consideration with respect to a portion of their Company Common Shares and to elect unconditionally to receive Stock Consideration with respect to a portion of their Company Common Shares (the "Mixed Election Shares").

          As of the Election Deadline (as defined in Section 1.7(e)), any Company Common Shares with respect to which there shall not have been an election submission to the Exchange Agent (as defined in Section 1.9) of an effective and properly completed Election Form (with the proper Certificates) shall be deemed to be No-Election Shares ("No-Election Shares"). The Exchange Agent shall use reasonable efforts to make an Election Form available to all Persons (as defined in Section 1.10) who become holders of Company Common Shares after the record date set for the mailing of Election Forms and before the Election Deadline.

          (e) Procedure for Election. Any election to receive Stock Consideration, Cash Consideration or a combination thereof pursuant to
     Section 1.7(d) shall have been validly made only if the Exchange Agent shall have received by 4:00 P.M. Cleveland, Ohio time on a day (which must be a Business Day) selected by Survivor, but not less than 20 days after the initial mailing of the Election Forms and not before the third day after the Average Closing Price is determined (the "Election Deadline"), a properly completed Election Form. An election by a holder of Company Common Shares shall be validly made only if the Exchange Agent shall have received an Election Form properly completed and executed (with the signature or signatures thereon guaranteed as required by the Election Form) by that shareholder accompanied either by the Certificate or Certificates representing all of the Company Common Shares owned by that shareholder, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company, or by an appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States. Survivor shall have the right to make reasonable determinations and to establish reasonable procedures (not inconsistent with the terms of this Agreement) in guiding the Exchange Agent in its determination as to the validity of Election Forms.

             (i) Two or more holders of Company Common Shares who are determined to constructively own the Company Common Shares owned by each other by virtue of Section 318(a) of the Code and who so certify to Survivor's satisfaction, and any single holder of Company Common Shares who holds his shares in two or more different names and who so certifies to Survivor's satisfaction, may submit a joint Election Form covering the aggregate number of Company Common Shares owned by all such holders or by such single holder, as the case may be. For all purposes of this Agreement (including any lottery), each such group of holders that, and each such single holder who, submits a joint Election Form shall be treated as a single holder of Company Common Shares.

             (ii) Record holders of Company Common Shares who are nominees only may submit a separate Election Form for each beneficial owner for whom that record holder is a nominee; provided, however, that on the request of Survivor, that record holder shall certify to the satisfaction of Survivor that such record holder holds those Company Common Shares as nominee for the beneficial owner or beneficial owners thereof. For purposes of this Agreement, each beneficial owner for whom an Election Form is submitted will be treated as a separate holder of Company Common Shares, subject, however, to the immediately preceding sub-paragraph dealing with joint Election Forms.

             (iii) Any holder of Company Common Shares who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change that holder's election by submitting a revised Election Form, properly completed and signed, that is

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        received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Shares may at any time prior to the Election Deadline revoke his election and withdraw his Certificates representing Company Common Shares deposited with the Exchange Agent by written notice to the Exchange Agent received on or before the close of business on the day prior to the Election Deadline.

             (iv) In the event of the termination of this Agreement after holders of Company Common Shares have deposited their shares with the Exchange Agent, Survivor and Company shall promptly instruct the Exchange Agent to return all Certificates evidencing such Company Common Shares to the Persons who deposited the same. Holders of Company Common Shares shall continue to have the right to vote and to receive all dividends paid on Company Common Shares deposited by them with the Exchange Agent until the Effective Time.

             (v) No holder of Company Common Shares who at the Election Deadline is entitled to relief as a dissenting shareholder in compliance with Sections 1701.84 and 1701.85 of the OGCL shall be entitled to submit an Election Form and any Election Form submitted by that dissenting shareholder shall be invalid. In the event that subsequent to the Election Deadline any shareholder ceases to be a dissenting shareholder, such shareholder shall be treated the same as a non-dissenting shareholder who failed to submit a valid Election Form and shall be deemed to hold No-Election Shares.

          (f) Allocation. As soon as practicable after the Election Deadline, but no more than fifteen Business Days after the Effective Time (the "Allocation Date"), the Exchange Agent shall allocate among holders of Company Common Shares the rights to receive Stock Consideration, or Cash Consideration, or a combination of Stock Consideration (or a portion thereof) and Cash Consideration (or a portion thereof) in the Merger as follows:

             (i) Cash Cap and Cash Election Shares Cap.

                (A) Survivor shall determine the aggregate maximum amount of cash to be paid as Cash Consideration in the Merger (the "Cash Cap"). The Cash Cap shall be equal to that number of dollars and cents which is the difference between (1) the product of fifty-five percent (55%) and the result obtained by multiplying (x) the total number of Company Common Shares outstanding at the Effective Time, times (y) the Conversion Number, times (z) the Mean Closing Date Price, and (2) the product obtained by multiplying (I) the sum of (x) the total number of Company Common Shares purchased or redeemed by the Company on or after March 24, 1999, and (y) the total number of Company Common Shares, if any, as to which holders of those shares have filed, perfected and not withdrawn a written demand for payment of the fair value of their Company Common Shares in accordance with
           Section 1.7(g), times (II) the Cash Consideration.

                (B) Survivor shall determine, in accordance with this Section 1.7(f), the maximum number of Company Common Shares to be converted into the right to receive Cash Consideration in the Merger (that number of shares, the "Cash Election Shares Cap"), which shall be that number of Company Common Shares (rounded downward to the nearest whole number) equal to (1) the Cash Cap divided by (2) the Cash Consideration.

             (ii) Share Issuance Cap, Stock Election Shares Cap and Mixed Election Shares.

                (A) Under no circumstances shall Survivor issue in exchange for Stock Election Shares and No-Election Shares an aggregate number of shares of Survivor Common Stock which exceeds the difference between
           (1) 15,169,000 and (2) the sum of (I) the aggregate number of shares of Survivor Common Stock issuable in connection with the substitution of options to purchase shares of Survivor Common Stock for Company Stock Options (as defined in Section 1.8(a)) that have not been cancelled in accordance with Section 1.8(a) by the Effective Time and
           (II) the aggregate number of shares of Survivor Common Stock required to be substituted for Restricted Company Common Shares (as defined in Section 1.8(b)) which have

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           not been cancelled in accordance with Section 1.8(b) by the Effective
           Time (such difference, the "Share Issuance Cap").

                (B) Survivor shall determine, in accordance with this Section 1.7(f), the maximum number of Company Common Shares to be converted into the right to receive Stock Consideration in the Merger (that number of shares, the "Stock Election Shares Cap"), which shall be that number of Company Common Shares (rounded downward to the nearest whole number) equal to (x) the Share Issuance Cap divided by (y) the Conversion Number.

                (C) For purposes of this Section 1.7(f), Mixed Election Shares shall be treated as Cash Election Shares with respect to that portion of Company Common Shares for which a holder has elected to receive Cash Consideration and as Unconditional Stock Election Shares with respect that portion of Company Common Shares for which such holder has elected to receive Stock Consideration.

             (iii) Allocation if Cash Election Shares Exceed the Cash Election Shares Cap. If the aggregate number of Cash Election Shares is greater than the Cash Election Shares Cap, then (1) subject to the Stock Election Shares Cap, all Stock Election Shares and No-Election Shares shall be converted into the right to receive Stock Consideration, and
        (2) each Cash Election Share shall be converted into the right to receive (I) a portion of the Cash Consideration equal to the result obtained by multiplying the Cash Consideration by a fraction (the "First Fraction"), the numerator of which shall equal the Cash Election Shares Cap and the denominator of which shall equal the aggregate number of Cash Election Shares, and (II) a portion of the Stock Consideration equal to the (x) Conversion Number multiplied by (y) one minus the First Fraction.

          (iv) Allocation if Cash Election Shares Do Not Exceed the Cash Election Shares Cap. If the aggregate number of Cash Election Shares is equal to or less than the Cash Election Shares Cap, then:

                (A) all Cash Election Shares shall be converted into the right to receive Cash Consideration,

                (B) all No-Election Shares shall be converted into the right to receive Cash Consideration, provided that if the conversion of all No-Election Shares into Cash Consideration would cause the Cash Election Shares Cap to be exceeded, each No-Election Share shall be converted into the right to receive (1) a portion of the Cash Consideration equal to the result obtained by multiplying the Cash Consideration by a fraction (the "Second Fraction"), the numerator of which shall equal the difference between the Cash Election Shares Cap and the aggregate number of Cash Election Shares and the denominator of which shall equal the aggregate number of No-Election Shares and
           (2) a portion of the Stock Consideration equal to the product of (x) the Conversion Number and (y) one minus the Second Fraction,

                (C) if the sum of the Cash Election Shares and the aggregate number of No-Election Shares converted into the right to receive Cash Consideration (or a portion thereof in accordance with paragraph (B)) equals the Cash Election Shares Cap, then, subject to the Stock Election Shares Cap, each Stock Election Share shall be converted into the right to receive Stock Consideration, or

                    (1) if the sum of the Cash Election Shares and the aggregate number of No-Election Shares (the "Deemed Election Sum") is less than the Cash Election Shares Cap by a number of Company Common Shares that is less than or equal to the aggregate the number of Conditional Stock Election Shares, then, subject to the Stock Election Shares Cap, all Unconditional Stock Election Shares shall be converted into the right to receive Stock Consideration and that number of Conditional Stock Election Shares (selected by the Exchange Agent by lottery) equal to (but not greater than), as closely as practicable, the difference between the Cash Election Shares Cap and the Deemed Election Sum shall be converted into the right to receive Cash Consideration and the balance of the

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               Conditional Stock Election Shares (not so selected by lottery)
               shall, subject to the Stock Election Shares Cap, be converted into the right to receive Stock Consideration, or

                    (2) if the Deemed Election Sum is less than the Cash
               Election Shares Cap by a number of Company Common Shares that is greater than the aggregate number of Conditional Stock Election Shares, then each Conditional Stock Election Share shall be converted into the right to receive the Cash Consideration, and each Unconditional Stock Election Share shall be converted into the right to receive (x) a portion of the Cash Consideration equal to the result obtained (such result hereinafter referred to as the "Partial Cash Consideration") by multiplying the Cash Consideration by a fraction (the "Third Fraction"), the numerator of which shall equal the difference between the Cash Election Shares Cap and the sum of the Deemed Election Sum and the aggregate number of Conditional Stock Election Shares, and the denominator of which shall equal the aggregate number of Unconditional Stock Election Shares, and (y) subject to the Stock Election Shares Cap, the right to receive a portion of the Stock Consideration equal to the product of (x) the Conversion Number and (y) one minus the Third Fraction.

     Survivor shall make all computations contemplated by this Section 1.7(f) (except in connection with the lottery described above in Section 1.7(f)(iv)(C)(1)), and all of those computations shall be binding and conclusive on all holders of Company Common Shares. The Exchange Agent shall conduct the lottery described in Section 1.7(f)(iv)(C)(1) above and shall make all computations required in connection with such lottery and all of those computations shall be binding and conclusive on all holders of Company Common Shares. The Exchange Agent shall have the right to establish reasonable procedures in connection with the lottery contemplated by Section 1.7(f)(iv)(C)(1) with the objective that Conditional Stock Election Shares involved in that lottery shall be selected by lot or another process (including, without limitation, the creation of pooling of holdings of a particular size from which to draw by lot) to accomplish the objective of that lottery.

     As soon as practicable after completion of the allocation procedure described in this Section 1.7(f) the Exchange Agent shall distribute the Merger Consideration. Survivor shall deliver to the Exchange Agent the number of shares of Survivor Common Stock and the amount of Cash Consideration, and if applicable the aggregate Partial Cash Consideration, payable as Merger Consideration in sufficient time for the Exchange Agent to make that distribution. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Survivor Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to those shares for the account of the Person entitled thereto as provided in Section 1.10 hereof.

          (g) Dissenting Shareholders. Each holder of Company Common Shares who shall have been a record holder of those shares as of the record date fixed for the determination of shareholders entitled to notice of and to vote at the Company Shareholders Meeting (as defined in Section 5.1) and who shall have filed with the Company, not later than ten days after that meeting, a written demand for payment to him of the fair cash value of those shares in compliance with Section 1701.85 of the OGCL, and whose shares have not been voted in favor of the Merger, the adoption of this Agreement or the transactions contemplated hereby, and who has otherwise perfected his right to dissent from the Merger under the OGCL, shall cease to have any rights as a holder of Company Common Shares except the right to receive the fair cash value of those shares and any other rights provided under Sections 1701.84 and 1701.85 of the OGCL. Any holder of Company Common Shares who
     (i) surrenders his certificate or certificates representing Company Common Shares in accordance with this Agreement, or (ii) in writing validly withdraws his written demand for payment of the fair cash value of those shares pursuant to Section 1701.84 and Section 1701.85 of the OGCL or otherwise fails to perfect his right to dissent from the Merger under the OGCL shall thereupon be reinstated to all of his rights as a shareholder in respect of those shares as of the date of filing of that written withdrawal, and will be entitled to receive the Merger Consideration as of the Effective Time in accordance with this Agreement with respect to those shares, as though such shares as of the Effective Time were No-Election Shares.

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     The Company shall give Survivor prompt notice of any demands received by the Company for the exercise of dissenters rights with respect to Company Common Shares and Survivor shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Survivor, make any payment with respect to, or settle or offer to settle, any such demands.

          (h) Adjustments Relating to Tax Opinions. If either (i) the tax opinion of Baker & Hostetler LLP referred to in Section 6.2(c) cannot be rendered (as reasonably determined by Baker & Hostetler LLP and concurred in by Jones, Day, Reavis & Pogue) or (ii) the tax opinion of Jones, Day, Reavis & Pogue referred to in Section 6.3(c) cannot be rendered (as reasonably determined by Jones, Day, Reavis & Pogue and concurred in by Baker & Hostetler LLP), in either case as a result of the Stock Election Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then Survivor, subject to the Share Issuance Cap, shall reduce the Cash Election Shares Cap by the minimum number of Company Common Shares necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

     SECTION 1.8 Stock Plans.

          (a) Stock Options. Prior to the Effective Time, the Company shall use commercially reasonable best efforts to cause each Company Stock Option to be acquired by the Company and cancelled in consideration of the payment to the holder of each such Company Stock Option of an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Cash Consideration over the per share exercise price thereof and (ii) the number of Company Common Shares subject thereto (payment to be net of any applicable withholding taxes). For purposes of this Agreement, the term "Company Stock Option" means each option outstanding on the date of the Agreement, whether or not fully exercisable or vested, to purchase Company Common Shares heretofore granted or assumed by the Company pursuant to any stock option, stock purchase or similar plan adopted, assumed or maintained at any time by the Company, any of its Subsidiaries or any of their respective predecessors in interest, including but not limited to the 1985 Employee Incentive Stock Option Plan, the 1989 Employee Incentive Stock Option Plan, the 1991 Employee Stock Option Plan, the 1993 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, each as amended and as in effect at the Effective Time (collectively the "Company Option Plans"). The Company shall use commercially reasonable best efforts to enter into agreements with the holders of Company Stock Options to effect the foregoing. In carrying out its obligations under this Section 1.8(a), the Company shall satisfy the requirements of Section 16 of the Exchange Act (as defined in Section 2.4), without incurring any liability in connection therewith. In the event that the Company uses commercially reasonable best efforts to cause each Company Stock Option to be cancelled in consideration for the payment of cash and one or more holders of Company Stock Options do not agree to such cancellation, each Company Stock Option held by such a holder that is not so cancelled shall be automatically converted into an option to purchase that number of shares of Survivor Common Stock (a "Survivor Stock Option") equal to the number of Company Common Shares that could have been purchased under such Company Stock Option multiplied by the Conversion Number. The price per share of Survivor Common Stock under such Survivor Stock Option (calculated to three decimal places) shall be equal to the per share option exercise price specified in such Company Stock Option divided by the Conversion Number. Each Survivor Stock Option shall otherwise be subject to the same terms as the corresponding Company Stock Option, including the same restrictions on exercisability and vesting. At or prior to the Effective Time, (i) the Company Option Plans shall be amended to reflect the conversion described in the preceding sentences, so that from and after the Effective Time all references in the Company Option Plans and the Company Stock Option agreements issued thereunder shall be deemed to refer to Survivor, (ii) Survivor shall assume the Company Option Plans and all of the Company's obligations thereunder with respect to Company Stock Options which have not been cancelled and (iii) Survivor shall issue to each holder of such outstanding Company Stock Option a document evidencing the foregoing amendment of the Company Stock Option. As soon as practicable after the Effective Time, Survivor

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     shall file a registration statement on Form S-8 (or an amendment to
     Survivor's registration statement on Form S-4), with the Securities and Exchange Commission with respect to Company Stock Options that have been converted into Survivor Stock Options, if and to the extent required by law to ensure that all options that are converted into Survivor Stock Options hereunder, and all shares of Survivor Common Stock that may be acquired upon the exercise of those options, are, subject to restrictions contained in the Affiliate Letter (as defined in Section 5.11), transferable to at least the same extent as is provided in the Company Option Plans prior to the date of this Agreement.

          (b) Restricted Company Common Shares. Prior to the Effective Time, the Company shall use commercially reasonable best efforts to cause each award of Company Common Shares which is outstanding on the date of this Agreement, to the extent such shares are subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code as of such date, whether or not such Company Common Shares are earned (collectively, the "Restricted Company Common Shares"), which Restricted Company Common Shares have been granted or assumed by the Company pursuant to any equity-based compensation plan adopted, assumed or maintained at any time by the Company, any of its Subsidiaries or any of their respective predecessors in interest, including but not limited to the 1991 Restricted Stock Plan and the 1997 Restricted Stock Plan, each as amended and as in effect at the Effective Time (collectively the "Company Restricted Stock Plans"), to be acquired by the Company for cancellation in consideration of the payment to the holder of such Restricted Company Common Shares of an amount in cash in respect thereof equal to the product of (i) the Cash Consideration and (ii) the number of Restricted Company Common Shares held by such holder (payment to be net of any applicable withholding taxes). The Company shall use commercially reasonable best efforts to enter into agreements with the holders of Restricted Company Common Shares to effect the foregoing. In the event that the Company uses commercially reasonable best efforts to cause each Restricted Company Common Share to be cancelled in consideration for the payment of cash and one or more holders of Restricted Company Common Shares do not agree to such cancellation, each Restricted Company Common Share held by such a holder that is not so cancelled shall be automatically converted into the right to receive the Merger Consideration and shall be treated as a No-Election Share.

          (c) After the date of this Agreement, the Company shall not grant any further awards under any Company Option Plan or Company Restricted Stock Plan. The Company shall cause the Company Option Plans and the Company Restricted Stock Plans to terminate as of the Effective Time and the Company shall ensure that following the Effective Time, no Person, including any holder of Company Stock Options or Restricted Company Common Shares, or any participant in any Company Option Plan or Company Restricted Stock Plan, shall have any right to acquire from the Company or any of its Subsidiaries any equity securities of the Company or any of its Subsidiaries. With respect to any Company Common Shares held by any Company Plan (as defined in Section 2.12) as of the date of this Agreement or thereafter, the Company shall take all actions necessary to ensure that all participant voting procedures contained in such Company Plans relating to such shares, and all applicable provisions of ERISA (as defined in Section 2.12), are complied with in full.

          (d) The Company shall take all actions necessary to ensure that no Company Plan shall acquire any Company Common Shares from the Company or any of its Subsidiaries after the date of this Agreement; provided, however, it is expressly agreed that, between the date hereof and the Effective Time, the Company may permit a Company Plan to purchase Company Common Shares in the open market in compliance with all applicable laws including, but not limited to, the Securities Act.

     SECTION 1.9 Survivor to Make Certificates Available.

          (a) Exchange of Certificates. Survivor shall appoint an agent, reasonably acceptable to the Company and Survivor, to act as exchange agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Survivor shall deposit with the Exchange Agent, in trust for the holders of Company Common Shares converted in the Stock Election Merger, the aggregate amount of Cash Consideration and, if applicable, the aggregate amount of Partial Cash Consideration required to be paid pursuant to Section 1.7(f)(iv)(C)(2), certificates representing the shares of Survivor Common Stock

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     issuable pursuant to Section 1.7(f) in exchange for outstanding
     Certificates representing Company Common Shares, and the aggregate amount of cash required to make payments in lieu of issuing fractional shares in accordance with Section 1.11 (the aggregate amount of Cash Consideration, the cash required to make payments in lieu of issuing fractional shares and, if applicable, the aggregate amount of the Partial Cash Consideration and those shares of Survivor Common Stock, together with any dividends or distributions with respect thereto, the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Cash Consideration and certificates representing the Survivor Common Stock contemplated by Section 1.7(f) and, if applicable, the Partial Cash Consideration out of the Exchange Fund. Except as contemplated by this
     Section 1.9, Section 1.11 and Section 1.12, the Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as practicable after the Effective Time, Survivor shall use its commercially reasonable best efforts to cause the Exchange Agent to mail to each record holder of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Company Common Shares converted in the Stock Election Merger, and which record holder has not submitted a properly completed Election Form accompanied by appropriate Certificate or Certificates, a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares). After the Effective Time, the holders of all Certificates previously submitted with an Election Form and those subsequently surrendered for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, shall be entitled to receive in exchange therefor either (i) the Cash Consideration, or (ii) a certificate representing that number of whole shares of Survivor Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to Section 1.7(f) (or in lieu thereof a certificate representing that number of whole shares of Survivor Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to Section 1.7(f) and the Partial Cash Consideration), cash in lieu of any fractional share in accordance with Section 1.11, and certain dividends and other distributions in accordance with Section 1.10. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon surrender, which the holder thereof has the right to receive in respect of that Certificate pursuant to the provisions of this Article I, certain dividends or other distributions in accordance with Section 1.10, and cash in lieu of any fractional share of Survivor Common Stock in accordance with Section 1.11. No interest shall be paid or shall accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article I.

     SECTION 1.10 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Survivor
Common Stock, or that are payable to the holders of record thereof on or after the Effective Time, shall be paid to any Person entitled by reason of the Stock Election Merger to receive the Merger Consideration and no certificates evidencing Survivor Common Stock, Cash Consideration, the Partial Cash Consideration, if applicable, or any cash payment in lieu of fractional shares shall be paid to any Person pursuant to this Article I until that Person surrenders the related Certificate or Certificates, as provided in Section 1.9. Following the surrender of the Certificate, subject to applicable law, there shall be paid to each record holder of a new certificate representing whole shares of Survivor Common Stock: (i) at the time of surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions previously paid with respect to the shares of Survivor Common Stock represented by that new certificate and having a record date on or after the Effective Time and a payment date prior to that surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to those shares of Survivor Common Stock and having a record date on or after the Effective Time but prior to that surrender and a payment date on or subsequent to that surrender; and (iii) at the time of that surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Survivor Common Stock to which that holder is entitled pursuant to Section 1.11 and, if applicable, the Partial Cash Consideration
                                      A-10
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payable with respect to the surrendered Certificate or Certificates. In no event shall the individual, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization (collectively "Person") entitled to receive those dividends or other distributions be entitled to receive interest on those dividends or other distributions. If any cash or certificate representing shares of Survivor Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of that exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting that exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for those shares of Survivor Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that any applicable tax has been paid or is not payable. Survivor or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares any amount that Survivor or the Exchange Agent is required to deduct and withhold with respect to the making of that payment under the Code or under any provision of U.S. federal, state, local or foreign tax law. To the extent that amounts are so withheld by Survivor or the Exchange Agent, those withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares with respect to which the deduction and withholding was made by Survivor or the Exchange Agent.

     SECTION 1.11 No Fractional Securities. No certificates or scrip representing fractional shares of Survivor Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Survivor dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Survivor. In lieu of any fractional share, each holder of Company Common Shares who would otherwise have been entitled to a fraction of a share of Survivor Common Stock upon surrender of a Certificate or Certificates for exchange pursuant to this Article I shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing sale price per share of Survivor Common Stock on the NYSE for the five trading days prior to the Closing Date by (ii) the fractional interest to which that holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Survivor, and Survivor shall deposit that amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to holders of fractional share interests subject to and in accordance with the terms of
Section 1.10 and this Section 1.11.

     SECTION 1.12 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for 180 days after the Effective Time shall be delivered to Survivor, upon demand of Survivor, and any former shareholders who have not theretofore complied with this Article I shall thereafter look only to Survivor for payment of their claim for Cash Consideration, Survivor Common Stock, the Partial Cash Consideration, if applicable, any cash in lieu of fractional shares of Survivor Common Stock and any dividends or distributions with respect to Survivor Common Stock. The Surviving Corporation shall not be liable to any former holder of Company Common Shares for any of that Cash Consideration, shares of Survivor Common Stock, the Partial Cash Consideration, if applicable, cash and dividends or other distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Company Common Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Survivor free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Exchange Fund made available to the Exchange Agent to pay for Company Common Shares in respect of which dissenters rights have been perfected shall be returned to Survivor, upon demand.

     SECTION 1.13 Adjustment of Conversion Number. In the event of any reclassification, share split or share dividend with respect to Survivor Common Stock or Company Common Shares, any change or conversion of Survivor Common Stock or Company Common Shares into other securities, any dividend or other distribution with respect to Survivor Common Stock or Company Common Shares other than normal cash dividends (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number and Cash Consideration, and all references to the Conversion Number and Cash Consideration in this Agreement shall be deemed to be to the Conversion Number and Cash Consideration as so adjusted.

     SECTION 1.14 No Further Ownership Rights in Company Common Shares. All Cash Consideration and shares of Survivor Common Stock paid or issued pursuant to the terms of this Agreement (including any cash paid pursuant to Section 1.11 and, if applicable, the Partial Cash Consideration paid pursuant to Section 1.7(f)(iv)(C)(2)) shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to the Company Common Shares represented by Certificates.

     SECTION 1.15 Closing of Company Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and no transfer of Company Common Shares shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, those Certificates shall be cancelled and exchanged as provided in this Article I.

     SECTION 1.16 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming a Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that Person of a bond, in a reasonable amount as directed by the Surviving Corporation (but consistent with the practices Survivor applies to its own shareholders as of the date of this Agreement and the customary practices of the Exchange Agent), as indemnity against any claim that may be made against it with respect to that Certificate, the Exchange Agent will issue in exchange for that lost, stolen or destroyed Certificate, subject to the terms of this Article I, the Cash Consideration, shares of Survivor Common Stock, any cash in lieu of fractional shares of Survivor Common Stock to which the holder thereof is entitled pursuant to Section 1.11, the aggregate Partial Cash Consideration, if applicable, and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 1.10.

     SECTION 1.17 Legend. In accordance with the agreements contemplated by
Section 5.11 of this Agreement, certificates representing shares of Survivor Common Stock issued in accordance with this Agreement in exchange for Company Common Shares surrendered by any Person or entity that is an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A RULE 145 TRANSACTION, AS THAT TERM IS USED IN RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED ONLY (1) PURSUANT TO RULE 145, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (3) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT.

     SECTION 1.18 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of that Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     SECTION 1.19 Tax Treatment. Each of Survivor and the Company shall use commercially reasonable best efforts to cause the Stock Election Merger to qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code.

                                   ARTICLE IA

                             THE ALTERNATIVE MERGER

     SECTION 1A.1 The Merger. If the Mean Closing Date Price is less than the Threshold Price, then (i) the Alternative Merger shall occur in accordance with this Article IA; (ii) Sections 1A.1 through 1A.15 shall govern the Alternative Merger and Article I shall be of no effect (except that defined terms used therein will have the meanings ascribed to them therein); and (iii) upon the terms and subject to the conditions of this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL"), the Merger Sub shall be merged with and into the Company in the Alternative Merger at the Effective Time (as defined in Section 1A.2). Unless otherwise defined in this Article IA, capitalized terms used in this Article IA shall have the meanings ascribed to them in Article I. Following the Alternative Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Merger Sub Corporation") and shall succeed to and assume all of the rights and obligations of the Merger Sub in accordance with Ohio law.

     SECTION 1A.2 Closing; Effective Time. Subject to the provisions of Article VI, the closing of the Alternative Merger (the "Closing") shall take place in Cleveland, Ohio at the offices of Jones, Day, Reavis & Pogue, as soon as practicable after the close of trading on the NYSE on the first Business Day after the date on which each of the conditions set forth in Article VI has been satisfied or waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Survivor and Merger Sub, on the one hand, and the Company, on the other hand, may mutually agree (the date that the Closing actually occurs, the "Closing Date"). At the Closing, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Ohio (the "Secretary") in accordance with the OGCL. The Alternative Merger shall become effective as of the date and time (the "Effective Time") of such filing or at such other time as may be specified in the Certificate of Merger.

     SECTION 1A.3 Effects of the Merger. The effects of the Alternative Merger will be as provided by the OGCL.

     SECTION 1A.4 Articles and Code of Regulations. At the Effective Time, the Articles of Incorporation and Code of Regulations of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Code of Regulations of the Surviving Merger Sub Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Merger Sub Corporation shall be "The Standard Products Company."

     SECTION 1A.5 Directors and Officers. The persons who are directors of Merger Sub immediately prior to the Effective Time, shall, after the Effective Time, comprise the Board of Directors of the Surviving Merger Sub Corporation. At the Effective Time, the officers of the Surviving Merger Sub Corporation shall consist of the officers of Merger Sub immediately prior to the Effective Time. Each of those directors and officers of the Surviving Merger Sub Corporation shall hold office until their respective successors have been duly elected or appointed and qualified or as otherwise provided in the Articles of Incorporation of the Surviving Merger Sub Corporation, the Code of Regulations of the Surviving Merger Sub Corporation or by law.

     SECTION 1A.6 Conversion of Company Common Shares. As of the Effective Time, by virtue of the Alternative Merger and without any action on the part of Survivor, Merger Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a) Conversion of Merger Sub Shares. Each issued and outstanding common share, without par value, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable common share of the Surviving Merger Sub Corporation.

          (b) Treasury Shares. All Company Common Shares that are held in the treasury of the Company or by any Subsidiary (as defined in Section 2.1) of the Company shall be cancelled and no capital stock of Survivor or other consideration shall be delivered in exchange therefor.

          (c) Consideration. Subject to the provisions of this Section 1A.6 and of Section 1A.9 and Section 1A.11, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1A.5(b)) shall be converted into the right to receive $36.50 in cash (the "Cash Consideration").

     All of those Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate formerly representing any of those shares (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration in consideration therefor upon the surrender of that Certificate in accordance with Section 1A.8.

     As soon as practicable after the Effective Time, the Exchange Agent shall distribute the Cash Consideration. Immediately after the Effective Time, Survivor shall deposit with the Exchange Agent the aggregate amount of Cash Consideration as provided in Section 1A.8.

          (d) Dissenting Shareholders. Each holder of Company Common Shares who shall have been a record holder of those shares as of the record date fixed for the determination of shareholders entitled to notice of and to vote at the Company Shareholders Meeting (as defined in Section 5.1) and who shall have filed with the Company, not later than ten days after that meeting, a written demand for payment to him of the fair cash value of those shares in compliance with Section 1701.85 of the OGCL, and whose shares have not been voted in favor of the Merger, the adoption of this Agreement or the transactions contemplated hereby, shall cease to have any rights as a holder of Company Common Shares except the right to receive the fair cash value of those shares and any other rights provided under Sections 1701.84 and 1701.85 of the OGCL. Survivor agrees to assume and pay all obligations of the Surviving Merger Sub Corporation related to payments to any such dissenting shareholders after the Effective Time. Any holder of Company Common Shares who (i) surrenders his Certificates representing Company Common Shares in accordance with this Agreement, or (ii) in writing validly withdraws his written demand for payment of the fair cash value of those shares pursuant to Section 1701.84 and Section 1701.85 of the OGCL shall thereupon be reinstated to all of his rights as a shareholder in respect of those shares as of the date of filing of that written withdrawal, and shall be entitled to receive the Cash Consideration as of the Effective Time in accordance with the provisions of Article 1A of this Agreement.

     The Company shall give Survivor prompt notice of any demands received by the Company for the exercise of dissenters rights with respect to Company Common Shares and Survivor shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Survivor, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 1A.7 Stock Plans.

          (a) Stock Options. Prior to the Effective Time, the Company shall use commercially reasonable best efforts to cause each Company Stock Option to be acquired by the Company and cancelled in consideration of the payment to the holder of each such Company Stock Option of an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Cash Consideration over the per share exercise price thereof and (ii) the number of Company Common Shares subject thereto (payment to be net of any applicable withholding taxes). For purposes of this Agreement, the term "Company Stock Option" means each option outstanding on the date of the Agreement, whether or not fully exercisable or vested, to purchase Company Common Shares heretofore granted or assumed by the Company pursuant to any stock option, stock purchase or similar plan adopted, assumed or maintained at any time by the Company, any of its Subsidiaries or any of their respective predecessors in interest, including but not limited to the 1985 Employee Incentive Stock Option Plan, the 1989 Employee Incentive Stock Option Plan, the 1991 Employee Stock Option Plan, the 1993 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, each as amended and as in effect at the Effective Time (collectively the "Company Option Plans"). The Company shall use commercially reasonable best efforts to enter into agreements with the holders of Company Stock Options to effect the foregoing. In carrying out its obligations under this Section 1A.7, the Company shall satisfy the requirements of Section 16 of the Exchange Act (as defined in Section 2.4), without incurring any liability in connection therewith. In the event that the Company uses commercially reasonable best efforts to cause each Company Stock Option to be cancelled in consideration for the payment of cash and one or more holders of Company Stock Options do not agree to such cancellation, each Company Stock Option held by such a holder that is not so cancelled shall be automatically converted into an option to purchase that number of shares of Survivor Common Stock (a "Survivor Stock Option") equal to the number of Company Common Shares that could have been purchased under such Company Stock Option multiplied by 1.825. The price per share of Survivor Common Stock under such Survivor Stock Option (calculated to three decimal places) shall be equal to the per share option exercise price specified in such Company Stock Option divided by 1.825. Each Survivor Stock Option shall otherwise be subject to the same terms as the corresponding Company Stock Option, including the same restrictions on exercisability and vesting. At or prior to the Effective Time, (i) the Company Option Plans shall be amended to reflect the conversion described in the preceding sentences, so that from and after the Effective Time all references in the Company Option Plans and the Company Stock Option agreements issued thereunder shall be deemed to refer to Survivor, (ii) Survivor shall assume the Company Option Plans and all of the Company's obligations thereunder with respect to Company Stock Options which have not been cancelled and (iii) Survivor shall issue to each holder of such outstanding Company Stock Options a document evidencing the foregoing amendment of the Company Stock Option. As soon as practicable after the Effective Time, Survivor shall file a registration statement on Form S-8 (or an amendment to Survivor's registration statement on Form S-4), with the Securities and Exchange Commission with respect to Company Stock Options that have been converted into Survivor Stock Options, if and to the extent required by law to ensure that all options that are converted into Survivor Stock Options hereunder, and all shares of Survivor Common Stock that may be acquired upon the exercise of those options, are, subject to restrictions contained in the Affiliate Letter (as defined in Section 5.11), transferable to at least the same extent as is provided in the Company Option Plans prior to the date of this Agreement.

          (b) Restricted Company Common Shares. Prior to the Effective Time, the Company shall use commercially reasonable best efforts to cause each award of Company Common Shares which is outstanding on the date of this Agreement, to the extent such shares are subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code as of such date, whether or not such Company Common Shares are earned (collectively, the "Restricted Company Common Shares"), which Restricted Company Common Shares have been granted or assumed by the Company pursuant to any equity-based compensation plan adopted, assumed or maintained at any time by the Company, any of its Subsidiaries or any of their respective predecessors in interest, including but not limited to the 1991 Restricted Stock Plan and the 1997 Restricted Stock Plan, each as amended and as in effect at the Effective Time (collectively the "Company Restricted Stock Plans"), to be acquired by the Company for cancellation in consideration of the payment to the holder of such Restricted Company Common Shares of an amount in cash in respect thereof equal to the product of (i) the Cash Consideration and (ii) the number of Restricted Company Common Shares held by such holder (payment to be net of any applicable withholding taxes). The Company shall use commercially reasonable best efforts to enter into agreements with the holders of Restricted Company Common Shares to effect the foregoing. In the event that the

     Company uses commercially reasonable best efforts to cause each Restricted Company Common Share to be cancelled in consideration for the payment of cash and one or more holders of Restricted Company Common Shares do not agree to such cancellation, each Restricted Company Common Share held by such a holder that is not so cancelled shall be automatically converted (as a result of the accelerated vesting of such Restricted Company Common Shares in accordance with their terms) into the right to receive an amount in cash equal to the product of (i) the Cash Consideration and (ii) the number of Restricted Company Common Shares held by such holder (payment to be net of any applicable withholding taxes).

          (c) After the date of this Agreement, the Company shall not grant any further awards under any Company Option Plan or Company Restricted Stock Plan. The Company shall cause the Company Option Plans and the Company Restricted Stock Plans to terminate as of the Effective Time and the Company shall ensure that following the Effective Time, no Person, including any holder of Company Stock Options or Restricted Company Common Shares, or any participant in any Company Option Plan or Company Restricted Stock Plan, shall have any right to acquire from the Company or any of its Subsidiaries any equity securities of the Company or any of its Subsidiaries. With respect to any Company Common Shares held by any Company Plan (as defined in Section 2.12) as of the date of this Agreement or thereafter, the Company shall take all actions necessary to ensure that all participant voting procedures contained in such Company Plans relating to such shares, and all applicable provisions of ERISA (as defined in Section 2.12), are complied with in full.

          (d) The Company shall take all actions necessary to ensure that no Company Plan shall acquire any Company Common Shares from the Company or any of its Subsidiaries after the date of this Agreement. It is expressly agreed that, between the date hereof and the Effective Time, the Company may permit a Company Plan to purchase Company Common Shares in the open market in compliance with all applicable laws including, but not limited to, the Securities Act.

     SECTION 1A.8 Survivor to Make Cash Consideration Available.

          (a) Cash Consideration. Survivor shall appoint an agent, reasonably acceptable to the Company and Survivor, to act as exchange agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Survivor shall deposit with the Exchange Agent, in trust for the holders of Company Common Shares converted in the Alternative Merger, the aggregate amount of Cash Consideration (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Cash Consideration out of the Exchange Fund. Except as contemplated by Section 1A.8 and Section A.10, the Exchange Fund shall not be used for any other purpose.

          (b) Payment Procedures. As soon as practicable after the Effective Time, Survivor shall use its commercially reasonable best efforts to cause the Exchange Agent to mail to each record holder of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Company Common Shares converted in the Alternative Merger, and who has not submitted an Election Form, a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration). After the Effective Time, the holders of all Certificates previously submitted with an Election Form and those subsequently surrendered for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, shall be entitled to receive in exchange therefor the Cash Consideration. Until surrendered as contemplated by this Section 1A.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Cash Consideration upon surrender, which the holder thereof has the right to receive in respect of that Certificate pursuant to the provisions of this Article IA. No interest shall be paid or shall accrue on the Cash Consideration payable to holders of Certificates pursuant to the provisions of this Article I.

     SECTION 1A.9 Transfer Taxes; Withholding. No Cash Consideration will be paid to any individual, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization (collectively "Person") until that Person surrenders the related Certificate or

Certificates, as provided in Section 1A.8. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of that exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting that exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of payment to a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that any applicable tax has been paid or is not payable. Survivor or the Exchange Agent shall be entitled to deduct and withhold from the Cash Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares any amount that Survivor or the Exchange Agent is required to deduct and withhold with respect to the making of that payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Survivor or the Exchange Agent, those withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares with respect to which the deduction and withholding was made by Survivor or the Exchange Agent.

     SECTION 1A.10 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for 180 days after the Effective Time shall be delivered to Survivor, upon demand of Survivor, and any former shareholders who have not theretofore complied with this Article IA shall thereafter look only to Survivor for payment of their claim for Cash Consideration. The Surviving Merger Sub Corporation shall not be liable to any former holder of Company Common Shares for any Cash Consideration held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Company Common Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Survivor free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Exchange Fund made available to the Exchange Agent to pay for Company Common Shares in respect of which dissenters rights have been perfected shall be returned to Survivor, upon demand.

     SECTION 1A.11 Adjustment of Cash Consideration. In the event of any reclassification, share split or share dividend with respect to Company Common Shares, any change or conversion of Company Common Shares into other securities, any dividend or other distribution with respect to the Company Common Shares other than normal cash dividends, as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Cash Consideration, and all references to the Cash Consideration in this Article IA shall be deemed to be to the Cash Consideration as so adjusted.

     SECTION 1A.12 No Further Ownership Rights in Company Common Shares. All Cash Consideration paid pursuant to the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares represented by Certificates.

     SECTION 1A.13 Closing of Company Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and no transfer of Company Common Shares shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Merger Sub Corporation, the Exchange Agent or Survivor, those Certificates shall be cancelled and exchanged as provided in this Article IA.

     SECTION 1A.14 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming a Certificate to be lost, stolen or destroyed and, if required by the Surviving Merger Sub Corporation, the posting by that Person of a bond, in a reasonable amount as directed by the Surviving Merger Sub Corporation (but consistent with the practices Survivor applies to its own shareholders as of the date of this Agreement and the customary practices of the Exchange Agent), as indemnity against any claim that may be made against it with respect to that Certificate, the Exchange Agent will issue in exchange for that lost, stolen or destroyed Certificate the Cash Consideration.

     SECTION 1A.15 Further Assurances. If, at any time after the Effective Time, the Surviving Merger Sub Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Merger Sub Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Merger Sub or the Company, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Merger Sub Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Merger Sub or the Company, all deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Merger Sub or the Company, all other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Merger Sub Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Merger Sub or the Company, as the case may be, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Survivor and Merger Sub as follows:

     SECTION 2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation and is in good standing in the State of Michigan. Each Subsidiary of the Company is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary (as defined in Section 2.1(b) that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have that power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 2.1(a)) on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes that qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Company or Survivor, as applicable, any change or effect that is materially adverse to the assets, liabilities, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, or Survivor and its Subsidiaries, taken as a whole, as applicable, or any change that would prevent or materially delay the consummation of the transactions contemplated by this Agreement, and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity of which the Company or Survivor, as applicable (either alone, through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of that entity or organization or as to which the Company or Survivor, as applicable, has the right to receive 50% or more of the economic value of any business or activity in which that entity or organization is engaged. In the case of the Company, with respect to any covenants or representations and warranties, the term "Subsidiary" shall also include Jin Young Standard, Inc. ("Jin Young") and Nishikawa Standard Company provided that, (1) with respect only to any representation and warranty as of the date hereof that would thus apply to Jin Young, such representation and warranty shall be deemed to be qualified as being "to the Knowledge of the Company" (as defined in Section 2.8), but only to the extent such representation and warranty applies to Jin Young, and (2) with respect to any representation and warranty that speaks to a date after the date hereof or a covenant, the Company's obligation shall be interpreted so as to require the Company only to not vote for any stockholder action that would cause Jin Young to not be in compliance with such representation, warranty, or covenant.

     SECTION 2.2 Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Company Common Shares, 6,000,000 Voting Serial Preferred Shares, without par value (the "Company Voting Preferred Shares"), and 6,000,000 Non-Voting Serial Preferred Shares, without par value (the "Company Non-Voting Preferred Shares" and, together with the Company Voting Preferred Shares, the "Company Preferred Shares"). As of the date of this Agreement and at the Effective Time (other than as a result of exercises of existing options): (a) 16,010,266 Company Common Shares are issued and outstanding, all of which are validly issued, fully paid, nonassessable and free of preemptive rights; (b) an aggregate of 500,000 Company Common Shares are reserved for issuance to trusts that have been formed in connection with the Company Plans; (c) an aggregate of 798,301 Company Common Shares may be issued upon exercise of all outstanding Company Stock Options; (d) an aggregate of 77,782 Restricted Company Common Shares are earned but not vested and an aggregate of 101,708 Restricted Company Common Shares have been awarded but not earned under the Company Restricted Stock Plans; (e) no Company Preferred Shares are issued or outstanding; and (f) 1,000,000 Company Non-Voting Preferred Shares are reserved for issuance in connection with the Company Rights Plan (as defined in Section 2.19(b)). Except for the Company Option Plans, the Company Restricted Stock Plans, the Company Plans, and the Company Rights Plan, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock or other equity interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 2.5), each of those shares or other equity interests is owned by the Company or any of its Subsidiaries, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 2.3 Authority. The Board of Directors of the Company has on or prior to the date of this Agreement (a) duly approved and adopted this Agreement in accordance with the OGCL and declared it to be in the best interests of the Company, (b) resolved to recommend the approval of this Agreement and the transactions contemplated hereby by the Company's shareholders, and (c) directed that this Agreement be submitted to the Company's shareholders for approval. The Company has all requisite corporate power and authority, and no other corporate proceeding on the part of the Company is necessary, to enter into this Agreement, subject to approval by the shareholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, and (y) the filing of the Ohio Certificate of Merger and the Delaware Certificate of Merger, as required by the OGCL and the DGCL, respectively. This Agreement has been duly executed and delivered by the Company, and (assuming the valid authorization, execution and delivery of this Agreement by Survivor) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to judicial discretion. The filing with the SEC under the Securities Act of the Proxy Statement (as defined in Section 2.7) related to the approval of the transactions contemplated hereby by the shareholders of the Company has been duly authorized by the Board of Directors of the Company.

     SECTION 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained or taken and all filings and obligations described in this Section 2.4 have been made or fulfilled, except as disclosed on Section 2.4 of the disclosure schedule delivered contemporaneously herewith (the "Disclosure Schedule"), the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (a) the Articles of Incorporation or Code of Regulations of the Company, (b) any provision of the comparable charter or organizational documents of any Subsidiary of the Company, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (c) or (d), any of those violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (a) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the antitrust laws of the European Union (the "European Union Law") and the antitrust laws of other countries, (b) the filing of the Certificates of Merger with the Secretaries and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (c) applicable requirements, if any, of state securities or "blue sky" laws (all of those state laws collectively, the "Blue Sky Laws") and the NYSE, (d) filings and consents required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement (any such filings which are material being specified in Section 2.4 of the Disclosure Schedule), and (e) other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 2.5 SEC Documents and Other Reports. The Company has filed all documents and reports that it is required to file with the SEC since December 31, 1996, including, without limitation, an Annual Report on Form 10-K for the fiscal years ended June 30, 1996, June 30, 1997 and June 30, 1998, and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31,1999 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, at the times they were filed (and as amended through the date of this Agreement), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") (except, in the case of the unaudited statements, as permitted by the rules related to the preparation of a Quarterly Report on Form 10-Q) during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended subject, in the case of unaudited statements, to any adjustments described therein and to other normal year-end audit adjustments consistent with past practices. Except as set forth in Section 2.5 of the Disclosure Schedule or as fully reflected or reserved against in the financial statements included in the Company SEC Documents filed with the SEC prior to the date hereof or incurred after the date of those financial statements in the ordinary course of business consistent with past practices, or as expressly disclosed in the footnotes thereto, the Company and its Subsidiaries have no liabilities (including, without limitation, Tax (as defined in Section 2.9)

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liabilities and workers' compensation liabilities), absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and the Company and its Subsidiaries have no liabilities (including, without limitation, Tax liabilities) that were not incurred in the ordinary course of business other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since June 30, 1998, made any change in the accounting principles, practices, methods or policies applied in the preparation of its financial statements. Set forth in Section 2.5 of the Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

     SECTION 2.6 Absence of Certain Changes or Events. Except as disclosed in
Section 2.6 of the Disclosure Schedule or the Company SEC documents filed with the SEC prior to the date hereof, since January 1, 1999: (a) the Company and its Subsidiaries have not entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would have a Material Adverse Effect on the Company; (b) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company;
(c) other than any indebtedness incurred by the Company after the date of this Agreement as permitted by Section 4.1(a) of the Disclosure Schedule, there has been no material change in the consolidated indebtedness of the Company and its Subsidiaries, and no dividend or distribution of any kind has been declared, paid or made by the Company on any class of its capital stock, except in the ordinary course of business consistent with past practice; (d) there has been no event causing, or reasonably likely to cause, a Material Adverse Effect on the Company; (e) except as contemplated by Section 1.8 of this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of the Company's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of the Company's capital stock (other than periodic cash dividends consistent with the terms of Section 4.1(a)(i)), or any issuance of any shares of capital stock of the Company (except as a result of the exercise of existing Company Stock Options outstanding on the date hereof), or any granting to any Person of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization; (f) neither the Company nor any of its Subsidiaries has entered into or agreed to enter into any new or amended contract with any labor union representing employees of the Company or any of its Subsidiaries; (g) except as contemplated by Section 1.8 of this Agreement, neither the Company nor any of its Subsidiaries has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity; (h) except as contemplated by Section 1.8 of this Agreement, neither the Company nor any of its Subsidiaries has entered into or agreed to enter into any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; and (i) except as contemplated by Section 1.8 of this Agreement or
Section 4.1(a)(xi) and (xii), neither the Company nor any of its Subsidiaries has entered into or agreed to enter into (i) any severance grant or termination pay arrangement with any director, officer or employee (in the case of an employee, other than in the ordinary course of business) of the Company or any of its Subsidiaries, (ii) any employment, deferred compensation or other similar agreement (or any amendment to any similar existing agreement) with any director, officer or employee (in the case of an employee, other than in the ordinary course of business) of the Company or any of its Subsidiaries, (iii) any agreement which results in an increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) any agreement which results in an increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

     SECTION 2.7 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 3.3) or the prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") will (a) in the case of the Registration Statement, at the time it is filed, when it is supplemented or amended and when it becomes effective, contain any untrue statement of a material fact or


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omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Company Shareholder Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries occurs that is required to be described in the Proxy Statement or the Registration Statement, that event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. With respect to the Company, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. At the time of the filing of any disclosure document filed after the date of this Agreement pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Company Disclosure Document") other than the Proxy Statement, at the time of any distribution thereof and throughout the remaining pendency of the Merger each Company Disclosure Document (as supplemented or amended) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 2.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity that are necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on Company. Neither the Company nor any of its Subsidiaries is in violation of (a) its Articles of Incorporation, Code of Regulations or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation, or (c) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (b) and (c), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 2.8 of the Disclosure Schedule, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties, assets or operations of the Company or any of its Subsidiaries is subject, other than any such defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. "Knowledge of the Company" means the actual knowledge of any of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and General Counsel, the Vice President and Chief Financial Officer, the Vice President of Business Development, the Vice President of Human Resources and the President of Oliver Rubber Company or any officer who succeeds to the responsibilities of those heretofore listed.

     SECTION 2.9 Tax Matters. Except as disclosed in Section 2.9 of the Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns (as defined in the last paragraph of this Section 2.9) required to have been filed by it (or extensions have been duly obtained) and has timely paid all Taxes (as defined in the last paragraph of this Section 2.9) required to have been paid by it, except where failure to file those Tax Returns or pay those Taxes would not, in the aggregate,

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

     have a Material Adverse Effect on the Company. All of those Tax Returns are correct and complete in all material respects.

          (b) Each of the Company and its Subsidiaries has timely paid all Taxes that have become due and payable, except where the failure to pay those Taxes would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has made adequate provision in reserves established in its financial statements and accounts for all Taxes that have accrued but are not yet due and payable.

          (c) There is no action, suit, taxing authority proceeding or audit now in progress or pending with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived or extended any limitation period for the audit, assessment or collection of any Tax.

          (d) No deficiency for any amount of Tax has been asserted or assessed against the Company or any of its Subsidiaries that either (i) has not been fully paid, settled or adequately provided for through reserves established in the financial statements and accounts or (ii) would have a Material Adverse Effect if required to be paid.

          (e) No election under Section 341(f) Code has been made to treat the Company or any of its Subsidiaries as a consenting corporation (as defined in Section 341(f) of the Code). Neither the Company nor any of its Subsidiaries is a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (f) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) as a result of the transactions contemplated by this Agreement.

     For purposes of this Agreement: (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority thereon, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 2.10 Actions and Proceedings; Investigations. (a) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, as such, any of their respective properties, assets or business or any Company Plan (as defined in Section 2.12), that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed in Section 2.10 of the Disclosure Schedule, (i) there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of their respective properties, assets or business or any Company Plan that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or that seek to enjoin the consummation of the transactions contemplated hereby, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any of its Subsidiaries enjoining any of them in respect of, or the effect of which is to prohibit, any material business practice or the acquisition of any material property or the conduct of any material business in any geographic area, and (iii) there are no actions pending, or to the Knowledge of the Company, threatened against the directors or any director of the Company alleging a breach of those directors' or director's fiduciary duties.

     (b) Except as described in Section 2.10 of the Disclosure Schedule, and other than reviews pursuant to the HSR Act commenced after the date hereof in connection with this Agreement, there are no pending investigations, reviews or inquiries by any Governmental Entity (an "Investigation") with respect to the Company or any of its Subsidiaries or with respect to the activities of any officer, director or employee of the
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

Company, nor to the Knowledge of the Company is an Investigation threatened, nor has any Governmental Entity indicated to the Company or any executive officer of the Company an intention to conduct an Investigation, other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 2.11 Certain Agreements. Except as disclosed in Section 2.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed in Section 2.11 of the Disclosure Schedule or as otherwise contemplated by this Agreement, no holder of any option to purchase Company Common Shares, or Company Common Shares granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive any cash from the Company or any of its Subsidiaries in lieu of or in exchange for that option or share as a result of the transactions contemplated by this Agreement. Except as disclosed in Section 2.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any termination benefits agreement or severance agreement or employment agreement, any of the benefits of which will be increased as a result of, or the vesting of the benefits of which will be accelerated by, or any of the benefits of which will be calculated on the basis of, the occurrence of any trigger of which would be the consummation of the transactions contemplated by this Agreement.

     SECTION 2.12 ERISA. Except as disclosed in Section 2.12 of the Disclosure Schedule, each Company Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (a) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan which has not been fully and accurately reported to the extent required, (b) neither the Company nor any of its ERISA Affiliates has, or has been alleged to have, fully or partially withdrawn from any Company Multiemployer Plan (as defined in the last sentence of this Section 2.12) or instituted, or is currently considering taking, any action to do so, (c) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (d) the Company and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. With respect to the Company Plans, no event has occurred in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of those Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and to the Knowledge of Company, there is no reason why any Company Plan is not so qualified in operation. Except as disclosed in Section 2.12 of the Disclosure Schedule, neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 2.12 of the Disclosure Schedule, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan (as defined in Section 3(1) of ERISA) to provide benefits after termination of employment to any employee or dependent other than as required by ERISA. Except as disclosed in Section 2.12 of the Disclosure Schedule, none of the Company Plans or any other agreement, commitment or arrangement obligates the Company to pay any separation, severance, termination or similar benefit as a result of the transactions contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code of the Company. As used herein, (a) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to
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

which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (b) "Company Multiemployer Plan" means a "Multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (c) with respect to any Person, "ERISA Affiliate" means any trade or business (whether or not incorporated) that is under common control or would be considered a single employer with that Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     SECTION 2.13 Compliance with Certain Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws (including, without limitation, adequate capitalization of foreign Subsidiaries as required by their respective jurisdictions of incorporation or organization), rules and regulations, orders, decrees, judgments, permits and licenses (except for matters covered by Sections 2.12, 2.14 and 2.16 which shall be covered by those Sections), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     SECTION 2.14 Labor Matters. Except as disclosed in Section 2.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any individuals employed by or otherwise performing services for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Company Business Personnel, except where that unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. Except as disclosed in
Section 2.14 of the Disclosure Schedule, there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that may interfere with the business activities of the Company or any of its Subsidiaries.

     SECTION 2.15 Intellectual Property. Except as disclosed in Section 2.15 of the Disclosure Schedule, the Company and its Subsidiaries own or have a valid license to use all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") that are used in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have those Intellectual Property Rights would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, is infringing or has been alleged to infringe any Intellectual Property Rights of any third party.

     SECTION 2.16 Environmental Matters. Except as disclosed in Section 2.16 of the Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries has complied with, and is in compliance with, all Environmental and Safety Requirements (as defined in the last paragraph of this Section 2.16) (including all permits, licenses and other authorizations required thereunder), except for any noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Neither the Company nor any of its Subsidiaries has received any notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any actual or potential liability, including any investigatory, remedial or corrective obligation, relating to any of them or its facilities arising under Environmental and Safety Requirements, except for any notice, report or information, the subject of which, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) None of the Company or any of its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or

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

     facility (and no property or facility is contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to liabilities pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, or any other Environmental and Safety Requirements, except for any of those liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Neither this Agreement nor the transactions contemplated by this Agreement will result in any obligations for environmental disclosure, investigation or cleanup, or notification to or consent of government agencies or third parties, with respect to any of the properties or facilities of the Company or any of its Subsidiaries, pursuant to any so-called "property transfer" Environmental and Safety Requirements.

          (e) Neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to any liability, including without limitation any obligation for corrective or remedial action, of any other Person or entity relating to Environmental and Safety Requirements, except for any of those liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     For purposes of this Agreement, "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning occupational health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     SECTION 2.17 Brokers. Except as disclosed in Section 2.17 of the Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees and commissions relating to the disclosures made in Section 2.17 of the Disclosure Schedule, together with the legal and accounting fees and expenses of the Company arising in connection with the transactions contemplated hereby, shall not exceed Eight Million Five Hundred Thousand Dollars ($8,500,000).

     SECTION 2.18 Required Vote of Company Shareholders. The affirmative vote of the holders of not less than a majority of the outstanding Company Common Shares and a majority of the voting power present at the Company Shareholder Meeting excluding the voting power of "interested shares," (as that term is defined in Section 1701.01(CC) of the OGCL) represented at the meeting, is required to approve this Agreement and the transactions contemplated hereby, including the acquisition of Company Common Shares by Survivor pursuant to Section 1701.831 of the OGCL. No other vote of the shareholders of the Company is required by law, the Articles of Incorporation or Code of Regulations of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     SECTION 2.19 State Takeover Statutes and Company Rights Plan.

          (a) Assuming the accuracy of Survivor's and Merger Sub's representations and warranties contained in Section 3.20, as of the date of this Agreement, except for Section 1701.831 of the OGCL, no "fair price", "business combination", "moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by any state, and no supermajority voting provision contained in the Company's Articles of Incorporation or Code of Regulations, apply to the Merger or the other transactions contemplated by this Agreement.

          (b) The Company has taken all necessary action so that the approval, execution or delivery of this Agreement do not, and compliance with the provisions of this Agreement (including, but not limited to the acquisition of Company Common Shares by Survivor) will not, (i) cause the rights to purchase
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

     Company Non-Voting Preferred Shares (the "Company Rights") issued pursuant to the Shareholder Rights Agreement dated as of January 26, 1999 between the Company and National City Bank, as rights agent (the "Company Rights Agreement" and together with the Company Rights, the "Company Rights Plan") to begin to trade separately from the Company Common Shares or to cause the Company Rights to become nonredeemable or exercisable in any manner, (ii) cause a Distribution Date (as defined in the Company Rights Agreement) to occur, (iii) cause Survivor, any shareholder, or "Group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of shareholders of Survivor to be deemed to be an "Acquiring Person" (as defined in the Company Rights Agreement), (iv) cause a "Share Acquisition Date" (as defined in the Company Rights Agreement) or (v) cause any Section 11(a)(ii) Event (as defined in the Company Rights Agreement) or any event described in Section 13(a) of the Company Rights Agreement to occur.

     SECTION 2.20 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan & Co. Incorporated, dated July 26, 1999, to the effect that, as of that date, the Merger Consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion will be delivered to Survivor promptly after the execution and delivery of this Agreement.

     SECTION 2.21 Ownership of Shares. Neither Company nor any of its Subsidiaries "Beneficially Owns" or is the "Beneficial Owner" (as those terms are defined in the Company Rights Agreement) of any shares of Survivor Common Stock.

     SECTION 2.22 Material Contracts.

     Except as set forth in Section 2.22 of the Disclosure Schedule, or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to, or is bound by (a) any material agreement, indenture or other instrument relating to the borrowing of money by the Company or any of its Subsidiaries or the guarantee by the Company or any of its Subsidiaries of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (b) any other contract or agreement or amendment thereto that (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by the Company with the SEC, (ii) is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (iii) places any material restrictions on the ability of the Company or any of its Subsidiaries to engage in any material business activity currently conducted (collectively, the "Company Contracts"). Neither the Company nor any of its Subsidiaries is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     SECTION 2.23 Insurance.

     The Company and each of its Subsidiaries are self-insured, or insured by insurers reasonably believed by the Company to be of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SURVIVOR AND MERGER SUB

     Survivor and Merger Sub represent and warrant to the Company as follows:

     SECTION 3.1 Organization, Standing and Power. Survivor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. Survivor is qualified to do business as a foreign corporation and is in good standing in the State of Ohio. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Survivor is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have that power or authority would not, individually or in the aggregate, have a Material Adverse Effect on Survivor. Survivor and each of its Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes that qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Survivor.

     SECTION 3.2 Capital Structure. The authorized capital stock of Survivor consists of 300,000,000 shares of Survivor Common Stock and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Survivor Preferred Stock"). As of the date of this Agreement: (i) 75,847,362 shares of Survivor Common Stock are issued and outstanding, all of which, excluding 38,210 restricted shares, are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights; (ii) an aggregate of 12,091,796 shares of Survivor Common Stock are reserved for issuance pursuant to Survivor's Thrift and Profit Sharing Plan, 1981 Incentive Stock Option Plan, 1986 Incentive Stock Option Plan, 1991 Stock Option Plan for Non-Employee Directors, 1996 Stock Option Plan, 1998 Employee Stock Option Plan and 1998 Incentive Compensation Plan (all of those plans collectively, the "Survivor Stock Plans"); (iii) no shares of Survivor Preferred Stock are outstanding; and (iv) 300,000 shares of Survivor Preferred Stock are reserved for issuance in connection with the Survivor Rights Plan (as defined in Section 3.19(b)). All of the shares of Survivor Common Stock issuable in exchange for Company Common Shares at the Effective Time pursuant to this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for the transactions contemplated by this Agreement, the Survivor Stock Plans and the Survivor Rights
Plan: there are no options, warrants, calls, rights or agreements to which Survivor or any of its Subsidiaries is a party or by which any of them is bound obligating Survivor or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Survivor or any of its Subsidiaries or obligating Survivor or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock or other equity interest of each Subsidiary of Survivor is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Survivor SEC Documents (as defined in Section 3.5), each of those shares or other equity interests is owned by Survivor or another of its Subsidiaries, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 3.3 Authority. The Board of Directors of Survivor has on or prior to the date of this Agreement declared the Merger advisable and duly approved and adopted this Agreement in accordance with the DGCL. Survivor has all requisite corporate power and authority, and no other corporate proceeding on the part of Survivor is necessary, to enter into this Agreement and, subject to the filing of the Ohio Certificate of Merger and the Delaware Certificate of Merger, as required by the OGCL and the DGCL, respectively, to issue the Survivor Common Stock in connection with the Merger (the "Share Issuance"), to pay the Cash Consideration and, if applicable, the Cash Payment Amounts and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Survivor and Merger Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Survivor and Merger Sub enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to judicial discretion. The filing of a Registration Statement on Form S-4 (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") with the SEC by Survivor under the Securities Act, for the purpose of registering the transactions contemplated hereby in which shares of Survivor Common Stock and cash will be issued in exchange for Company Common Shares, have been duly authorized by the Board of Directors of Survivor. The Board of Directors of Merger Sub has on or prior to the date of this Agreement declared the


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Alternative Merger advisable and duly approved and adopted this Agreement in accordance with the OGCL and resolved to recommend the approval by Merger Sub's shareholder of this Agreement and the transactions contemplated herein. Merger Sub has all requisite corporate power and authority, and no other corporate proceeding on the part of Merger Sub is necessary, to enter into this Agreement, and, subject to the approval of Merger Sub's shareholder and the filing of an Ohio Certificate of Merger as required by the OGCL, to pay the Cash Consideration and consummate the transactions contemplated hereby. The affirmative vote of the holder of a majority of the voting power of Merger Sub is required to approve this Agreement and the transactions contemplated hereby.

     SECTION 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained or taken, and that all filings and obligations described in this Section 3.4 have been made or fulfilled, except as disclosed in Section
3.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Survivor or any of its Subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of Survivor, (b) any provision of the comparable charter or organizational documents of any Subsidiary of the Survivor, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Survivor or any of its Subsidiaries, or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Survivor or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (c) or (d), any of those violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Survivor or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Survivor or Merger Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (a) in connection, or in compliance, with the provisions of the HSR Act, the Exchange Act, the European Union Law and the antitrust laws of other countries, (b) the filing of the Certificates of Merger with the Secretaries and appropriate documents with the relevant authorities of other states in which Survivor or any of its Subsidiaries is qualified to do business, (c) applicable requirements, if any, of the Blue Sky Laws and the NYSE, (d) filings and consents required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement (any such filings which are material being specified in Section 3.4 of the Disclosure Schedule), and (e) other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Survivor, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 3.5 SEC Documents and Other Reports. Survivor has filed all documents and reports that it is required to file with the SEC since December 31, 1996, including, without limitation, an Annual Report on Form 10-K for each of the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, and a Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (the "Survivor SEC Documents"). As of their respective dates, the Survivor SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, at the times they were filed (and as amended through the date of this Agreement), none of the Survivor SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Survivor included in the Survivor SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the rules related to the preparation of a Quarterly Report on Form 10-Q) during the periods involved (except as may be


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

indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Survivor and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended subject, in the case of unaudited statements, to any other adjustments described therein and to other normal year-end adjustments consistent with past practices. Except as set forth in Section 3.5 of the Disclosure Schedule or as fully reflected or reserved against in the financial statements included in Survivor SEC Documents filed with the SEC prior to the date hereof or incurred after the date of those financial statements in the ordinary course of business consistent with past practices, or as expressly disclosed in the footnotes thereto, Survivor and its Subsidiaries have no liabilities (including, without limitation, Tax liabilities and workers' compensation liabilities), absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor, and Survivor and its Subsidiaries have no liabilities (including, without limitation, Tax liabilities) that were not incurred in the ordinary course of business other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor. Except as disclosed in the Survivor SEC Documents or as required by GAAP, Survivor has not, since January 1, 1999, made any change in the accounting principles, practices, methods or policies applied in the preparation of its financial statements. Set forth in Section 3.5 of the Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Survivor and its Subsidiaries as described on Survivor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     SECTION 3.6 Absence of Certain Changes or Events. Except as disclosed in
Section 3.6 of the Disclosure Schedule or the Survivor SEC Documents filed with the SEC prior to the date of this Agreement, since January 1, 1999: (a) as of the date hereof, Survivor and its Subsidiaries have not entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would have a Material Adverse Effect on Survivor; (b) Survivor and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Survivor; (c) other than as permitted by Section 4.1(b)(i), there has been no dividend or distribution of any kind declared, paid or made by Survivor on any class of its capital stock, except in the ordinary course of business consistent with past practice; (d) there has been no event causing, or reasonably likely to cause, a Material Adverse Effect on Survivor; and (e) except as permitted by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of Survivor's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by Survivor in respect of Survivor's capital stock other than periodic cash dividends consistent with the terms of Section 4.1(b)(i), or any issuance of any shares of capital stock of Survivor, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of the Survivor or any stock split or other change in Survivor's capitalization; (f) as of the date hereof, neither Survivor nor any of its Subsidiaries has entered into or agreed to enter into any new or amended contract with any labor union representing employees of the Survivor or any of its Subsidiaries; and (g) as of the date hereof, neither the Survivor nor any of its Subsidiaries has entered into or agreed to enter into any amendment of any material term of any outstanding security of Survivor or any of its Subsidiaries.

     SECTION 3.7 Registration Statement and Prospectus. None of the information to be supplied by Survivor or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (a) in the case of the Registration Statement, at the time it is filed, when it is supplemented or amended and when it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Shareholder Meeting (as defined in Section 5.1), and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Survivor, its officers and directors or any of its Subsidiaries occurs that is required to be described in the Proxy Statement or the Registration Statement, that event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. With respect to Survivor, the Registration Statement will comply as to form in all material respects with the


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provisions of the Securities Act. At the time of the filing of any disclosure document filed after the date of this Agreement pursuant to the Securities Act, the Exchange Act, or any state securities law (each, a "Survivor Disclosure Document") other than the Registration Statement or the Proxy Statement, at the time of any distribution thereof and throughout the remaining pendency of the Merger each Survivor Disclosure Document (as supplemented or amended) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.8 Permits and Compliance. Each of Survivor and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity that are necessary for Survivor or any of its Subsidiaries to own, lease and operate their respective properties or to carry on their respective business as it is now being conducted (the "Survivor Permits"), except where the failure to have any of the Survivor Permits would not, individually or in the aggregate, have a Material Adverse Effect on Survivor, and no suspension or cancellation of any of the Survivor Permits is pending or, to the Knowledge of Survivor, threatened, except where the suspension or cancellation of any of the Survivor Permits would not, individually or in the aggregate, have a Material Adverse Effect on Survivor. Neither Survivor nor any of its Subsidiaries is in violation of (a) its Certificate of Incorporation, By-laws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation, or
(c) any order, decree or judgment of any Governmental Entity having jurisdiction over Survivor or any of its Subsidiaries, except, in the case of clauses (b) and
(c), for any such violations that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor. Except as disclosed in the Survivor SEC Documents filed prior to the date of this Agreement or in Section 3.8 of the Disclosure Schedule, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Survivor of the transactions contemplated by this Agreement will exist, under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Survivor or any of its Subsidiaries is a party or by which Survivor or any of its Subsidiaries is bound or to which any of the properties, assets or operations of Survivor or any of its Subsidiaries is subject, other than any such defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor. "Knowledge of Survivor" means the actual knowledge of any of the Chairman of the Board of Directors and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and General Counsel, the Vice President and Chief Financial Officer, the Vice President (Tire Division), and the Vice President (Engineered Products Division) or any officer who succeeds to the responsibilities of those heretofore listed.

     SECTION 3.9 Tax Matters. Except as disclosed in Section 3.9 of the Disclosure Schedule:

          (a) Each of Survivor and its Subsidiaries has timely filed all Tax Returns required to have been filed by it (or extensions have been duly obtained) and has timely paid all Taxes required to have been paid by it, except where the failure to file those Tax Returns or pay those Taxes would not, in the aggregate, have a Material Adverse Effect on Survivor. All of those Tax Returns are correct and complete in all material respects.

          (b) Each of Survivor and its Subsidiaries has timely paid all Taxes that have become due and payable, except where the failure to pay those Taxes would not have a Material Adverse Effect. Each of Survivor and its Subsidiaries has made adequate provision in reserves established in its financial statements and accounts for all Taxes that have accrued but are not yet due and payable.

          (c) There is no action, suit, taxing authority proceeding or audit now in progress or pending with respect to Survivor or any of its Subsidiaries. Neither Survivor nor any of its Subsidiaries has waived or extended any limitation period for the audit, assessment or collection of any Tax.

          (d) No deficiency for any amount of Tax has been asserted or assessed against Survivor or any of its Subsidiaries that either (i) has not been fully paid, settled or adequately provided for through reserves

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     established in the financial statements and accounts or (ii) would have a
     Material Adverse Effect if required to be paid.

     SECTION 3.10 Actions and Proceedings; Investigations. (a) Except as disclosed in the Survivor SEC Documents filed with the SEC prior to the date hereof, or as described in Section 3.10 of the Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Survivor or any of its Subsidiaries, as such, any of their respective properties, assets or business or any Survivor Plan (as defined in Section 3.12) that, individually or in the aggregate, would have a Material Adverse Effect on Survivor. Except as disclosed in Section 3.10 of the Disclosure Schedule (i) there are no actions, suits or claims or legal administrative or arbitration proceedings or investigations pending or, to the Knowledge of Survivor, threatened against or involving Survivor or any of its Subsidiaries, any of their respective properties, assets or business or any Survivor Plan that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Survivor or that seek to enjoin the consummation of the transactions contemplated hereby, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against Survivor or any of its Subsidiaries enjoining any of them in respect of, or the effect of which is to prohibit, any material business practice or the acquisition of any material property or the conduct of any material business in any geographic area that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (iii) there are no actions pending, or to the Knowledge of Survivor, threatened against the directors or any director of Survivor alleging a breach of those directors' or director's fiduciary duties.

          (b) Except as described in Section 3.10 of the Disclosure Schedule, and other than reviews pursuant to the HSR Act commenced after the date hereof in connection with this Agreement, there are no Investigations with respect to Survivor or any of its Subsidiaries or with respect to the activities of any officer, director or employee of Survivor, nor to the Knowledge of Survivor is an Investigation threatened, nor has any Governmental Entity indicated to Survivor or any executive officer of Survivor an intention to conduct an Investigation, other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.11 Certain Agreements. Except as disclosed in Section 3.11 of the Disclosure Schedule, neither Survivor nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     SECTION 3.12 ERISA. Except as disclosed in Section 3.12 of the Disclosure Schedule, each Survivor Plan complies in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, including but not limited to COBRA, and (a) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Survivor Plan which has not been fully and accurately reported to the extent required, (b) neither Survivor nor any of its ERISA Affiliates (as defined in Section 2.12) has withdrawn from any Survivor Multiemployer Plan (as defined in the last sentence of this Section 3.12) or instituted, or is currently considering taking, any action to do so, (c) no action has been taken, or is currently being considered, to terminate any Survivor Plan subject to Title IV of ERISA, and (d) Survivor and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. No Survivor Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. With respect to the Survivor Plans, no event has occurred in connection with which Survivor or any ERISA Affiliate would be subject to any liability under the terms of those Survivor Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Survivor. All Survivor Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and to the Knowledge of Survivor, there is no reason why any Survivor Plan is not so qualified in operation. Except as disclosed in Section 3.12 of the Disclosure Schedule, neither Survivor nor any of its ERISA Affiliates has been notified by any Survivor Multiemployer Plan that such Survivor Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of


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Section 4241 or 4245 of ERISA or that such Survivor Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 3.12 of the Disclosure Schedule, neither Survivor nor any of its ERISA Affiliates has any liability or obligation under any welfare plan (as defined in Section 3(1) of ERISA) to provide benefits after termination of employment to any employee or dependent other than as required by ERISA. As used in this Agreement, (a) "Survivor Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Survivor Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Survivor or any of its ERISA Affiliates or as to which Survivor or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (b) "Survivor Multiemployer Plan" means a "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) to which Survivor or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

     SECTION 3.13 Compliance with Certain Laws. The properties, assets and operations of Survivor and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws (including, without limitation, adequate capitalization of foreign Subsidiaries as required by their respective jurisdictions of incorporation or organization), rules and regulations, orders, decrees, judgments, permits and licenses (except for those matters covered by Sections 3.12, 3.14 and 3.16 which shall be covered by those Sections), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Survivor.

     SECTION 3.14 Labor Matters. Except as disclosed in Section 3.14 of the Disclosure Schedule, neither Survivor nor any of its Subsidiaries is a party to any collective bargaining agreement or similar labor contract. Neither Survivor nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any individuals employed by or otherwise performing services for Survivor or any of its Subsidiaries ("Survivor Business Personnel"), and there is no unfair labor practice complaint or grievance against Survivor or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Survivor, threatened in writing with respect to Survivor Business Personnel, except where that unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Survivor. Except as disclosed in Section 3.14 of the Disclosure Schedule, there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Survivor, threatened against or affecting Survivor or any of its Subsidiaries that may interfere with the business activities of Survivor or any of its Subsidiaries.

     SECTION 3.15 Intellectual Property. Except as disclosed in Section 3.15 of the Disclosure Schedule, Survivor and its Subsidiaries own or have a valid license to use all Intellectual Property Rights that are used in connection with the business of Survivor and its Subsidiaries, taken as a whole, except where the failure to have those Intellectual Property Rights would not have a Material Adverse Effect on Survivor. To the Knowledge of Survivor, neither Survivor nor any of its Subsidiaries has infringed, is infringing or has been alleged to infringe any Intellectual Property Rights of any third party.

     SECTION 3.16 Environmental Matters. Except as disclosed in Section 3.16 of the Disclosure Schedule:

          (a) Each of Survivor and its Subsidiaries has complied with, and is in compliance with, all Environmental and Safety Requirements, including all permits, licenses and other authorizations required thereunder, except for any noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Survivor.

          (b) Neither Survivor nor any of its Subsidiaries has received any notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any actual or potential liability, including any investigatory, remedial or corrective obligation, relating to any of them or its facilities arising under Environmental and Safety Requirements, except for any notice, report or information, the subject of which would not reasonably be expected to have a Material Adverse Effect on Survivor.

          (c) None of Survivor or any of its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and

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     no property or facility is contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to liabilities pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, or any other Environmental and Safety Requirements, except for any of those liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Survivor.

          (d) Neither this Agreement nor the transactions contemplated by this Agreement will result in any obligations for environmental disclosure, investigation or cleanup, or notification to or consent of government agencies or third parties, with respect to any of the properties or facilities of Survivor or any of its Subsidiaries, pursuant to any so-called "property transfer" Environmental and Safety Requirements.

          (e) Neither Survivor nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to any liability, including without limitation any obligation for corrective or remedial action, of any other Person or entity relating to Environmental and Safety Requirements, except for any of those liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Survivor.

     SECTION 3.17 Brokers. Except as disclosed in Section 3.17 of the Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Survivor.

     SECTION 3.18 Required Votes of Shareholders. No vote of the shareholders of Survivor is required by law, the Certificate of Incorporation or By-laws of Survivor or otherwise in order for Survivor to consummate the Merger and the transactions contemplated hereby.

     SECTION 3.19 State Takeover Statutes and Survivor Rights Plan.

     (a) As of the date of this Agreement, except for Section 1701.831 of the OGCL, no "fair price", "business combination", "moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by any state, and no supermajority voting provision contained in Survivor's Certificate of Incorporation or By-laws, apply to the Merger or the other transactions contemplated by this Agreement.

     (b) Survivor has taken all necessary action so that (i) the execution and delivery of this Agreement does not, and compliance with the provisions of this
Agreement (including, but not limited to, the delivery of      shares of
Survivor Common Stock to the shareholders of the Company in exchange for their Company Common Shares) will not cause the rights to purchase shares of Survivor Preferred Stock (the "Survivor Rights") issued pursuant to the Amended and Restated Rights Agreement dated as of May 11, 1998 between Survivor and The Fifth Third Bank, as rights agent (the "Survivor Rights Agreement" and together with the Survivor Rights, the "Survivor Rights Plan") (x) to begin to trade separately from the Survivor Common Stock or to cause the Survivor Rights to become exercisable in any manner, (y) cause the Company, any shareholder, or "Group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of shareholders of the Company to be deemed an "Acquiring Person" (as defined in the Survivor Rights Agreement), or (z) the "Stock Acquisition Date" (as defined in the Survivor Rights Agreement) to occur upon any such event, and (ii) each share of Survivor Common Stock issued pursuant to this Agreement will receive one Survivor Right that will be equivalent in all respects to the Survivor Rights held by other holders of Survivor Common Stock at the time that such Survivor Right is issued.

     SECTION 3.20 Ownership of Shares. Neither Survivor nor any of its Subsidiaries "Beneficially Owns" or is the "Beneficial Owner" (as those terms are defined in the Company Rights Agreement) of any Company Common Shares.

     SECTION 3.21 Financing. Survivor has, or will have at the Effective Time, adequate funds to consummate the Merger and the transactions contemplated by this Agreement.

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     SECTION 3.22 Material Contracts.

     Except as set forth in Section 3.22 of the Disclosure Schedule, or except as disclosed in the Survivor SEC Documents, as of the date hereof, neither Survivor nor any of its Subsidiaries is a party to, or is bound by (a) any material agreement, indenture or other instrument relating to the borrowing of money by Survivor or any of its Subsidiaries or the guarantee by Survivor or any of its Subsidiaries of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (b) any other contract or agreement or amendment thereto that (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by Survivor with the SEC, (ii) is material to the business, financial condition or results of operations of the Survivor and its Subsidiaries taken as a whole, or (iii) places any material restrictions on the ability of Survivor or any of its Subsidiaries to engage in any material business activity currently conducted (collectively, the "Survivor Contracts"). Neither Survivor nor any of its Subsidiaries is in default under any Survivor Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     SECTION 3.23 Insurance.

     The Survivor and each of its Subsidiaries are self-insured, or insured by insurers reasonably believed by Survivor to be of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring Survivor or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.

     SECTION 3.24 Operations of Merger Sub.

     Merger Sub is a direct, wholly owned subsidiary of Survivor, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 Conduct of Business Pending the Merger.

          (a) Actions by the Company. Except in connection with the transactions contemplated by this Agreement or permitted by Section 4.1(a) of the Disclosure Schedule, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Survivor:

             (i) (x) other than payment of a regular quarterly dividend of up to $0.18 per share in the ordinary course of business consistent with past practice, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as shareholders (other than dividends and other distributions by Subsidiaries), (y) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except as necessary to comply with its obligations under Section 1.8,
        Section 1A.7 and Section 2.19(b), purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other

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        securities thereof or any rights, warrants or options to acquire any of those shares or other securities;

             (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any of those shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares upon the exercise of existing options or the issuance by any wholly owned Subsidiary of the Company of its capital stock to the Company or another wholly owned Subsidiary of the Company;

             (iii) amend its Articles of Incorporation, Code of Regulations or other organizational document;

             (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, other than in transactions that are in the ordinary course of business consistent with past practice and that are not material to the business or operations of the Company and its Subsidiaries taken as a whole (it being understood that a sale, lease, license, mortgage or other encumbrance or subjecting to any Lien or disposition of assets in one transaction or a series of related transactions with a market value in excess of $2,000,000 for any one transaction and $5,000,000 in the aggregate, shall only for purposes of this clause (iv) be considered material);

             (v) enter into commitments for capital expenditures involving more than Twenty Five Million Dollars ($25,000,000) in the aggregate from the date hereof until November 30, 1999, with such aggregate increasing by Five Million Dollars ($5,000,000) per month for each month thereafter until the Effective Time;

             (vi) except as set forth in Section 4.1(a) of the Disclosure Schedule, incur any indebtedness for borrowed money, guarantee any indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) in the ordinary course of business consistent with past practice, and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of those wholly owned Subsidiaries;

             (vii) except as set forth in Section 4.1(a) of the Disclosure Schedule, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity interest in, or by any other manner, any business or corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity, or otherwise acquire or agree to acquire any assets outside of the ordinary course of business;

             (viii) except as set forth in Section 4.1(a) of the Disclosure Schedule, satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $2,000,000 in the aggregate, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (ix) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

             (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state, local or foreign law, rule, regulation, guideline or ordinance;

             (xi) except as set forth in Section 4.1(a) of the Disclosure Schedule or except for severance compensation that the Company may pay in cash in the ordinary course consistent with past practice in excess of amounts payable under the Company's existing severance plans (and which excess shall in no event exceed Five Hundred Thousand Dollars ($500,000) in the aggregate) to


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        obtain the release of claims for which the Company believes that it may be liable with respect to any employee whom the Company is proposing to terminate (the ability to pay such severance compensation being the "Employee Release Exception"), enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Option Plan, Company Restricted Stock Plan, Company Plan or employment or consulting agreement, except one that can be terminated on 30 days' notice without cost, the payment of any penalty, or termination fee, other than as required by law;

             (xii) except as set forth in Section 4.1(a) of the Disclosure Schedule, or as permitted by Section 1.8 or Section 1A.7 of the Agreement or except for the Employee Release Exception, increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not executive officers of the Company or any of its Subsidiaries, or, except pursuant to existing rights under existing plans or policies, grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as required by applicable law, amend or take action to enhance or accelerate any rights or benefits under any labor, collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

             (xiii) take any action, other than actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

             (xiv) take any action or knowingly fail to take any action that would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement;

             (xv) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability; or

             (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (b) Actions by Survivor. Except in connection with the transactions contemplated by this Agreement and for acquisitions to be made from time to time of assets or shares by Survivor, during the period from the date of this Agreement through the Effective Time, Survivor and its Subsidiaries shall, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use commercially reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, Survivor shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
     Company:

             (i) (x) other than in the ordinary course of business consistent with past practice, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as shareholders (other than dividends and other distributions by Subsidiaries), (y) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Survivor or any other securities thereof or any other securities thereof or any rights, warrants or options to acquire any of those shares or other securities;

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             (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any of those shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of stock options and shares of Survivor Common Stock to employees, directors or consultants of Survivor or any of its Subsidiaries in the ordinary course of business consistent with past practice, (B) the issuance by any wholly owned Subsidiary of Survivor of its capital stock to Survivor or another wholly owned Subsidiary of Survivor, or (C) the issuance of shares in connection with acquisitions not prohibited by
        Section 4.1(b)(v);

             (iii) amend the Certificate of Incorporation, By-laws or other organizational document of Survivor;

             (iv) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Survivor;

             (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity; interest in, any business or corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity if upon the consummation of any such transaction (A) the surviving corporation resulting from any such merger or combination transaction shall not be Survivor or shall not be a subsidiary of Survivor or (B) members of the Board of Directors of Survivor shall fail to comprise more than one-half of the Board of Directors of the successor entity or the entity that controls such successor entity;

             (vi) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state, local or foreign law, rule, regulation, guideline or ordinance;

             (vii) take any action, other than actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

             (viii) take any action or knowingly fail to take any action that would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement; or

             (ix) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 4.2 No Solicitation by the Company.

          (a) From the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of disclosing or furnishing information or affording access to the properties, books or records of the Company or any of its Subsidiaries), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal (as defined in the last sentence of this Section 4.2(a)) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time, the Board of Directors of the Company determines in good faith, after consultation with its outside counsel, that it is necessary to do so, in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Company Superior Proposal (as defined in Section 4.2(b)) and subject to providing prior written notice of its decision to take such action to Survivor notifying Survivor of the identity of the Person making, and terms of (it being understood that the identity of such Person and such terms shall be subject to the terms of the Confidentiality Agreement), the Company Superior Proposal (the "Company Notice"), and following

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     delivery of the Company Notice to Survivor (x) furnish such information with respect to the Company and its Subsidiaries as the Company determines is appropriate to any Person making a Company Superior Proposal pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of June 4, 1999 between Survivor and the Company and (y) participate in discussions or negotiations regarding such Company Superior Proposal. The Company will promptly (and in no event later than 24 hours after receipt of a Company Takeover Proposal with respect to the Company), notify (which notice shall be provided orally and in writing and shall identify the Person making the Company Takeover Proposal with respect to the Company and set forth the material terms thereof) Survivor after receipt of any Company Takeover Proposal or any indication from any Person that such Person is considering making a Company Takeover Proposal with respect to the Company or any request for nonpublic information relating to the Company or any of its Subsidiaries of the Company or for access to any of the properties, books or records of the Company or any of its Subsidiaries of the Company by any Person that may be considering making, or has made, a Company Takeover Proposal with respect to the Company and will keep Survivor fully informed of the status and details of any such Company Takeover Proposal. Without limiting the generality of the foregoing, the Company shall give Survivor
     (a) at least one Business Day's advance notice before beginning to provide any information to any Person making such Company Takeover Proposal and shall keep Survivor apprised of the scope and content of the information being provided and (b) at least two Business Day's advance notice of any agreement to be entered into with any Person making such Company Takeover Proposal. The Company shall, and shall cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of the Company or any of its Subsidiaries to immediately cease as of the date hereof and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Company Takeover Proposal with respect to the Company. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any (w) direct or indirect acquisition or purchase of a business or assets that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.2(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Survivor, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing and subject to the terms of Article VII, in the event that the Board of Directors of the Company determines in good faith, after consultation with its outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentence of this Section 4.2(b)) terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only after the fifth Business Day following Survivor's receipt of written notice advising Survivor that the Board of Directors of the Company is prepared to accept a

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     Company Superior Proposal. For purposes of this Agreement, a "Company
     Superior Proposal" means a Company Takeover Proposal, on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of an investment banking firm of national reputation taking into account all of the terms and conditions of the Company Takeover Proposal, including any conditions to consummation) to be more favorable to the Company's shareholders from a financial point of view (after taking into account all aspects of the Merger and the transaction contemplated by any Company Takeover Proposal) than the Merger and the transactions contemplated hereby and for which financing, to the extent required, is then committed or as to which a "highly confident" letter has been obtained from an investment banking firm of national reputation.

          (c) Subject to the terms of Article VII, nothing contained in this
     Section 4.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be in violation of its obligations under applicable law; provided, however, that, except in connection with a Company Superior Proposal, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Shareholder Meeting; Recommendation.

     Except to the extent permitted in Section 4.2(b) (and in such case, subject to the terms of Article VII), the Company shall call a meeting of its shareholders (the "Company Shareholder Meeting") to be held as promptly as practicable after the date on which the Registration Statement is declared effective by the SEC in accordance with the Securities Act for the purpose of considering the approval of this Agreement and the transactions contemplated hereby. Survivor agrees to deliver an "acquiring person statement" complying in all material respects with the requirements of Section 1701.831(B) of the OGCL. Survivor agrees that the Company Shareholder Meeting may take place more than 50 days after the date of that acquiring person statement.

     SECTION 5.2 Preparation of the Registration Statement and the Proxy Statement.

     The Company shall promptly prepare and file with the SEC the Proxy Statement, and Survivor shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Survivor and the Company shall use its commercially reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after that filing. As promptly as practicable after the Registration Statement has become effective, the Company shall mail the Proxy Statement to its shareholders. Survivor shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable federal securities laws or Blue Sky Laws in connection with the issuance of Survivor Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Shares as may be reasonably requested in connection with any such action. No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Survivor or the Company without providing the other party the opportunity to review and comment thereon. Each of Survivor and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, or when any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Survivor Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company

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or Survivor, or any of their respective affiliates, officers or directors, is discovered by the Company or Survivor that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that either of those documents does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers that information shall promptly notify the other party hereto and the parties shall cooperate to file promptly an appropriate amendment or supplement describing that information with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

     SECTION 5.3 Access to Information. Subject to currently existing contractual and legal restrictions (including the maintenance of the attorney-client privilege) applicable to Survivor or to the Company or any of their respective Subsidiaries, each of Survivor and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make those inspections and copies as they may reasonably require of, all their respective properties, books, contracts, commitments and records, during normal business hours during the period from the date of this Agreement through the Effective Time. All information obtained by the parties pursuant to this Section 5.3 shall be subject to the terms of the confidentiality agreement between Survivor and the Company (the "Confidentiality Agreement").

     SECTION 5.4 Reasonable Good Faith Efforts; Public Announcements.

          (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the NYSE and the making of all necessary registrations and filings (including filings with Governmental Entities and the listing of Survivor Common Stock with the NYSE subject to official notice of issuance) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Entity (including those in connection with the HSR Act), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) with respect to the Company, the obtaining of any requisite shareholder vote, or with respect to the Company and the Survivor, all other necessary corporate approvals, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that the Company shall not, without Survivor's prior written consent, and Survivor shall not be required to, divest or hold separate or otherwise take or commit to take any other similar action with respect to any assets, businesses or product lines of Survivor, the Company or any of their respective Subsidiaries. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other party to this Agreement, which consent shall not be unreasonably withheld.

          (b) The initial press release or releases with respect to the transactions contemplated by this Agreement shall be in the form agreed to by Survivor and the Company. Thereafter, for as long as this Agreement is in effect, neither Survivor nor the Company shall issue or cause the publication of any press release or any other announcement with respect to the Merger, this Agreement or the transactions contemplated by this Agreement without the consent of the other party hereto, except when that release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

     SECTION 5.5 Indemnification and Insurance.

          (a) To the fullest extent to which the current members and any prior members of the Board of Directors of the Company and the current and prior officers of the Company (each individually, an "Indemnitee") would be entitled under the Articles of Incorporation, Code of Regulations or any written agreement or arrangement disclosed by the Company in the Disclosure Schedule, each Indemnitee shall
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     be indemnified and held harmless, from and after the Effective Time, by
     Survivor, in the case of the Stock Election Merger, and the Surviving Merger Sub Corporation in the case of the Alternate Merger (Survivor or Surviving Merger Sub Corporation as the case may be being herein referred to as the "Indemnitor") from and against any and all losses, claims, damages, liabilities, joint and several, expenses (but as to reasonable legal fees and expenses, only of counsel reasonably selected by Indemnitor and only if Indemnitor is given the opportunity to undertake the defense with respect to any claim to which Indemnitee may seek to be indemnified), judgments, fines, settlements and other amounts arising from, and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of or in connection with, his status as a director or officer of the Company prior to the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement), arising for a period of six years after the Effective Time if (i) the Indemnitee acted in good faith and in a manner he in good faith believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct; provided that the Indemnitee promptly discloses to Indemnitor all material information related to claims for which indemnification is sought and provides full cooperation related to the defense of any such claim. The termination of any action, suit or proceeding by judgment, order, settlement, conviction after trial or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above. Indemnitor shall pay all reasonable expenses (including legal fees and expenses) that are incurred by an Indemnitee in enforcing this Section 5.5 to the extent an Indemnitee is successful in enforcing this Section 5.5.

          (b) To the fullest extent to which each Indemnitee would be entitled under the Articles of Incorporation, Code of Regulations or any written agreement or arrangement disclosed by the Company in the Disclosure Schedule, expenses (but as to reasonable legal fees and expenses, only of counsel reasonably selected by Indemnitor and only if Indemnitor is given the opportunity to undertake the defense with respect to any claim as to which an Indemnitee may seek to be indemnified) incurred by an Indemnitee in defending, investigating or participating as a third-party witness in connection with any claim, demand, action, suit or proceeding contemplated by Section 5.5(a) shall, from time to time, be advanced, from and after the Effective Time, by Indemnitor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Indemnitor of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined in an adjudication that is final and not subject to further appeal that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.5. An Indemnitee wishing to claim indemnification under this Section 5.5, upon learning of any such claim, demand, action, suit or proceeding, shall notify Indemnitor thereof and provide Indemnitor the opportunity to undertake the defense of any such claim, demand, action, suit or proceeding, provided that the failure to so notify shall not affect the obligations of Indemnitor except to the extent such failure to notify prejudices Indemnitor. Indemnitor shall not, without the prior written consent of the Indemnitee, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnitee of an unconditional and irrevocable release from all liability in respect of such claim.

          (c) Indemnitor shall purchase and cause to be maintained in effect from the Effective Time to and including the fourth anniversary of the Effective Time, for the benefit of the directors and officers of the Company who are covered by directors and officers liability insurance policies maintained by the Company on the date of this Agreement, directors and officers liability insurance policies, covering matters arising out of or in connection with such individual's status as a director or officer of the Company at or prior to the Effective Time, providing at least the same or equivalent coverage as, and which contain terms and conditions that are not materially less advantageous to such directors and officers of the Company than, the directors' and officers' liability insurance policies maintained by the

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     Company, provided that in no event shall Indemnitor be required annually to pay more than 150% of the premium paid by the Company in fiscal year ended June 30, 1999.

          (d) The covenant set forth in this Section 5.5 is intended to be for the benefit of, and shall be enforceable by, the heirs, successors, assigns and administrators of each Indemnitee.

     SECTION 5.6 Employee Benefits. Survivor agrees to provide or cause to be provided to the current employees of the Company employee benefits (including, without limitation, health, life and disability insurance, retirement benefits and other employee benefits) that are no less favorable to those employees than those provided by either (a) the Company currently or (b) Survivor for its employees in similar positions, as those employee benefits may be provided generally from time to time, the choice of benefits described in clause (a) or those described in clause (b) to be in the sole discretion of the Surviving Corporation. Survivor agrees to provide or cause to be provided severance benefits, in accordance with the Separation Allowance Plan for Salaried Employees of The Standard Products Company and its Domestic Subsidiaries, as in effect on June 10, 1999, to any employee of the Company who is eligible for severance benefits, in accordance with the terms of such Severance Allowance Plan, on or prior to the first anniversary of the Effective Time. The Company agrees to adopt such amendments to the Company Plans as may be necessary to ensure that Company Plans cover only employees of the Company and its Subsidiaries following the consummation of the transactions contemplated by this Agreement.

     SECTION 5.7 State Takeover Laws. If any "fair price", "business combination", "moratorium" or "control share acquisition" statute or other similar statute or regulation, other than Section 1701.831 of the OGCL, shall become applicable to the transactions contemplated hereby, Survivor and the Company and their respective Boards of Directors shall use their commercially reasonable best efforts to grant or secure those approvals and take all actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     SECTION 5.8 Notification of Certain Matters. Survivor shall use its commercially reasonable best efforts to give prompt written notice to the Company, and the Company shall use its commercially reasonable best efforts to give prompt written notice to Survivor, of: (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which it is aware, that would reasonably be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (b) any failure of Survivor and the Merger Sub or the Company, as applicable, to comply in a timely manner with or to satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any change or event which would reasonably be likely to have a Material Adverse Effect on Survivor or the Company, as applicable, (d) any notice or other communication from any Person alleging that the consent of that Person is or may be required in connection with the transactions contemplated by this Agreement, (e) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, or (f) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against it, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, or Survivor or any of its Subsidiaries, as applicable, which relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

     SECTION 5.9 Designation of Directors. As soon as reasonably practicable after the Effective Time, the Board of Directors of Survivor shall adopt resolutions appointing Ronald L. Roudebush to the Board of Directors of Survivor to fill a vacancy in the class whose term expires in the year 2000 and, provided that Mr. Roudebush has not committed any acts of moral turpitude and continues to be a person of sound moral character and reputation, at the annual meeting of the shareholders of Survivor held in the year 2000, Survivor shall cause Ronald
L. Roudebush to be included in the slate of nominees recommended by the Board of Directors of Survivor to Survivor's shareholders for election as a director for a term expiring in the year 2003 or for such other term for which directors are required to be elected pursuant to Survivor's

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Certificate of Incorporation as then in effect (and, if that term ends earlier than 2003 then Survivor, subject to the immediately preceding proviso, agrees to cause the nomination of Mr. Roudebush to serve through 2003), and Survivor shall use its commercially reasonable best efforts to cause his election. Ronald L. Roudebush shall be entitled to serve until the expiration of that term and until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with Survivor's Certificate of Incorporation and By-laws.

     SECTION 5.10 Letters of Survivor's and the Company's Accountants. The Company shall use its commercially reasonable best efforts to cause to be delivered to Survivor, and Survivor shall use its commercially reasonable best efforts to cause to be delivered to the Company, "cold comfort" letters of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") from their respective independent accountants, one dated the date on which the Registration Statement shall become effective and one dated the Effective Time, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement; provided that the other party provides to the accountant of the party causing the cold comfort letter to be issued a letter with the information required by the AICPA Statement.

     SECTION 5.11 Affiliates. At least 40 days prior to the Effective Time, the Company shall deliver to Survivor a letter identifying all known Persons who may reasonably be deemed "affiliates" of the Company for the purposes of Rule 145 of the Securities Act. The Company shall use its commercially reasonable best efforts to obtain a written agreement from each Person who may be so deemed to be an affiliate of the Company, as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit A-1 hereto (the "Affiliate Letter").

     SECTION 5.12 Certificate of Company Chief Financial Officer.

     One Business Day prior to the Closing Date, the Company shall deliver to Survivor a Certificate of the Chief Financial Officer of the Company on behalf of the Company confirming the amounts of funded debt outstanding under the senior notes, credit agreements and purchase agreements listed in Section 2.4(c) under the Disclosure Schedule.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

          (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite vote of shareholders of the Company in accordance with applicable law and the Articles of Incorporation and Code of Regulations of the Company.

          (b) HSR and Other Approvals.

             (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (ii) All authorizations, consents, orders, declarations or approvals of or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Survivor (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (c) No Order. No action shall have been instituted, pending or threatened by any court or Governmental Entity having jurisdiction over the Company or Survivor, or any of their respective Subsidiaries seeking (i) to restrain, prohibit or otherwise interfere with the ownership or operation of the business of the Company or any of its Subsidiaries or to compel Survivor or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Survivor or any of its Subsidiaries; or (ii) to impose or confirm limitations on the ability of Survivor or any of its Subsidiaries effectively to exercise full rights of ownership of the Company; provided, however subject to the proviso set forth after clause
     (iv) of Section 5.4(a), that the party seeking to terminate this Agreement pursuant to this Section 6.1(c) shall have used its commercially reasonable best efforts to satisfy or respond to any information request by any Governmental Entity, including but not limited to responding to all such requests under Section 7A(e)(1) of the Clayton Act.

          (d) Registration Statement or Exemption. The Registration Statement must have become effective in accordance with the Securities Act. If the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Survivor or the Company, threatened by the SEC. All required Blue Sky Law authorizations must have been received by Survivor and the Company.

          (e) Listing on the NYSE. With respect to the Stock Election Merger, the Survivor Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (f) Share Issuance Cap. With respect to the Stock Election Merger, the number of shares of Survivor Common Stock to be delivered pursuant to
     Article I, after taking into account the information to be provided pursuant to Section 6.3(d), shall not, under any circumstance, exceed the Share Issuance Cap.

     SECTION 6.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and
     Warranties. Survivor and Merger Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and each of the representations and warranties of Survivor and Merger Sub contained in this Agreement shall be true and correct in all material respects (except for Section 3.2 and except to the extent qualified as to materiality (including a "Material Adverse Effect"), in which cases those representations and warranties shall be true and correct in all respects) on and as of the Effective Time as if made on and as of that date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of that certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Survivor by its Chairman of the Board of Directors, Chief Executive Officer, its President, its Chief Operating Officer, its Vice President or its Chief Financial Officer, and the President or Treasurer of Merger Sub, to that effect.

          (b) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the transactions contemplated hereby shall have been obtained and not subsequently revoked as of the Closing Date, other than such consents and waivers from third parties, that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Survivor or the Company.

          (c) Legal Opinion. With respect to the Stock Election Merger, the Company shall have received an opinion from its counsel, Baker & Hostetler LLP, dated as of the Closing Date, substantially to the effect that for federal income tax purposes (i) the Stock Election Merger will qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code, (ii) that no gain or loss will be recognized by the Company as a result of the Stock Election Merger, and (iii) no gain or loss will be recognized by a shareholder of the Company as a result of the Stock Election Merger except to the extent of cash received pursuant to the Stock Election Merger. In rendering its opinion, Baker & Hostetler LLP shall be entitled to rely upon usual and customary representations of shareholders and officers of the Company, Survivor and others.

          (d) Certificate to Funding. The Chief Financial Officer of Survivor shall have delivered a certificate on behalf of Survivor confirming that Survivor has sufficient funds available to deposit with the Exchange Agent to consummate the transaction pursuant to this Agreement, relying, in part, on the certificates provided pursuant to Sections 5.12 and 6.3(a).

     SECTION 6.3 Conditions to Obligation of Survivor and Merger Sub to Effect the Merger.

     The obligation of Survivor and Merger Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for Section 2.2 and except to the extent qualified as to materiality (including a "Material Adverse Effect"), in which cases those representations and warranties shall be true and correct in all respects) on and as of the Effective Time as if made on and as of that date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of that certain date), in each case except as contemplated or permitted by this Agreement, and Survivor shall have received a certificate signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Vice President or its Chief Financial Officer to that effect.

          (b) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the transactions contemplated hereby shall have been obtained and not subsequently revoked as of the Closing Date, other than such consents and waivers from third parties, that, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect on Survivor or the Company.

          (c) Legal Opinion. With respect to the Stock Election Merger, Survivor shall have received an opinion of its counsel, Jones, Day, Reavis & Pogue, dated as of the Closing Date, substantially to the effect that for federal income tax purposes (i) the Stock Election Merger will qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code and (ii) that no gain or loss will be recognized by the Company as a result of the Stock Election Merger. In rendering its opinion, Jones, Day, Reavis & Pogue shall be entitled to rely upon usual and customary representations of the officers of Survivor and the Company.

          (d) Secretary's Certificate. The Secretary of the Company shall have delivered a certificate on behalf of the Company certifying the number of Company Stock Options and Restricted Company Common Shares that remain outstanding at the Effective Time.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the shareholders of the Company of the matters presented in connection with the transactions contemplated hereby:

          (a) by mutual written consent of the Company and Survivor by action of their respective Board of Directors;

          (b) by action of the Board of Directors of either the Company or Survivor if the other party has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of that termination, which failure to comply has not been cured within five Business Days following receipt by that other party of written notice of that failure to comply; provided, however, that if that breach is curable by the breaching party through the exercise of the breaching party's commercially reasonably best efforts and for so long as the breaching party is using its commercially reasonable best efforts to cure that breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph unless that breach remains uncured for 30 calendar days following that written notice;

          (c) by action of the Board of Directors of either the Company or Survivor if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality (other than Sections 2.2 and 3.2) which has the effect of making that representation or warranty not true and correct in all material respects or
     (ii) a breach by the other party of any representation or warranty that is qualified as to materiality or Sections 2.2 or 3.2, in each case which breach has not been cured within five Business Days following receipt by the breaching party of written notice of the breach; provided, however, that if that breach is curable by the breaching party through the exercise of the breaching party's commercially reasonable best efforts and for so long as the breaching party shall be so using its commercially reasonable best efforts to cure that breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph unless that breach remains uncured for 30 calendar days following that written notice;

          (d) by action of the Board of Directors of either the Company or Survivor, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Survivor or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable (provided that any judgment, injunction, order or decree other than a temporary restraining order shall be deemed to have become final and non-appealable thirty days following the entry thereof);

          (e) by action of the Board of Directors of either the Company or Survivor, if the Merger has not been effected on or prior to the close of business on February 26, 2000 (the "Termination Date"); provided, however, that if a breach is being cured under Sections 7.1(b) or (c), the Termination Date shall be extended for five (5) Business Days after the end of such cure period, and provided further that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the Termination Date;

          (f) by action of the Board of Directors of either the Company or Survivor if the approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the shareholders of the Company or at any adjournment thereof; provided that the Company shall not have any such right if Survivor has a right to terminate this Agreement pursuant to Section 7.1(g) or (h);

          (g) by Survivor, if the Board of Directors of the Company determines not to call or hold the Company Shareholders' Meeting as provided in
     Section 5.1;

          (h) by Survivor, if prior to the Company Shareholder Meeting, the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Survivor their approval or recommendation of this Agreement;

          (i) by the Company, upon payment to Survivor of the amounts referred to in Section 7.2(b), if prior to the Company Shareholder Meeting, the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Survivor their approval or recommendation of this Agreement or the Merger in order to permit the Company to execute a definitive agreement in connection with a Company Superior Proposal; or

          (j) by the Company if Survivor fails to obtain the financing contemplated by Section 3.21 of the Agreement.

     The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2.

     SECTION 7.2 Fees and Expenses; Fees on Termination.

          (a) Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement have been consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that each party shall bear one half of the cost of the printing and mailing of the Registration Statement and the Proxy Statement and all SEC, HSR and other regulatory filing fees.

          (b) The Company agrees to pay Survivor in immediately available funds by wire transfer an amount equal to the Termination Fee (as defined in Section 7.2(d)) (x) promptly, but in no event later than two Business Days, after the termination of this Agreement as a result of the occurrence of any of the events in (A) Section 7.1(g) or (B) Section 7.1(h); provided, however, that the Company shall not be obligated to pay such amount if, immediately prior to the time such amount would otherwise be payable, the condition set forth in Section 6.2(a) shall not have been satisfied or (y) promptly, but in no event later than two Business Days, after the termination of this Agreement as a result of the occurrence of any of the events set forth in Section 7.1(i). (c) Survivor agrees to pay to the Company in immediately available funds by wire transfer an amount equal to the Termination Fee promptly, but in no event later than two Business Days, after the termination of this Agreement as a result of the occurrence of any of the events set forth in Section 7.1(j); provided, however, that Survivor shall not be obligated to pay such amount if, immediately prior to the time such amount would otherwise be payable, the condition set forth in
     Section 6.3(a) shall not have been satisfied.

          (d) For purposes of this Agreement, the term "Termination Fee" shall mean Twenty Three Million Dollars ($23,000,000.00).

     SECTION 7.3 Effect of Termination. In the event of termination of this Agreement by either Survivor or the Company, as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Survivor, Merger Sub or their respective officers or directors (except for Section 7.2), and the provisions of Article VIII and the obligations of the parties under the Confidentiality Agreement shall survive such termination; provided, however, that in the event of a termination in which no payment is made under Section 7.2(b) or (c) nothing contained in this Section
7.3 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     SECTION 7.4 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters considered in connection with the Merger by the shareholders of the Company, but, after that approval, no amendment shall be made that by law requires further approval by those shareholders without that further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.5 Waiver. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of that party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations, Warranties and Agreements.

     The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as applicable, except that the agreements set forth in Article I, Article IA,
Section 5.5, Section 5.6, and Section 5.9, this Article VIII and the Confidentiality Agreement shall survive the Effective Time, and those set forth in Section 7.2, this Article VIII and the Confidentiality Agreement shall survive termination.

     SECTION 8.2 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile, or registered or certified mail, postage prepaid, addressed as follows, or to another address or facsimile number as shall be furnished in writing by the intended recipient:

     (a) to the Company:

         The Standard Products Company
         2401 S. Gulley Road
         Dearborn, Michigan 48124
         Attention: Ronald L. Roudebush
         Facsimile Number: (313)791-3140

         with a copy to:

         Baker & Hostetler LLP
         3200 National City Center
         1900 East 9th Street
         Cleveland, Ohio 44114-3485
         Attention: R. Steven Kestner
         Facsimile Number: (216) 696-0740

     (b) if to Survivor or Merger Sub:

         Cooper Tire & Rubber Company
         701 Lima Avenue
         Findlay, Ohio 45840
         Attention: Thomas A. Dattilo
         Facsimile Number: (419) 420-6052
         with a copy to:

         Jones, Day, Reavis & Pogue
         North Point, 901 Lakeside Avenue
         Cleveland, Ohio 44114
         Attention: Sanjiv K. Kapur
         Facsimile Number: (216) 579-0212

     Any party hereto may change its facsimile number or address for notices under this Agreement at any time by giving the other party hereto written notice of that change.

     SECTION 8.3 Interpretation. (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Disclosure Schedule) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement, and all Schedule references are to the Disclosure Schedule, unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement mean "including, without limitation", unless otherwise specified, and (iv) the word "or" shall be interpreted to include one or more of the specified alternatives.

        (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     SECTION 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when each of the parties has signed and delivered to the other party one or more counterparts.

     SECTION 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Schedules of the Disclosure Schedule referred to herein, and the Confidentiality Agreement, taken together, constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Except as provided in Section 5.5(d), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereby consents to the jurisdiction of the United States District Court for the Northern District of Ohio for the resolution of any and all litigated matters related to this Agreement. Each of Survivor, Merger Sub and the Company hereby waives all defenses of improper venue with respect to any action, suit, or proceeding brought in the United States District Court for the Northern District of Ohio and arising under this Agreement.

     SECTION 8.7 Assignment. No party may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the other parties.

     SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     SECTION 8.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with Section 8.6, that remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably waives right to trial by jury.

     SECTION 8.10 Litigation Costs. In the event it becomes necessary for either party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with that litigation.

     IN WITNESS WHEREOF, Survivor, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                          COOPER TIRE & RUBBER COMPANY

                                          By: /s/ Patrick W. Rooney
                                            ------------------------------------
                                              Name: Patrick W. Rooney
                                              Title: Chairman & CEO

                                          By: /s/ Thomas A. Dattilo
                                            ------------------------------------
                                              Name: Thomas A. Dattilo
                                              Title: President & COO

                                          CTB ACQUISITION COMPANY

                                          By: /s/ Thomas A. Dattilo
                                            ------------------------------------
                                              Name: Thomas A. Dattilo
                                              Title: President

                                          By: /s/ Kathleen L. Diller
                                            ------------------------------------
                                              Name: Kathleen L. Diller
                                              Title: Assistant Secretary

                                          THE STANDARD PRODUCTS COMPANY

                                          By: /s/ Ronald L. Roudebush
                                            ------------------------------------
                                              Name: Ronald L. Roudebush
                                              Title: Vice Chairman and
                                                     Chief Executive Officer

                                          By: /s/ Richard N. Jacobson
                                            ------------------------------------
                                              Name: Richard N. Jacobson
                                              Title: General Counsel and
                                                     Secretary

                                 APPENDIX B

[J.P. MORGAN LETTERHEAD]
J.P. Morgan Securities Inc.

60 Wall Street
New York, NY
10260-0060

July 27, 1999

Board of Directors
The Standard Products Company
2401 South Gulley Road
Dearborn, Michigan 48124

Attention: James S. Reid, Jr.
           Chairman of the Board of Directors

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of The Standard Products Company (the "Company") of the consideration to be paid to them in connection with the proposed Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of July 27, 1999 (the "Agreement"), by and among Cooper Tire & Rubber (the "Buyer"), CTB Acquisition Company, a wholly owned subsidiary of the Buyer ("Merger Sub"), and the Company. As more fully set forth in the Agreement, if the Mean Closing Date Price (as defined in the Agreement) of the Buyer's Common Stock, par value $1.00 per share (the "Buyer Common Stock"), on the New York Stock Exchange is equal to or greater than $18.00 (the "Threshold Price"), the Company will be merged with and into the Buyer (the "Stock Election Merger"), the separate corporate existence of the Company will cease, and each Common Share, $1.00 par value per share (the "Company Common Shares"), of the Company issued and outstanding immediately prior to the effective time of the Stock Election Merger shall be converted, at the option of the holder thereof, into the right to receive $36.50 in cash or that number of shares of Common Stock, par value $1.00 per share (the "Buyer Common Stock"), of the Buyer as calculated pursuant to a formula contained in the Agreement, or a combination of cash and shares of the Buyer Common Stock. If the Mean Closing Date Price of the Buyer Common Stock is less than the Threshold Price, Merger Sub will be merged with and into the Company (the "Alternative Merger" and, together with the Stock Election Merger, the "Merger"), the Company shall continue as the surviving corporation, and each Company Common Share issued and outstanding immediately prior to the effective time of the Alternative Merger shall be converted into the right to receive $36.50 in cash. This opinion confirms the oral opinion that we delivered to the Board of Directors of the Company on July 26, 1999.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and the Buyer and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company and the Buyer; (v) the audited financial statements of the Company for the fiscal year ended June 30, 1998 and the audited financial statements of the Buyer for the fiscal year ended December 31, 1998, and the unaudited financial statements of the Company and of the Buyer for the period ended March 31, 1999; (vi) certain internal financial analyses and forecasts prepared by the Company and the Buyer and their respective managements; and
(vii) the terms of other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the management of the Company and the Buyer with respect to certain aspects of the Merger, the past and current business operations of the Company and the Buyer, the financial condition and future

[J.P. MORGAN LETTERHEAD]

prospects and operations of the Company and the Buyer, the effects of the Merger on the financial condition and future prospects of the Company and the Buyer, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Buyer or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Buyer to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company Common Shares or the Buyer Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Merger and have received a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company's stockholders in the proposed Merger is fair, from a financial point of view, to such stockholders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ FRANCIS P. CARR
    --------------------------------------------------------
    Name: Francis P. Carr
    Title: Managing Director

                                     APPENDIX C

                             Acquiring Person Statement

                            COOPER TIRE & RUBBER COMPANY
                             ACQUIRING PERSON STATEMENT

     The identity of the Acquiring Person is Cooper Tire & Rubber Company ("Cooper").

     This statement is given pursuant to ORC Section 1701.831(B).

     Cooper owns no shares of The Standard Products Company ("Standard") Common Stock.

     If the proposed Merger is consummated, Cooper will acquire 100% of the voting power of Standard.

     Cooper proposes to acquire Standard in a merger transaction pursuant to and in accordance with the provisions of ORC Section 1701.79 and the Agreement and Plan of Merger by and among Cooper Tire & Rubber Company, CTB Acquisition Company and The Standard Products Company (the "Merger Agreement"). The Merger Agreement is incorporated into this Acquiring Person Statement as if fully restated herein.

     Based upon the representations, warranties and covenants of Standard in the Merger Agreement, the proposed control share acquisition, if consummated, will not be contrary to law, and Cooper has the financial capacity to make the proposed control share acquisition.

                                   APPENDIX D

                          Dissenters' Appraisal Rights

        Ohio Revised Code Sec. 1701.85 -- Procedure in case of dissents.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of Cooper's Bylaws, as amended, provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Cooper or is or was serving at the request of Cooper as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Cooper, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Cooper to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Cooper to provide broader indemnification rights than the DGCL permitted Cooper to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Cooper shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in Cooper's Bylaws is a contract right and includes the right to be paid by Cooper the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to Cooper of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise. Cooper may, by action of its board of directors, provide indemnification to employees and agents of Cooper with the same scope and effect as the foregoing indemnification of directors and officers.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VII of Cooper's Bylaws is not exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, Cooper's Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     The Bylaws further provide that Cooper may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Cooper or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Cooper would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Subsection (a) of the Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court deems proper.

     Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that any indemnification under subsections (a) and
(b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Cooper's Restated Certificate of Incorporation further provides that a director's liability to Cooper for breach of duty to Cooper or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended; provided, however, this provision does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision became effective. The Restated Certificate further provides that any repeal or modification of this provision which has the effect of increasing the liability of a director to Cooper or its stockholders will be prospective only and will not adversely affect the rights and immunities of a director existing at the time of such repeal or modification.

                            ------------------------

     Cooper also maintains directors' and officers' liability insurance, pursuant to which the directors and officers of Cooper are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) The following Exhibits are filed herewith and made a part hereof:

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
(2)        Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, CTB Acquisition
           Company and The Standard Products Company, included as
           Appendix A to the accompanying proxy
           statement -- prospectus.
(3)        Certificate of Incorporation and Bylaws.
           (i)  Certificate of Incorporation, as restated and filed
                with the Secretary of State of Delaware on May 17, 1993,
                incorporated by reference from Exhibit 3(i) of Cooper's
                Form 10-Q for the quarter ended June 30, 1993.
                Certificate of Correction of Restated Certificate of
                Incorporation as filed with the Secretary of State of
                Delaware on November 24, 1998, incorporated by
                reference from Exhibit 3(i) of Cooper's Form 10-K for
                the year ended December 31, 1998.
           (ii) Bylaws, as amended May 5, 1987, incorporated by
                reference from Exhibit 19 of Cooper's Form 10-Q for the
                quarter ended June 30, 1987.
(4)        Amended and Restated Rights Agreement, dated May 11, 1998, between Cooper and The Fifth Third Bank as Rights Agent,
           incorporated by reference from Exhibit 4 to Cooper's Current
           Report on Form 8-K dated May 15, 1998.
(5)        Opinion of Richard D. Teeple as to the validity of the
           securities offered.
(8)        (i)  Opinion of Jones, Day, Reavis & Pogue regarding certain tax consequences relating to the merger.
           (ii) Opinion of Baker & Hostetler LLP regarding certain tax consequences relating to the merger.
(12)       Computation of Ratios of Earnings to Fixed Charges.
           (i)  The Standard Products Company -- 5-Year Historical.
           (ii) Cooper Tire & Rubber Company -- 5-Year
                Historical -- June 30, 1999 and 1998.
           (iii)Pro Forma Combined -- Twelve months ended December
                31, 1998 and six months ended June 30, 1999.
(23)       (i)  Consent of Ernst & Young LLP.
           (ii) Consent of Arthur Andersen LLP.
           (iii) Consent of Jones, Day, Reavis & Pogue (included in
                 Exhibit 8(i)).
           (iv) Consent of Richard D. Teeple (included in Exhibit (5)).
           (v)  Consent of Baker & Hostetler LLP (included in Exhibit
                8(ii)).
           (vi) Consent of J.P. Morgan Securities Inc.
(24)       Power of Attorney.
(99)       (i)  Form of The Standard Products Company Proxy and
                Certification Regarding Interested Shares.
           (ii) Form of Election Form and Letter of Transmittal.

           (b)  Financial Statement Schedules.

           None.

     All other financial statement schedules are omitted because they are either not applicable or the required information is included in the financial statements or notes thereto appearing elsewhere in this registration statement.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     (8) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (9) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cooper has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on September 3, 1999.

                                          COOPER TIRE & RUBBER COMPANY
                                          By: /s/ RICHARD D. TEEPLE
                                            ------------------------------------
                                              Richard D. Teeple
                                              Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                         DATE
            ---------                               -----                         ----
                *                     Chairman of the Board, Chief          September 3, 1999
----------------------------------    Executive Officer and Director
        Patrick W. Rooney             (Principal Executive Officer)

                *                     Vice President and Chief Financial    September 3, 1999
----------------------------------    Officer (Principal Financial
         Philip G. Weaver             Officer)

                *                     Corporate Controller (Principal       September 3, 1999
----------------------------------    Accounting Officer)
         Eileen B. White

                *                     President, Chief Operating Officer    September 3, 1999
----------------------------------    and Director
        Thomas A. Dattilo

                *                     Vice President and Director           September 3, 1999
----------------------------------
            John Fahl

                *                     Director                              September 3, 1999
----------------------------------
        Arthur H. Aronson

                *                     Director                              September 3, 1999
----------------------------------
         Edsel D. Dunford

                *                     Director                              September 3, 1999
----------------------------------
          Dennis Gormley

                                      Director                              September 3, 1999
----------------------------------
          John F. Meier

                *                     Director                              September 3, 1999
----------------------------------
          Byron O. Pond

                *                     Director                              September 3, 1999
----------------------------------
          Deborah Fretz

                *                     Director                              September 3, 1999
----------------------------------
            John Shuey

---------------

* The undersigned, pursuant to a Power of Attorney executed by a majority of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

September 3, 1999
By /s/ RICHARD D. TEEPLE
   -------------------------------------------------------
Richard D. Teeple, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
(2)        Agreement and Plan of Merger, dated as of July 27, 1999 by and among Cooper Tire & Rubber Company, CTB Acquisition
           Company and The Standard Products Company, included as
           Appendix A to the accompanying proxy
           statement -- prospectus.
(3)        Certificate of Incorporation and Bylaws.
           (i)  Certificate of Incorporation, as restated and filed
           with the Secretary of State of Delaware on May 17, 1993,
                incorporated by reference from Exhibit 3(i) of Cooper's
                Form 10-Q for the quarter ended June 30, 1993.
           Certificate of Correction of Restated Certificate of
           Incorporation as filed with the Secretary of State of
                Delaware on November 24, 1998, incorporated by
                reference from Exhibit 3(i) of Cooper's Form 10-K for
                the year ended December 31, 1998.
           (ii) Bylaws, as amended May 5, 1987, incorporated by
           reference from Exhibit 19 of Cooper's Form 10-Q for the
                quarter ended June 30, 1987.
(4)        Amended and Restated Rights Agreement, dated May 11, 1998, between Cooper and The Fifth Third Bank as Rights Agent,
           incorporated by reference from Exhibit 4 to Cooper's Current
           Report on Form 8-K dated May 15, 1998.
(5)        Opinion of Richard D. Teeple as to the validity of the
           securities offered.
(8)        (i)  Opinion of Jones, Day, Reavis & Pogue regarding certain tax consequences relating to the merger.
           (ii) Opinion of Baker & Hostetler LLP regarding certain tax consequences relating to the merger.
(12)       Computation of Ratios of Earnings to Fixed Charges.
           (i)  The Standard Products Company -- 5-Year Historical.
           (ii) Cooper Tire & Rubber Company -- 5-Year
                Historical -- June 30, 1999 and 1998.
           (iii)  Pro Forma Combined -- Twelve months ended December
           31, 1998 and six months ended June 30, 1999.
(23)       (i)  Consent of Ernst & Young LLP.
           (ii) Consent of Arthur Andersen LLP.
           (iii) Consent of Jones, Day, Reavis & Pogue (included in
                 Exhibit 8(i)).
           (iv) Consent of Richard D. Teeple (included in Exhibit (5)).
           (v)  Consent of Baker & Hostetler LLP (included in Exhibit
                8(ii)).
           (vi) Consent of J.P. Morgan Securities Inc.
(24)       Power of Attorney.
(99)       (i)  Form of The Standard Products Company Proxy and
           Certification Regarding Interested Shares.
           (ii) Form of Election Form and Letter of Transmittal.